As filed with the Securities and Exchange Commission on July 2, 2018

Registration No. 333-222722

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

PRE-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commonwealth Annuity and Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	6311	04-6145677
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification Number)

20 Guest Street

Brighton, MA 02135

(508) 460-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Sarah M. Patterson	Copy to:
Senior Vice President, Associate General Counsel, and Assistant	Stephen E. Roth, Esq.
Secretary	Dodie C. Kent, Esq.
Commonwealth Annuity and Life Insurance Company	Eversheds Sutherland (US) LLP
20 Guest Street	700 Sixth Street, NW
Brighton, MA 02135	Washington, DC 20001
(860) 325-1538
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting	Smaller reporting company	☐
company) ☒

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Individual Contingent Deferred Annuity Contracts	$500,000,000	N/A	$500,000,000	(1)	$62,250	(2)

(1)   The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

(2)   No registration fee is due in connection with this pre-effective amendment no. 1. The registration fee, in the amount of $62,250 for $500,000,000 units of interest, was previously paid with the initial filing of this registration statement on January 26, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated July 2, 2018

[             ]®

Individual Contingent Deferred Annuity Contract

Issued by

Commonwealth Annuity and Life Insurance Company

_____________, 2018

Home Office	Service Center
20 Guest Street	[ ]
Brighton, MA 02135	[ ]
(860) 325-1538	[ ]

This prospectus describes [             ]® (the “Contract”), an individual contingent deferred annuity contract issued by Commonwealth Annuity and Life Insurance Company. Currently, the Contract is offered to investors who have engaged certain registered investment advisors (“Financial Intermediaries”) to provide advice on the management of their investment accounts (“Accounts”). Contracts may be sold to individuals and eligible trusts, and may be related to “Qualified” (IRA and Roth IRA) and “Non-Qualified” Accounts. An investor who purchases the Contract is referred to herein as a “Contract Owner.”

In order for the Contract to remain in effect, the Contract Owner’s Account must adhere to investment restrictions (the “Investment Restrictions”). Under the Investment Restrictions, the Account to which the Contract relates must be invested exclusively in shares of mutual funds or exchange traded funds in accordance with an eligible weighted asset allocation model. The Contract permits a certain level of model customization. Eligible asset allocation models are referred to herein as “Covered Models.” While the Contract remains in effect, the assets in the Contract Owner’s Account are deemed to be “Covered Assets.”

The list of Covered Models that are eligible for investment under the Investment Restrictions is subject to change. The Covered Models that are currently eligible for investment under the Investment Restrictions are included in the most recent “Financial Intermediary Prospectus Supplements” to this prospectus. You should review the Financial Intermediary Prospectus Supplement that applies to your Financial Intermediary. You may also visit www.[         ].com or contact your Financial Intermediary for the current list of Covered Models, as well as other information about the Investment Restrictions. We may change the Covered Models that are eligible for investment by publishing new Financial Intermediary Prospectus Supplements. New Financial Intermediary Prospectus Supplements are applicable to both prospective purchasers and existing owners of the Contract.

Subject to certain conditions, in exchange for fees under the Contract that are accrued on each “Calendar Day” and due quarterly, the Contract provides for a guaranteed level of annual income for the life of a designated person (a “Covered Life”), regardless of how long the Covered Life lives or the market performance of the Covered Assets. Certain Contract Owners may elect to have the Contract cover two Covered Lives. The guaranteed income payments are contingent because they will not begin until the “Insured Event” occurs. The Insured Event will not occur unless, among other requirements, your Covered Assets fall below $2,500 for a reason other than an “Excess Withdrawal.” The Insured Event may never occur.

The Contract also has an “Annuitization Option” that, if exercised by the Contract Owner, provides an annuitized payout stream in the form of a single premium immediate annuity for the lifetime of an annuitant or joint annuitants.

Important considerations related to the Contract:

•                  The guaranteed income payments may never begin because they are contingent on certain Contract requirements. The chances of triggering the guaranteed income payments may be minimal.

•                  Your accrued Contract fees will be automatically withdrawn from your Account on each due date. Each such withdrawal is a “Contract Fee Withdrawal.”

•                  All withdrawals from your Account are withdrawals of your own money. They are not payments by the Company. This applies even during the “Income Phase” of the Contract, during which a certain amount of withdrawals may be taken without negatively affecting your Contract.

•                  Excess Withdrawals reduce your potential guaranteed income payments and reduce the amount of withdrawals that you may take during the Income Phase without negatively affecting your Contract. These reductions may be substantial. Excess Withdrawals may also result in the termination of your Contract.

•                  Except for Contract Fee Withdrawals, all withdrawals taken during the Accumulation Phase will be treated as Excess Withdrawals, including any required minimum distributions for a Qualified Account.

•                  Your Contract will be terminated if, during the Accumulation Phase or the Income Phase, your Covered Asset Value declines below $2,500 as a result of an Excess Withdrawal.

•                  Failure to adhere to the Investment Restrictions will result in the Contract being terminated and no payments of any kind will be made under the Contract.

•                  The Company seeks to mitigate its risks associated with making guaranteed income payments when selecting Covered Models and setting Contract fees. Asset allocation models with higher investment risks (and perhaps higher potential returns) may not be designated as Covered Models or may be subject to higher Contract fees.

•                  The Company reserves the right to permit future deposits into your Account only during your first year of owning the Contract. The Company also reserves the right to limit your aggregate future deposits to 150% of the amount in your Account on the first day that your Contract is in effect. The Company will provide thirty (30) days’ written notice prior to exercising either of these rights. If the Company exercises these rights, you may not be able to increase your potential guaranteed income payments or the amount of withdrawals that may be taken during the Income Phase without negatively affecting your Contract. The Company will terminate your Contract if you make an impermissible deposit and then fail to take the affirmative actions necessary to maintain the Contract.

•                  You must engage a Financial Intermediary that is compatible with the Contract at all times while your Contract is in the Accumulation Phase or the Income Phase. In addition, the assets in your Account must be held by a certain custodian depending on your Financial Intermediary. There are circumstances under which an existing Contract Owner may be required to engage a new Financial Intermediary or move his or her Account to a new custodian in order to maintain the Contract. Failing to satisfy these requirements may result in the termination of the Contract. Failing to satisfy these requirements may result in the termination of the Contract.

•                  The Contract is a complex insurance product. A potential investor should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is an appropriate investment based on his or her financial situation and objectives.

•                  The Company’s payment obligations under the Contract are subject to the Company’s financial strength and claims-paying ability.

•                  You may terminate the Contract at any time by providing written notice to the Company; however, the Company will not return your previously-paid Contract fees unless you cancel the Contract during the “Free Look Period.”

•                  This prospectus describes all material rights and obligations of Contract Owners under the Contract.

Other important risks that you will assume by purchasing and owning the Contract are discussed under “Risk Factors” beginning on page [ ].

The Contract has no cash value, surrender value, or death benefit. Interests in the Contract may not be transferred, sold, assigned, pledged, charged, securitized, encumbered, or alienated in any way.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by us as insurance agents and that have selling agreements with Global Atlantic Distributors LLC (“GAD”), the principal underwriter for the Contracts. GAD may sell the Contracts through affiliated and unaffiliated broker-dealers. GAD will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.

This prospectus provides important information that a prospective purchaser of the Contract should know before investing. Please retain this prospectus and all future supplements hereto for future reference. The Contract is novel and innovative. While the Internal Revenue Service (the “IRS”) may be considering tax issues associated with products similar to the Contract, the tax consequences of the Contract have not been addressed in published legal authorities to date. You should therefore consult a tax advisor before purchasing the Contract.

The Contract is:	NOT a bank deposit
NOT FDIC insured
NOT insured or endorsed by a bank of any government agency
NOT available in every state

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

This section provides a basic overview of the Contract. You should fully read and understand the entire prospectus, including the section “Risk Factors,” as well as the Contract itself, before deciding to purchase the Contract or to retain the Contract beyond the “Free Look Period” described below.

Preliminary Note Regarding Terms Used in this Prospectus

Specialized terms used in this prospectus have specific and important meanings. Often, the meanings of specialized terms are explained the first time that they are used herein. You may also find the definitions for all specialized terms in the section titled “Definitions.”

As you read this prospectus, please be aware:

•                  “We,” “us,” “our,” “Commonwealth Annuity,” and the “Company” all refer to Commonwealth Annuity and Life Insurance Company.

•                  The “Contract” is the [             ]®, an individual contingent deferred annuity contract issued by Commonwealth Annuity and described in this prospectus.

•                  “Contract Owner” refers to the owner of the Contract.

•                  “You” and “your” refer to the Contract Owner or a potential purchaser of the Contract, as the context requires.

•                  “Financial Intermediary” refers to the registered investment advisor that you have engaged to provide advice on the management of your Account.

•                  “Custodian” refers to the entity that holds and safeguards the assets in your Account. Your Custodian also provides various services related to your Account (e.g., administration, transaction settlement, distribution and interest collection).

•                  “Covered Model” refers to any asset allocation model that you may select for investment under the Contract.

•                  “Model Provider” refers to the service provider to your Financial Intermediary that provides the asset management platform necessary for you to select, and invest in accordance with, a Covered Model. Your Model Provider may also provide asset management services on behalf of your Account such as automatic asset rebalancing and realignment.

•                  “Model Strategist” refers to the registered investment adviser responsible for the design of a particular Covered Model.

Who may become a Contract Owner?

You may apply for the Contract if you have an Account and have engaged a Financial Intermediary through whom the Contract is currently made available. Please note:

•                  The Contract is not made available through all Financial Intermediaries.

•                  In order to purchase the Contract, the Custodian for your Account must be the approved Custodian for your Financial Intermediary. In addition to the custodial services performed for your Account, your Custodian will remit Contract Fees to us when they are due and will provide us with the information and data necessary for us to monitor the composition and activity of your Account at all times.

•                  In order to comply with the Investment Restrictions, your Account must be invested in accordance with the Covered Model that you select for investment. The Covered Models that you may select for investment are made available through the approved Model Provider(s) for your Financial Intermediary. Your Model Provider will inform us about the Covered Model that you have selected for investment.

•                  For the approved Custodian and approved Model Provider(s) for your Financial Intermediary, you should refer to the Financial Intermediary Prospectus Supplement in effect for your Financial Intermediary. See “What are the Financial Intermediary Prospectus Supplements?” below or “Financial Intermediary Prospectus Supplements” later in this prospectus for additional information.

•                  You will not be able to purchase the Contract unless you authorize your Account to be automatically rebalanced and realigned from time to time by your Financial Intermediary or your Model Provider, as described in this prospectus. If your Model Provider provides such services, we will require that your Model Provider be authorized to perform those transactions on behalf of your Account.

•                  It is possible for an existing Contract Owner to change his or her Financial Intermediary and continue to maintain the Contract. However, you must engage a Financial Intermediary that is compatible with the Contract for so long as your Contract is in the Accumulation Phase or the Income Phase. The Contract is compatible with the Financial Intermediaries listed in Appendix C, which we may update from time to time. In addition, your Account must always be with the approved Custodian for your Financial Intermediary. There are circumstances under which an existing Contract Owner may be required to engage a new Financial Intermediary and/or move his or her Account to a new Custodian in order to maintain the Contract. See “Financial Intermediary, Custodian, Model Provider, Model Strategist” under “Purchasing the Contract.”

In addition, to purchase a Contract, the following eligibility requirements must be satisfied:

•                  The Contract Owner must be an individual or an eligible trust.

•                  The Account related to the Contract must be a Qualified (IRA or Roth IRA) or Non-Qualified Account.

•                  At the time of purchase, the Covered Life must be at least 50 and no older than 85 years of age.

•                  The Contract Owner must have at least $25,000 in the Account at the time of purchase, but no more than $1,000,000 without our prior approval.

A Contract may be issued only in connection with a single Account. A person with multiple Accounts may purchase multiple Contracts. However, if you purchase multiple Contracts, certain limitations will apply in the aggregate across all of your Contracts as described herein.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have entered into selling agreements with GAD, the principal underwriter for the Contracts.

For additional information about who may become a Contract Owner, see “Purchasing the Contract” and “Contract Eligibility and Ownership.”

How may the Contract be owned?

The Contract may be owned in the following ways:

(1)         By an individual, who must also be the Covered Life under the Contract as of the “Contract Date” (i.e., the date the Contract is issued);

(2)         By an individual and his or her Spouse, one of whom being the Covered Life under the Contract as of the Contract Date;

(3)         By an eligible trust, which must designate an eligible individual as the Covered Life under the Contract as of the Contract Date; or

(4)         By a Qualified Account holding assets on behalf of a Covered Life.

Note related to the Annuitization Option. On the Contract Date, the “Annuitant” for purposes of the Annuitization Option will be named. The Annuitant is the person on whose life annuity payments under the single premium immediate annuity that is issued if the Contract Owner elects to exercise the Annuitization Option will be based.

•                  For (1) above, the Annuitant will be the Contract Owner.

•                  For (2) above, the Annuitant will be the primary Contract Owner (as indicated on the application for the Contract).

•                  For (3) and (4) above, the Annuitant will be the Covered Life.

The Annuitant cannot be changed. However, under certain circumstances the Annuitant’s Spouse may or will be added as a “Joint Annuitant” when (and if) the Annuitization Option is exercised. See “What is the Annuitization Option?” below or “The Annuitization Option” later in this prospectus.

All Contracts are issued as “single-life” Contracts, which means that each Contract has only one Covered Life on the Contract Date. At certain points in time, a Contract Owner may elect “joint-life” coverage for the Covered Life and the Covered Life’s Spouse, subject to certain restrictions, in which case the Contract would have two Covered Lives. The Covered Life (or Covered Lives) generally cannot be changed.

See “Contract Eligibility and Ownership” for additional information.

What protections does the Contract provide?

The Contract is designed to provide three basic protections to Contract Owners. The Contract’s guarantee, if triggered, will provide a level of protection from:

•                  Longevity risk, which is the risk that you will outlive the assets in your Account; and

•                  Income volatility risk, which is the risk of downward fluctuations in your retirement income due to sub-par or poor market performance.

The Contract does not guarantee that the assets in your Account will grow or not decline in value. Instead, the Contract guarantees that you (assuming that you are the Covered Life) will receive a guaranteed level of annual income for life regardless of how long you live or the market performance of the assets in your Account, but only if certain conditions under the Contract are met.

It is important for you to understand that while the preservation of capital may be one of your financial goals, the achievement of that goal is not guaranteed by the Contract.

See “What is the Contract’s guarantee?” below and “The Contract” later in this prospectus for additional information.

What is the Contract’s guarantee?

If and when the “Insured Event” occurs, you will be entitled to payments from us for the rest your life (assuming that you are the Covered Life). These payments are referred to as “Guaranteed Benefit Payments.” Guaranteed Benefit Payments are paid from our general account, not your Account.

The Insured Event occurs when your Covered Asset Value (i.e., the aggregate dollar value of your Covered Assets on the Contract Date or at the end of any Valuation Date) is reduced below $2,500 for a reason other than an “Excess Withdrawal” and several other requirements under the Contract are met. See “The Benefit Phase – The Insured Event” for a full list of the requirements related to the occurrence of the Insured Event.

Once the Insured Event occurs, if ever, the amount of the Guaranteed Benefit Payments that you receive will not increase or decrease. Prior to the Insured Event, the amount of your potential future Guaranteed Benefit Payments may increase or decrease under particular circumstances. Excess Withdrawals, which are discussed below, will reduce (perhaps significantly) your future Guaranteed Benefit Payments and may cause your Contract to be terminated entirely.

See “The Benefit Phase” for additional information.

How does the Contract work?

The Contract has three phases: (1) the “Accumulation Phase,” (2) the “Income Phase,” and (3) the “Benefit Phase.” Each phase has distinct characteristics. There are circumstances under which your Contract may enter the Benefit Phase directly from the Accumulation Phase, thereby skipping the Income Phase. Guaranteed Benefit Payments are paid, if at all, during the Benefit Phase.

Accumulation Phase –

•                  The Accumulation Phase is the Contract phase during which you may increase the potential future benefits of your Contract through both “Subsequent Contributions” and “Automatic Resets.” Your potential future benefits increase when you increase your “Coverage Base.”

Relationship between the Coverage Base and your Contract benefits. Your Coverage Base is one component of how we calculate your “Coverage Amount” – the annual dollar value of your potential future Guaranteed Benefit Payments (as well as the annual amount of “Covered Amount Withdrawals” that you may take during the Income Phase). We calculate your Coverage Amount at the end of the Accumulation Phase.

•                  The Accumulation Phase begins on the Contract Date (i.e., the date you purchase your Contract).

•                  On the Contract Date, your Coverage Base will equal your Covered Asset Value.

•                  You may make Subsequent Contributions (i.e., additional deposits into your Account) during the Accumulation Phase (as well as the Income Phase), subject to our reserved rights. Each time you make a Subsequent Contribution to your Account, your Coverage Base is immediately increased dollar-for-dollar by the increase to your Covered Asset Value, subject to the “Coverage Base Cap.” The Coverage Base Cap is $5,000,000.

Reserved rights related to Subsequent Contributions. We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your “Initial Contribution.” We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ prior written notice. Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000.

If we limit your ability to make Subsequent Contributions, your ability to increase your Coverage Base through Subsequent Contributions during the Accumulation Phase will be limited. If you are prevented from making Subsequent Contributions, your Coverage Base may increase during the Accumulation Phase only through Automatic Resets.

We will terminate your Contract if you make an impermissible Subsequent Contribution and then fail to take the affirmative actions necessary to maintain your Contract.

•                  On each “Contract Anniversary” during the Accumulation Phase until (but not including) your twenty-first (21st) Contract Anniversary, your Coverage Base may increase as a result of an Automatic Reset. If your Covered Asset Value exceeds your Coverage Base on that date, we will increase your Coverage Base so that it equals your Covered Asset Value, subject to the Coverage Base Cap. If your Covered Asset Value does not exceed your Coverage Base, your Coverage Base will not change.

•                  Any withdrawal during the Accumulation Phase is an Excess Withdrawal, with the exception of any “Contract Fee Withdrawal.” Excess Withdrawals proportionally reduce your Coverage Base immediately and have the effect of reducing your future Coverage Amount (perhaps significantly). Any such reduction may be substantially more than the actual dollar amount of the Excess Withdrawal. Excess Withdrawals also have the effect of reducing the amount of withdrawals that you may take during the Income Phase without negatively affecting your Contract. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated and the Company will not make payments of any kind under the Contract.

•                  If your Covered Asset Value is reduced below $2,500 during the Accumulation Phase for any reason other than an Excess Withdrawal and the other requirements under the Contract are met, your Contract will skip the Income Phase and will directly enter the Benefit Phase.

If your Contract enters the Benefit Phase directly from the Accumulation Phase, you will have an opportunity to elect joint-life coverage under the Contract. Your Coverage Amount (i.e., the annual amount of Guaranteed Benefit Payments to be paid by us) will equal your Coverage Base multiplied by the applicable “Coverage Percentage.” Your Coverage Percentage will be determined in the same manner as a Contract that enters the Income Phase (rather than the Benefit Phase) from the Accumulation Phase.

If the Covered Life (or the youngest Covered Life, if joint-life coverage is elected) has not attained the age of 60 as of the date that the Insured Event occurred, the applicable Coverage Percentage will be the lowest possible Coverage Percentage under your Contract (regardless of how close the applicable Covered Life is to obtaining the age of 60). The Coverage Percentage for a Covered Life younger than age 60 is substantially lower than the Coverage Percentage for a Covered Life that has attained the age of 60. The application of the lowest Coverage Percentage will result in lowest possible Guaranteed Benefit Payments based on your Coverage Base.

See “The Benefit Phase – Occurrence of the Insured Event During the Accumulation Phase” for additional information.

•                  The Accumulation Phase ends on the Income Activation Date or the occurrence of the Insured Event, whichever occurs first.

See “The Accumulation Phase” for additional information.

Income Phase –

•                  The Income Phase is the Contract phase during which you may begin taking Covered Amount Withdrawals from your Covered Assets. Each Contract Year, you may take Covered Amount Withdrawals up to your Coverage Amount. Covered Amount Withdrawals do not reduce the potential future benefits of your Contract.

•                  The Income Phase begins on the Income Activation Date. You may select the Income Activation Date at any time during the Accumulation Phase, except that it must be a Valuation Date and may not occur until the Covered Life (or the youngest of the Covered Lives, if you will elect joint-life coverage) attains the age of 60.

•                  On the Income Activation Date, we will calculate your Coverage Amount for the first time (unless your Contract entered the Benefit Phase directly from the Accumulation Phase, thereby skipping the Income Phase). Your Coverage Amount will equal your Coverage Base multiplied by the applicable “Coverage Percentage.”

We change the Coverage Percentages for prospective purchasers of the Contract from time-to-time as described in this prospectus. The Coverage Percentages that apply to your Contract will be the higher of the Coverage Percentages in effect (i) on the date your Contract application is signed or (ii) on the Contract Date. Your Coverage Percentages will be included in your Contract.

Coverage Percentage Prospectus Supplements. We change the Coverage Percentages for prospective purchasers of the Contract through Coverage Percentage Prospectus Supplements. If you are a prospective purchaser of the Contract, the Coverage Percentage Prospectus Supplement in effect accompanies this prospectus. If you purchase the Contract, the Coverage Percentage Prospectus Supplement that applies to your Contract will be delivered to you either with this prospectus or no later than the Contract Date. Each Coverage Percentage Prospectus Supplement will be filed with the SEC and will be available on the SEC’s website (http://www.sec.gov) under File No. 333-222722. You may also obtain copies of the Coverage Percentage Prospectus Supplements by contacting us at [              ], visiting www.[              ].com, or contacting your Financial Intermediary. Existing Contract Owners will not receive Coverage Percentage Prospectus Supplements because their Coverage Percentages will not change for the life of their Contracts.

The Coverage Percentages for prospective purchasers are subject to guaranteed minimums described under “The Income Phase – Calculation of the Coverage Amount on the Income Activation Date” and “The Benefit Phase – Calculation of the Coverage Amount for Contracts that Enter the Benefit Phase Directly from the Accumulation Phase.”

•                  The Coverage Percentage applied to your Coverage Base depends on the age of the Covered Life (or the youngest of the Covered Lives, if you elect joint-life coverage) on the Income Activation Date. Once you begin the Income Phase, the Coverage Percentage applied to your Coverage Base will not change under any circumstances except as described under “Contract Eligibility and Ownership – Divorce.”

•                  You may make Subsequent Contributions during the Income Phase (as well as the Accumulation Phase), subject to our reserved rights. Each time you make a Subsequent Contribution to your Account during the Income Phase, your Coverage Amount is immediately recalculated. Subsequent Contributions increase your Coverage Amount because, like during the Accumulation Phase, your Coverage Base is increased dollar-for-dollar by the increase to your Covered Asset Value, subject to the Coverage Base Cap. The Coverage Base Cap is $5,000,000.

Reserved rights related to Subsequent Contributions. We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ prior written notice. Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000.

If we limit your ability to make Subsequent Contributions, your ability to increase your Coverage Amount through Subsequent Contributions during the Income Phase will be limited. If you are prevented from making Subsequent Contributions, you will not be able to increase your Coverage Amount during the Income Phase. There are no Automatic Resets during the Income Phase.

We will terminate your Contract if you make an impermissible Subsequent Contribution and then fail to take the affirmative actions necessary to maintain the Contract.

•                 In general, any portion of a withdrawal that is in excess of your Coverage Amount is an Excess Withdrawal. Your Coverage Amount will be immediately recalculated when you take an Excess Withdrawal. Excess Withdrawals proportionally reduce your Coverage Base and, in turn, reduce your Coverage Amount (perhaps significantly). Any such reduction may be substantially more than the actual dollar amount of the Excess Withdrawal. Excess Withdrawals also have the effect of reducing the amount of withdrawals that you may take during the Income Phase without negatively affecting your Contract. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, including any withdrawal that is partially an Excess Withdrawal, your Contract will be terminated and the Company will not make payments of any kind under the Contract.

•                  The Income Phase ends when Insured Event occurs, if ever.

See “The Income Phase” for additional information.

Benefit Phase –

•                 The Benefit Phase begins if and when the Insured Event occurs. The Benefit Phase must begin before the Covered Life’s (or the youngest Covered Life’s, if you elected joint-life Coverage) 95th birthday or the Contract will be terminated and the Company will not make payments of any kind under the Contract.

See “Annuitization Option” and “Contract Termination – Termination of the Contract” for additional information about the Contract when the Benefit Phase does not begin by the applicable Covered Life’s 95th birthday.

•                 During the Benefit Phase, the Covered Life will be entitled to receive payments from us in the form of Guaranteed Benefit Payments for the rest of his or her life.

•                 If you elected joint-life coverage on the Income Activation Date (or upon entering the Benefit Phase directly from the Accumulation Phase), you and your Spouse will receive the Guaranteed Benefit Payments from us until both you and your Spouse have died.

•                 The annual amount of Guaranteed Benefit Payments that we will pay will equal your Coverage Amount on the date of the Insured Event. This annual amount will not increase or decrease during the Benefit Phase under any circumstances.

•                 For Contracts that enter the Benefit Phase from the Income Phase, we will pay any remaining Coverage Amount for the current Contract Year as Guaranteed Benefit Payments for that Contract Year. Thereafter, beginning on the Contract Anniversary following the Insured Event, we will pay the Coverage Amount each Contract Year until the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected on the Income Activation Date).

•                 For Contracts that enter the Benefit Phase from the Accumulation Phase, we will pay a pro-rated amount of the Coverage Amount for the current Contract Year as Guaranteed Benefit Payments for that Contract Year. Thereafter, beginning on the Contract Anniversary following the Insured Event, we will pay the Coverage Amount each Contract Year until the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected).

•                 The Contract Owner may elect for Guaranteed Benefit Payments to be made either monthly, quarterly, semi-annually, or annually.

•                 Guaranteed Benefit Payments during the Benefit Phase will begin on a date of the Contract Owner’s choosing. However, they may begin no earlier than 60 days after the Insured Event occurs. If the Covered Life dies (or, if joint-life coverage was elected, the Covered Lives have both died) after the Insured Event occurs but prior to the beginning of Guaranteed Benefit Payments, no Guaranteed Benefit Payments will be made under the Contract.

See “The Benefit Phase” for additional information.

What are Excess Withdrawals?

Because you own and control your Account, you may take withdrawals from your Account at any time and in any amount that you wish. A “withdrawal” includes any withdrawal or transfer of Covered Assets from the Account.

However, withdrawals that are treated as Excess Withdrawals under the Contract reduce the potential future Guaranteed Benefit Payments that we will make to you during the Benefit Phase, as well as the amount of Covered Amount Withdrawals that you may take during the Income Phase. These reductions may be substantially more than the actual dollar amount of the Excess Withdrawals. The entire amount or only a portion of a withdrawal may be treated as an Excess Withdrawal under the Contract.

In addition, Excess Withdrawals may cause your Contract to be terminated. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated, regardless of whether the entire withdrawal or a portion of the withdrawal was an Excess Withdrawal.

We will not warn you if you attempt to take or are taking an Excess Withdrawal. If you take an Excess Withdrawal, we will send you a post-withdrawal notification stating that you have taken an Excess Withdrawal and describing the impact on your Contract. You also may contact us prior to taking a withdrawal to determine whether a portion or all of the contemplated withdrawal will be an Excess Withdrawal or if it would trigger Contract termination.

Excess Withdrawals During the Accumulation Phase –

•                 All withdrawals are Excess Withdrawals, except Contract Fee Withdrawals. Contract Fee Withdrawals are never Excess Withdrawals under the Contract.

•                 For Qualified Accounts, withdrawals that count towards “Required Minimum Distribution” requirements under the Code (“RMD Withdrawals”), if any, will be treated as Excess Withdrawals during the Accumulation Phase.

See “The Accumulation Phase – Coverage Base Decreases During the Accumulation Phase” for additional information.

Excess Withdrawals During the Income Phase –

•                 During the Income Phase, you may take withdrawals during each Contract Year in the aggregate up to your Coverage Amount. Amounts withdrawn in excess of the Coverage Amount in a Contract Year will be treated as Excess Withdrawals.

•                 Contract Fee Withdrawals do not count as withdrawals against your Coverage Amount. Contract Fee Withdrawals are never Excess Withdrawals under the Contract.

•                 If you have a Qualified Account subject to Required Minimum Distribution requirements under the Code during the Income Phase, any RMD Withdrawal will count against your remaining Coverage Amount. An RMD Withdrawal (or any portion thereof) in excess of your remaining Coverage Amount will not be treated as an Excess Withdrawal, provided that you notify us prior to taking the withdrawal. You are not otherwise required to notify us prior to taking an RMD Withdrawal. If you fail to notify us prior to taking an RMD Withdrawal in excess of your Coverage Amount, it will be treated as an Excess Withdrawal. However, as of the date of the written notice that you will receive indicating that you have taken an Excess Withdrawal, you will have five (5) business days to notify us that the Excess Withdrawal (or a portion thereof) was an RMD Withdrawal.

See “The Income Phase – Calculation of the Coverage Amount After the Income Activation Date” for additional information.

Excess Withdrawals During the Benefit Phase –

•                 After the Insured Event occurs, if ever, the Contract’s provisions do not apply to the operation of your Account. As such, you may deposit money into and withdraw money from your Account without affecting the stream of Guaranteed Benefit Payments under your Contract.

What are the Investment Restrictions?

Your Account and the assets in your Account belong to you. We do not control how the assets in your Account are deposited, withdrawn, or otherwise managed. However, in order to maintain your Contract, your Account must adhere to the Investment Restrictions. In addition, we must have access to the information and data necessary to monitor the composition and activity of your Account at all times.

The Investment Restrictions –

Under the Investment Restrictions, your Account must be invested exclusively in shares of mutual funds or ETFs (“Covered Model Funds”) in accordance with the Covered Model that you select for investment. In general, your target weightings for the Covered Model Funds in which you invest must conform to the weightings in your Covered Model. Under our “Model Customization Tolerance,” we permit a certain amount of customization to your target weightings and the funds in which you invest. Your Account may also hold cash. The Investment Restrictions do not apply to your cash holdings.

The list of Covered Models that are eligible for investment under the Investment Restrictions is subject to change. The Covered Models that are currently eligible for investment under the Investment Restrictions are included in the most recent Financial Intermediary Prospectus Supplements to this prospectus. You should review the Financial Intermediary Prospectus Supplement that applies to your Financial Intermediary. You may also visit www.[       ].com or contact your Financial Intermediary for the current list of Covered Models, as well as other information about the Investment Restrictions. We may change the Covered Models that are eligible for investment by publishing new Financial Intermediary Prospectus Supplements. New Financial Intermediary Prospectus Supplements are applicable to both prospective purchasers and existing owners of the Contract.

We reserve the right to add and remove Covered Models at any time. We also reserve the right to designate only a single Covered Model as being eligible for investment under the Investment Restrictions. The Covered Models that are available for investment may vary among Financial Intermediaries and Model Providers.

Only one Covered Model may be selected at a given time, although you may change the Covered Model that you select for investment at any time. We must be notified when you change the Covered Model that you select for investment. The number of Covered Models at any given time is limited, so your ability to choose among asset allocation models is restricted. If we exercise our right to designate only a single Covered Model, only one Covered Model will be available and you will have no ability to choose or change your Covered Model.

If we change the list of Covered Models that are eligible for investment under the Investment Restrictions, you will be notified at least thirty (30) business days in advance. At any time during this period of advance notice, you may realign the assets in your Account based on the updated Investment Restrictions.

Before you purchase the Contract, you should consult with your Financial Intermediary and tax advisor to assist you in determining whether the Investment Restrictions are suited for your financial needs and risk tolerances. Information about the Covered Model Funds (and any other mutual fund or ETF in which you invest, if you elect to customize the Covered Model that you select for investment), including their investment objectives, expenses, strategies, and risks, can be found in their respective prospectuses. You should read those separate prospectuses carefully before investing.

Non-Compliance with the Investment Restrictions –

You bear the responsibility for complying with the Investment Restrictions. This means that you are responsible for assuring that the assets in your Account are invested in the appropriate funds and that the weightings of the assets in your Account are appropriate. Your Financial Intermediary may help you monitor your Account, but you are ultimately responsible for purposes of maintaining the Contract.

If at any time and for any reason your Account does not comply with the Investment Restrictions, you will be sent a written notice of non-compliance. From the date of a written notice of non-compliance, you will have five (5) business days to comply with the Investment Restrictions. If you fail to do so, your Contract will be terminated and the Company will not make payments of any kind under the Contract. You will have an opportunity to reinstate your Contract if it is terminated due to non-compliance with the Investment Restrictions.

Compliance with the Investment Restrictions is assessed on each Valuation Date. If you make a Subsequent Contribution or a withdrawal, you may need to rebalance or realign your Account in accordance with the Investment Restrictions.

If your target weightings for your Covered Assets comply with the Investment Restrictions and your asset allocation deviates from those target weightings over time solely due to market performance, you will still be in compliance with the Investment Restrictions (assuming that your Covered Model is still an eligible investment option under the Contract). However, if you make a Subsequent Contribution or withdrawal during any such time, your Account will need to be rebalanced to your target weightings in order to comply with the Investment Restrictions.

In addition, your Covered Assets will be automatically rebalanced to your target weightings by either your Financial Intermediary or the Model Provider of the Covered Model that you selected for investment periodically at the frequency determined by the Model Provider (e.g., weekly, monthly, quarterly). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to rebalance your Covered Assets at those times, you will be deemed to be out of compliance with the Investment Restrictions. You may voluntarily rebalance your Covered Assets at any time without any adverse effects under the Contract (provided that your target weightings do not violate the Investment Restrictions).

The Covered Models may be reconstructed from time to time. If the Covered Model that you selected for investment is reconstructed, your Financial Intermediary or the Model Provider of the Covered Model that you selected for investment will automatically realign the assets in your Account and your target weightings to conform to the Covered Model (with no customization, unless you provide alternative instructions to your Financial Intermediary). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to realign the assets in your Account or your target weightings at those times, you will be deemed to be out of compliance with the Investment Restrictions. You may voluntarily realign the assets in your Account and your target weightings at any time without any adverse effects under the Contract (provided that your target weightings do not violate the Investment Restrictions).

If we remove the Covered Model that you selected for investment from our list of Covered Models, you will need to select a new Covered Model for investment and realign your Account accordingly within the 30-day advance notice period provided whenever we remove a Covered Model as an eligible investment option.

See “Investment Restrictions” for additional information.

How much does the Contract cost?

Contract Fees –

While your Contract remains in effect, you will pay Contract Fees during the Accumulation Phase and the Income Phase. Contract Fees during those Contract phases accrue on each Calendar Day and are due on the next Calendar Quarterversary. If the Calendar Quarterversary falls on a day that is not a Valuation Date, the Contract Fees will be due on the next Valuation Date. While the payment of Contract Fees is ultimately your responsibility, your Custodian will automatically remit accrued Contract Fees to us when due through Contract Fee Withdrawals.

If we do not receive the Contract Fees on the due date for any reason, you will be sent at least two notices of deficiency within forty-five (45) days. If the required Contract Fees are not paid within ninety-five (95) days of the due date, we will terminate the Contract and we will not make payments of any kind under the Contract.

Your Contract Fee accrued on a given Calendar Day is based on (i) your Covered Asset Value and (ii) the “Current Fee Percentage” applicable to your Contract.

•                 Your Covered Asset Value at the end of the Calendar Day is used to calculate your Contract Fee for that day. On any Calendar Day that is not a Valuation Date, your Covered Asset Value calculated on the last Valuation Date will be used to calculate your Contract Fee.

•                 The Current Fee Percentage applicable to your Contract for that day depends on the Covered Model that you select for investment. Each Covered Model belongs to a specific Fee Category, and each Fee Category has an annualized Current Fee Percentage. All Current Fee Percentages are subject to a 2.50% Maximum Fee Percentage.

The Financial Intermediary Prospectus Supplement in effect for your Financial Intermediary contains the information necessary to determine your Current Fee Percentage. Each Financial Intermediary Prospectus Supplement will list:

•                  The Covered Models that you may select for investment;

•                  The Fee Category to which each Covered Model belongs; and

•                  The Current Fee Percentage associated with each Fee Category.

While the Covered Models that may be selected for investment may vary among Financial Intermediaries, the Fee Category and Current Fee Percentage specific to a particular Covered Model will not differ among Financial Intermediaries. See “What are the Financial Intermediary Prospectus Supplements?” and “Financial Intermediary Prospectus Supplements.”

The following calculation describes how we determine your Contract Fee on a given Calendar Day:

(Current Fee Percentage) x (Covered Asset Value)
Number of Calendar Days in a Contract Year

State and/or local premium taxes may be applicable upon the payment of Contract Fees in certain states. We reserve the right to add any premium taxes in connection with your payment of Contract Fees to the amount of Contract Fees due. Premium tax applicability and rates vary by state and may change.

If you change the Covered Model that you select for investment during a Calendar Quarter, your Contract Fees going forward from the Calendar Day on which the change occurred will be based on your new investment selection. Your Contract Fees due on the next Calendar Quarterversary (or the next Valuation Date on which your Contract Fees are due, if applicable) will reflect the Contract Fees accrued before and after each change of investment.

Contract Fees cease upon the earlier of (a) the Insured Event or (b) the termination of the Contract. If your Contract is terminated prior to the Insured Event on any day other than a Calendar Quarterversary (or the next Valuation Date on which your accrued Contract Fees during that Calendar Quarter become due, if applicable), your Contract Fees that accrued during that Calendar Quarter will become due immediately. This includes if your Contract is terminated because you elected to exercise the Annuitization Option. It does not include if your Contract is terminated due to death, however.

On each date that your accrued Contract Fees become due, a Contract Fee Withdrawal will be taken from your Account. You must authorize your Custodian to remit Contract Fees to us through Contract Fee Withdrawals in order to purchase and maintain the Contract. The necessary authorizations will be included in the application for the Contract.

The Fee Categories, Current Fee Percentages, and the Maximum and Minimum Fee Percentage —

As summarized above, each Covered Model belongs to a specific Fee Category, and each Fee Category has an annualized Current Fee Percentage. For all Fee Categories, the annualized Current Fee Percentage will be never be lower than 0.50%. The annualized Maximum Fee Percentage for each Fee Category is 2.50%. Contract Owners should refer to the Financial Intermediary Prospectus Supplements in effect for their Financial Intermediaries for the Current Fee Percentages that apply to each Covered Model that they may select for investment.

Upon thirty (30) days’ prior written notice, we reserve the right to make the following changes in our sole discretion and for any reason:

•                  Add and eliminate Fee Categories;

•                  Decrease Current Fee Percentages, subject to the 0.50% Current Fee Percentage minimum;

•                  Increase Current Fee Percentages, subject to the 2.50% Maximum Fee Percentage; and

•                  Change the Fee Categories to which the Covered Models belong.

Any such changes will not take effect until the end of the advance notice period. See “Contract Fees” for additional information.

What are the Financial Intermediary Prospectus Supplements?

The Financial Intermediary Prospectus Supplements provide you with important information regarding the Investment Restrictions and your Contract Fees. The Financial Intermediary Prospectus Supplements are how we communicate:

•                  The Covered Models that you may select for investment;

•                  The Fee Categories to which the Covered Models belong;

•                  The Current Fee Percentage associated with each Fee Category; and

•                  The addition or elimination of a Fee Category.

We publish Financial Intermediary Prospectus Supplements that are specific to your Financial Intermediary. We do so, in part, because not all Covered Models are available through every Financial Intermediary. The Fee Category to which a particular Covered Model belongs or the Current Fee Percentage associated with a particular Fee Category will not differ depending on your Financial Intermediary.

The Financial Intermediary Prospectus Supplements for your Financial Intermediary also list the approved Custodian and approved Model Provider(s) for your Financial Intermediary. They also list the Model Strategist for each Covered Model that you may select for investment.

When we publish a new Financial Intermediary Prospectus Supplement, the information set forth therein applies to and will be provided to both prospective purchasers and existing owners of the Contract. Each Financial Intermediary Prospectus Supplement will include, if applicable, a section for existing Contract Owners that summarizes all changes since the last Financial Intermediary Prospectus Supplement and any mandatory actions that must be taken in order to maintain the Contract.

A prospective purchaser of the Contract who obtains this prospectus through a Financial Intermediary will receive along with this prospectus the Financial Intermediary Prospectus Supplement in effect for that Financial Intermediary, as well as any Financial Intermediary Prospectus Supplement for that Financial Intermediary that has been published and will go into effect at a later date (i.e., a Financial Intermediary Prospectus Supplement that provides advance notice of a change). All other prospective purchasers of the Contract will receive along with this prospectus all of the Financial Intermediary Prospectus Supplements then in effect and all of the Financial Intermediary Prospectus Supplements that have been published and will go into effect at a later date. Existing Contract Owners will receive all future Financial Intermediary Prospectus Supplements applicable to their Financial Intermediaries as we publish them.

You should not purchase this Contract without reviewing the accompanying Financial Intermediary Prospectus Supplement(s) for your Financial Intermediary.

Each Financial Intermediary Prospectus Supplement will be filed with the SEC and will be available on the SEC’s website (http://www.sec.gov) under File No. 333-222722. You may also obtain copies of the Financial Intermediary Prospectus Supplements by contacting us at [              ] or visiting www.[              ].com.

Who is the Contract right for?

The Contract may be right for you if you believe that you may outlive your retirement investments or are concerned about longevity risk or income volatility risk.

The Contract may not be suitable for you if:

•                  You believe that your retirement investments will be sufficient to provide for your retirement expenses regardless of market performance or your lifespan.

•                  You expect to take Excess Withdrawals, which essentially includes all withdrawals during the Accumulation Phase.

•                  You do not expect to take Covered Withdrawals up to your Coverage Amount each Contract Year during the Income Phase.

•                  The Investment Restrictions are not consistent with your financial situation or objectives.

The Contract does not guarantee that the assets in your Account will maintain their value or appreciate. For example, if you have $500,000 in Covered Assets on the Contract Date, and your Covered Assets have dropped to $250,000 by the Income Activation Date, we will not add any money to your Account. Instead, assuming no additional facts and subject to the conditions of the Contract, you will be entitled to take Covered Amount Withdrawals during the Income Phase based upon a Coverage Base of $500,000 rather than $250,000. In addition, (again assuming no additional facts and subject to the conditions of the Contract) if the Benefit Phase begins, you will be entitled to take Guaranteed Benefit Payments for the rest of your life based upon the same Coverage Base.

Covered Amount Withdrawals are made from the assets in your Account. Guaranteed Benefit Payments are paid by us from our general account. As such, we only pay you our money during the Benefit Phase. We limit our risk by requiring your Account to adhere to the Investment Restrictions and reducing your benefit (or, under certain circumstances, even terminating your Contract) when you take Excess Withdrawals. These factors may reduce the likelihood of your Contract entering the Benefit Phase.

The Contract may not be right for you if you plan on taking Excess Withdrawals, which essentially includes all withdrawals during the Accumulation Phase. Excess Withdrawals will reduce the amount of your Covered Amount Withdrawals during the Income Phase and Guaranteed Benefit Payments during the Benefit Phase, if it occurs. An Excess Withdrawal will even result in the termination of the Contract if, immediately after the Excess Withdrawal, you have less than $2,500 in Covered Asset Value, in which case no benefits will be paid and your previously-paid Contract Fees will not be returned. You cannot reverse the harm done by Excess Withdrawals under the Contract. Understanding that your financial needs may require you to make Excess Withdrawals, you should carefully manage your Account to avoid them.

If the return on your Covered Assets over time is sufficient to generate gains that can sustain Covered Amount Withdrawals until your death, then the Contract would not have provided any financial gain to you. Conversely, if the return on your Covered Assets over time is not sufficient to generate gains that can sustain Covered Amount Withdrawals until your death, then the Contract would be beneficial to you.

If you do not expect to take Covered Withdrawals up to your Coverage Amount each Contract Year during the Income Phase, this Contract may not be appropriate for you, because doing so will reduce the likelihood of the Insured Event occurring.

You should discuss your investment strategy and risk tolerance with your Financial Intermediary before purchasing the Contract. You should consider the payment of Contract Fees (which is in addition to the costs of investing your Covered Assets and maintaining and managing your Account) relative to the benefits and features of the Contract, your risk tolerance, and your anticipated retirement age.

The Contract has no cash value, surrender value, or death benefit. The Contract is intended for long-term investors.

What is the Annuitization Option?

At any time during the Accumulation Phase or the Income Phase after your first Contract Year, you may exercise the Annuitization Option under the Contract. You may exercise the Annuitization Option for any reason. To exercise the Annuitization Option, you must notify us in writing. We will then require you to liquidate and withdraw all of your Covered Assets and pay the proceeds to us. In exchange, we will issue to you a single premium immediate annuity. Your Contract terminates once you exercise the Annuitization Option.

A single premium immediate annuity is a lifetime annuity purchased for a lump sum. The payments under the annuity begin immediately after purchase and are based on the annuity option that you select.

State and/or local premium taxes may be applicable upon the purchase of a single premium immediate annuity. We reserve the right to deduct any premium taxes in connection with your purchase from the lump sum paid to us. Premium tax applicability and rates vary by state and may change.

If you exercise the Annuitization Option during the Accumulation Phase, you may choose between a single-life annuity (Option 1) and a joint-life annuity (Option 2). The amount of the annuity payments under Option 1 and Option 2 will be calculated on the date of issue based on the lump sum of money used to purchase the annuity, the purchase rates that we are then using for similar classes of annuitants, and the annuity option that you select. The class of annuitant to which an Annuitant

(or Joint Annuitants) belongs depends on his or her age (or their ages) at the time the Annuitization Option is exercised. All else being equal, an older class of annuitant will have a higher purchase rate than a younger class of annuitant because an older annuitant’s life expectancy is shorter. The applicable purchase rate will never be lower than the guaranteed purchase rate set forth in your Contract.

If you exercise the Annuitization Option during the Income Phase, a third annuity option (Option 3) will be made available in addition to Option 1 and Option 2. Under Option 3, we will make annuity payments each year up to your Coverage Amount as of the date that the Annuitization Option is exercised.

In the event that the Contract is terminated due to the actions of a third-party (as determined by us in our sole discretion), the Contract Owner will have 30 Calendar Days to exercise the Annuitization Option. We refer to this as the “Cancellation Benefit.” See “Annuitization Option – The Cancellation Benefit” for additional Information.

You should consult with your Financial Intermediary and tax advisor prior to exercising the Annuitization Option. If you exercise the Annuitization Option, we will not have made any payments under the Contract and your previously-paid Contract Fees will not be returned.

See “Annuitization Option” for additional information.

Is there a Free Look Period?

After you purchase and receive the Contract, you are given a “Free Look Period” of 30 Calendar Days. If you provide written notice of cancellation to us within thirty (30) Calendar Days after receiving the Contract (or such longer period as your state may require), the Contract will be terminated and we will return any Contract Fees that you paid.

RISK FACTORS

The risks associated with the Contract are described below. In order to determine whether the Contract is appropriate for you, it is important for you to understand these risk factors.

You may not realize any financial benefits from the Contract due to circumstances that may or may not be within your control.

You may die before the Insured Event occurs. If you die before your Covered Asset Value is reduced below $2,500, your Contract will be terminated and the Company will not make payments of any kind under the Contract. Neither you nor your estate will receive any benefit payments under the Contract (if you elected joint-life coverage, your surviving Spouse may be eligible to continue to take Covered Amount Withdrawals or receive Guaranteed Benefit Payments, if any). The Contract does not have a cash value, surrender value, or death benefit.

You may reach your 95th birthday before the Insured Event occurs. If you reach your 95th birthday before the Insured Event occurs, the Contract will be terminated and the Company will not make payments of any kind under the Contract. However, at that time, you may exercise the Annuitization Option to obtain an annuitized payout stream in the form a single premium immediate annuity.

Your Covered Assets may perform well enough that the Insured Event never occurs. To begin receiving Guaranteed Benefit Payments, your Covered Asset Value must be reduced below $2,500 (among other requirements). There is a significant chance that your Covered Assets will perform well enough that your Covered Asset Value will never be reduced below $2,500. If you never receive Guaranteed Benefit Payments, you will not realize any financial benefit from the Contract.

The Covered Life (or Covered Lives) under the Contract may die after the Insured Event occurs, but before Guaranteed Benefit Payments begin. Once the Insured Event occurs, if ever, the Contract Owner chooses the date on which Guaranteed Benefit Payments will begin during the Benefit Phase (which may be no earlier than 60 days after the Insured Event occurs). Guaranteed Benefit Payments end upon the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected). If the Covered Life dies (or, if joint-life coverage was elected, the Covered Lives have both died) after the Insured Event occurs but prior to the beginning of Guaranteed Benefit Payments, no Guaranteed Benefit Payments will be made under the Contract.

You may not begin the Income Phase at the optimal time. The point in time when you begin taking Covered Amount Withdrawals from your Covered Assets may impact the financial benefits you receive under the Contract, if any. The longer you wait to begin the Income Phase and start taking Covered Amount Withdrawals, the less likely you are to benefit from the Contract’s guarantee, because of your decreasing life expectancy as you age. You also will be paying for a Contract feature that you are not using. On the other hand, the longer you wait to begin the Income Phase, the more opportunities you may have during the Accumulation Phase to potentially increase your Coverage Base. You should carefully consider when to begin the Income Phase and to begin taking Covered Amount Withdrawals; there is a risk that you will fail to do so at the most financially beneficial time for you.

Foregoing the Income Phase may not be financially beneficial to you. While it is possible to enter the Benefit Phase directly from the Accumulation Phase, if you never enter the Income Phase, you will generally never have the opportunity to withdraw money from your Account in a manner that does not negatively impact your potential future Guaranteed Benefit Payments. You also will be paying for a Contract feature that you are not using. In addition, it is not guaranteed that the Insured Event will ever occur. You should carefully consider whether it would be financially beneficial or harmful for you to forego the Income Phase.

You may pay for financial benefits that you never receive. Contract Fees are due on each Calendar Quarterversary until the Benefit Phase begins, if ever. You must pay the Contract Fees even if you do not take Covered Amount Withdrawals or ultimately receive Guaranteed Benefit Payments.

The deduction of Contract Fees from your Covered Assets will negatively affect the growth of your Covered Assets. Your Covered Asset Value will decrease whenever you pay Contract Fees.

You may die before receiving Guaranteed Benefit Payments equal to or greater than your Contract Fees. If the Insured Event occurs and you begin receiving Guaranteed Benefit Payments, there is no guarantee that the Guaranteed Benefit Payments that you receive before you die will be equal to or greater than the Contract Fees that you previously paid. When you die, neither you nor your estate will receive any benefit payments under the Contract (if you elected joint-life coverage, your surviving Spouse will continue to receive Guaranteed Benefit Payments).

Excess Withdrawals may significantly reduce the benefit of your Contract and may eliminate it entirely. Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), you may need to make Excess Withdrawals. Excess Withdrawals reduce the Covered Amount Withdrawals that you may take during the Income Phase and any Guaranteed Benefit Payments that you may receive during the Benefit Phase, if it occurs. These reductions may be substantially more than the actual dollar amount of the Excess Withdrawals because Excess Withdrawals reduce your Coverage Base proportionately and not by the dollar amount of the withdrawal. In addition, if your Covered Asset Value is less than $2,500 immediately following an Excess Withdrawal (regardless of whether the entire withdrawal or a portion thereof is an Excess Withdrawal), your Contract will be terminated and the Company will not make payments of any kind under the Contract. We will not warn you if you attempt to take or are taking an Excess Withdrawal. If you take an Excess Withdrawal, we will send you a post-withdrawal notification stating that you have taken an Excess Withdrawal and describing the impact on your Contract. You also may contact us prior to taking a withdrawal to determine whether a portion or all of the contemplated withdrawal will be an Excess Withdrawal or if it would trigger Contract termination. There is no provision under the Contract that reverses the harm done by Excess Withdrawals.

We may exercise our right to limit Subsequent Contributions. We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ prior written notice. Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000. If we limit your ability to make Subsequent Contributions, your ability to increase your Coverage Base through Subsequent Contributions will be limited consequentially. If you are prevented from making Subsequent Contributions during the Accumulation Phase, your Coverage Base may increase only through Automatic Resets. If you are prevented from making Subsequent Contributions during the Income Phase, your Coverage Base cannot be increased because there are no Automatic Resets during the Income Phase. You cannot increase your potential future Guaranteed Benefit Payments that you may receive during the Benefit Phase or the amount of Covered Amount Withdrawals that you may take during the Income Phase if you cannot increase your Coverage Base.

We will terminate your Contract if you make an impermissible Subsequent Contribution and then fail to take the affirmative actions necessary to maintain the Contract. If you make an impermissible Subsequent Contribution, you will be sent a written notice. From the date of the written notice, you will have five (5) business days to initiate a withdrawal in an amount equal to the Subsequent Contribution, as stated in the notice. Any such withdrawal will not be considered a withdrawal for purposes of the Contract, and therefore will not negatively affect your Contract. If you fail to initiate the requisite withdrawal, your Contract will be terminated and we will not make payments of any kind under the Contract. An impermissible Subsequent Contribution will not be considered part of your Covered Assets and will not be taken into account when calculating values under your Contract.

We may terminate the Contract if your Account fails to adhere to the Investment Restrictions, even if the reason for non-compliance is beyond your immediate control (such as if your Financial Intermediary or your Model Provider fails to appropriately rebalance or realign your Covered Assets for any reason). Your Account must adhere to the Investment Restrictions, and you alone bear the responsibility for complying with the Investment Restrictions by assuring that the assets in your Account are invested in the appropriate funds and that the weightings of the assets in your Account are appropriate. This means that even though your Financial Intermediary or your Model Provider has the ability to automatically rebalance and realign your Account, you are ultimately responsible for complying with the Investment Restrictions. If the reason for non-compliance is outside of your immediate control, you still will be deemed to have violated the Investment Restrictions. If your Account does not comply with the Investment Restrictions for any reason, you will be sent a written notice of non-compliance and will be given an opportunity to regain compliance with the Investment Restrictions, as described herein.

If you reinstate your Contract after termination due to a violation of the Investment Restrictions, even if the reason for the violation was outside of your immediate control, your Coverage Base may decrease. If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate your Contract, on the date of reinstatement, your Coverage Base will be reset to equal the lesser of (i) your Covered Asset Value as of the reinstatement date or (ii) your Coverage Base as of the termination date. As such, if your Covered Asset Value has declined due to marker performance between the date of termination and the date of reinstatement, your Coverage Base on the date of reinstatement may be lower than your Coverage Base on the date of termination.

We may terminate the Contract if your Covered Assets are not held by the approved Custodian for your Financial Intermediary. At all times, your Covered Assets must be held in your Account by the approved Custodian for your Financial Intermediary. The approved Custodian for your Financial Intermediary is included in the Financial Intermediary Prospectus Supplement that is in effect for your Financial Intermediary. If your Covered Assets are not held by the approved Custodian, we may terminate the Contract (in which case we would not make payments of any kind under the Contract). We may change the approved Custodian for your Financial Intermediary at any time. If we exercise this right, you will be sent a written notice and you will be required (with the assistance of your Financial Intermediary) to move your Account to the new approved Custodian. If you fail to do so within ninety (90) Calendar Days of the written notice, we will terminate your Contract and we will not make payments of any kind under the Contract. Different Custodians may assess different fees and charges for their services. If you are required to change Custodians, you may be subject to higher fees and charges.

We may terminate the Contract if you do not have a Financial Intermediary that is compatible with the Contract. You must continue to engage a Financial Intermediary that is compatible with the Contract in order to purchase the Contract and for so long as your Contract is in the Accumulation Phase or the Income Phase. The Contract is compatible with the Financial Intermediaries listed in Appendix C, which we may update from time to time. If we deem that your Financial Intermediary is no longer compatible with the Contract and your Contract is in the Accumulation Phase or the Income Phase, you will be sent a written notice. From the date of the written notice, you will have ninety (90) Calendar Days to engage a new Financial Intermediary that is compatible with the Contract (which will likely require you to also move your Account to a new Custodian). If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract. If you otherwise do not have a Financial Intermediary that is compatible with the Contract during the Accumulation Phase or the Income Phase, we will send you a written notice. From the date of the written notice, you will five (5) business days to engage a Financial Intermediary that is compatible with the Contract. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

We may terminate the Contract if Contract Fees are not paid. If we do not receive accrued Contract Fees on the due date (for any reason, including the failure of your Custodian to remit payment to us), you will be sent at least two notices of the deficiency within forty-five (45) days. If the required Contract Fees are not paid within ninety-five (95) days of the due date, we will terminate the Contract, in which case no benefits will be paid and your previously-paid Contract Fees will not be returned.

You must pay Contract Fees through Contract Fee Withdrawals. On each date that your accrued Contract Fees become due, a Contract Fee Withdrawal will be taken from your Account. Contract Fees may be paid only through Contract Fee Withdrawals. In general, we will not accept payment from either (i) a source other than your Account or (ii) your Account if taken through a withdrawal other than a Contract Fee Withdrawal. You must authorize your Custodian to remit Contract Fees to us through Contract Fee Withdrawals in order to purchase and maintain the Contract. If you revoke such authorization during the Accumulation Phase or the Income Phase, you will be unable to pay your Contract Fees. In order to avoid having your Contract terminated for failure to pay Contract Fees as described above, you will need to re-authorize your Custodian to take Contract Fee Withdrawals, including any Contract Fee Withdrawal necessary to pay overdue Contract Fees.

A divorce could significantly reduce or eliminate the benefit of the Contract. If (i) you have purchased a Contract; (ii) you and your Spouse divorce; and (iii) ownership of your Account is transferred or split (either by a settlement agreement, qualified domestic relations order, or a court-issued divorce decree), then you must immediately notify us in writing and provide the information that we require (which may include court records). Transferring or dividing the Account may constitute an Excess Withdrawal depending on the timing and the amounts involved. The consequences of divorce do not differ depending on whether the Contract is in the Accumulation Phase or the Income Phase. See “Contract Eligibility and Ownership – Divorce.”

Our administration of the Contract is highly dependent on third-parties. We rely on multiple third-parties to effectively administer the Contract, including your Financial Intermediary, Custodian, and Model Provider, as well as our third-party service providers. If we make the Contract available through your Financial Intermediary, we have determined that your Financial Intermediary has the resources and infrastructure necessary to be compatible with the Contract (including the necessary relationships with an approved Custodian and at least one approved Model Provider). Your Custodian remits Contract Fees to us and provides us with the information and data necessary for us to monitor the composition and activity of your Account. Your Model Provider provides us with information about the Covered Model that you have selected for investment. If we deem that your Financial Intermediary is no longer compatible with the Contract, or if a Custodian or Model Provider is no longer able to fulfill their roles in our administration of the Contract, our ability to administer the Contract may be impaired. Such impairments may require you to engage a new Financial Intermediary or move your Account to a new Custodian. Such impairments may also cause your Contract to be terminated if it causes you to violate the terms of the Contract as described in this prospectus (e.g., a violation of the Investment Restrictions, a failure to pay Contract Fees, a failure to provide us with the information and data necessary to monitor your Account).

Your Contract Fees may increase.

We may increase Current Fee Percentages at any time, subject to the Maximum Fee Percentage. Your Contract Fee is calculated based on the Current Fee Percentage applicable to your Contract, which depends on the Covered Model that you select for investment. Your Contract Fees may increase if you change the Covered Model that you select for investment. In addition, we reserve the right to increase Current Fee Percentages, subject to the annualized Maximum Fee Percentage of 2.50%. We will provide thirty (30) days’ written notice prior to changing Current Fee Percentages; the changes will not take effect until the end of the advance notice period.

We may change the Fee Categories to which Covered Models belong, and we may add and eliminate Fee Categories. We reserve the right to change the Fee Categories to which the Covered Models belong. If we move a Covered Model to a Fee Category with a higher Current Fee Percentage than the Fee Category to which it last belonged, your Contract Fees will increase unless you reselect a less expensive Covered Model for investment, if any are available. We also reserve the right to add and eliminate Fee Categories. If we eliminate a Fee Category, the Covered Model that you have selected for investment may be moved to a more expensive Fee Category. We will provide thirty (30) days’ written notice prior to exercising any of these reserved rights; the changes will not take effect until the end of the advance notice period. If you do not find any of the Covered Models or Fee Categories to be acceptable, you may terminate the Contract (in which case you will no longer pay Contract Fees, but we will not make payments of any kind under the Contract) or you may exercise the Annuitization Option. The Maximum Fee Percentage will apply to any Cover Model that is move to a different Fee Category and to any Cover Models included in any new Fee Category.

The dollar amount of your Contract Fees may increase solely as a result of Subsequent Contributions and positive market performance. Your Contract Fees are based on a percentage of your Covered Asset Value, not your Coverage Base or your Coverage Amount. As such, if your Covered Asset Value increases, the dollar amount of your Contract Fees will also increase. This is true even if your Coverage Base and Coverage Amount remain the same. Your Covered Asset Value may increase as a result of Subsequent Contributions (to the extent permitted) or positive market performance.

The Investment Restrictions may not be suitable for you.

Adhering to the Contract’s Investment Restrictions does not guarantee that your Covered Assets will maintain their value or appreciate. The Contract guarantees that if the Insured Event occurs, you will be entitled to receive Guaranteed Benefit Payments for the rest of your life (assuming that you are the Covered Life). It does not guarantee that your Covered Assets will maintain their value or appreciate. If your Covered Assets decrease in value, we will not add money to your Account, regardless of whether you have complied with the Investment Restrictions.

The assets in your Account may appreciate in value to a greater extent if you are not subject to the Investment Restrictions. By limiting your investment choices, the Investment Restrictions (in conjunction with the Contract Fees) help manage our risks associated with the Contract. The Covered Models may be more conservative from a risk perspective than you may desire. If you do not purchase the Contract, and are not subject to the Investment Restrictions, you may be able to select more aggressive investments that may experience higher growth. You should consult with your Financial Intermediary to assist you in determining whether the Contract and its Investment Restrictions are suited for your financial needs and risk tolerances.

Your receipt of payments from us is subject to our financial strength and claims-paying ability.

Our ability to make payments depends on our long-term ability to make such payments. We will make all Guaranteed Benefit Payments under your Contract, if any, and any annuity payments in connection with the Annuitization Option, from our general account. Therefore, your receipt of payments from us is subject to our financial strength and claims-paying ability.

There may be negative tax consequences associated with the Contract.

•                  Whenever you make a withdrawal from your Account, including withdrawals to pay Contract Fees, federal and state income taxes will apply. In addition, for Qualified Contracts, a 10% federal tax penalty may also apply on any taxable amount if you have not yet reached age 59½. This includes Excess Withdrawals and Covered Amount Withdrawals.

•                  When a Contract Fee Withdrawal is taken from your Account, the Covered Model Fund shares and any cash in your Account will be liquidated and withdrawn pro-rata. For Non-Qualified Accounts, the liquidation of Covered Model Fund shares may result in taxable income.

•                  For Contract Owners with Qualified Accounts that are subject to Required Minimum Distribution requirements under the Code, all RMD Withdrawals taken during the Accumulation Phase will be Excess Withdrawals. During the Income Phase, any RMD Withdrawal will count against your remaining Coverage Amount. An RMD Withdrawal (or any portion thereof) in excess of your remaining Coverage Amount will not be treated as an Excess Withdrawal, provided that you notify us prior to taking the withdrawal. You are not otherwise required to notify us prior to taking an RMD Withdrawal. If you fail to notify us prior to taking an RMD Withdrawal in excess of your Coverage Amount, it will be treated as an Excess Withdrawal. However, as of the date of the written notice that you will receive indicating that you have taken an Excess Withdrawal, you will have five (5) business days to notify us that the Excess Withdrawal (or a portion thereof) was an RMD Withdrawal. If you fail to notify us within that time, the withdrawal will be treated permanently as an Excess Withdrawal.

•                  The Contract is novel and innovative. To date, the tax consequences of the Contract have not been addressed in published legal authorities. However, we intend to treat the Contract as an annuity contract in reporting taxable income attributable to the Contract to you and the IRS. While the IRS recently issued favorable private letter rulings concerning products similar to the Contract issued by other insurance companies, these rulings are not binding on the IRS with respect to the Contract. We can provide no assurances that the IRS will agree with our treatment of the Contract, or that a court would agree with us if the IRS were to challenge our treatment of the Contract. You should consult a tax advisor before purchasing the Contract.

See “Taxation of the Contract” for a discussion of tax issues related to the Contract.

Other information.

•                  You should be aware of various regulatory protections that do and do not apply to the Contract. The Contract is registered in accordance with the Securities Act of 1933. The issuance and sale of the Contract must be conducted in accordance with the requirements of the Securities Act of 1933. We are neither an investment company nor an investment adviser, and we do not provide investment advice to you in connection with the Contract. We are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”). Accordingly, the protections provided by the Advisers Act and the 1940 Act do not apply to the Contract.

•                  The Contract does not protect the assets in your Account from your creditors. The assets in your Account are owned by you and not us. We have no control over any of the assets in your Account. The assets in your Account are not subject to our creditors. However, assets in your Account may be subject to being directly attached by your creditors.

THE CONTRACT

The Contract is an individual contingent deferred annuity contract issued by us, Commonwealth Annuity. The word “contingent” indicates that you will not receive any benefits under the Contract unless certain events take place (i.e., the Insured Event). The Insured Event may or may not occur. The word “deferred” indicates that we will not make benefit payments, if any, until after the Insured Event occurs.

The Insured Event occurs when a Contract Owner’s Covered Asset Value is reduced below $2,500 for any reason (including market performance, Contract Fee Withdrawals, and Covered Amount Withdrawals) other than an Excess Withdrawal and several other requirements under the Contract are met. See “The Benefit Phase – The Insured Event” for a full list of the requirements related to the occurrence of the Insured Event. If the Insured Event occurs, the Contract provides for a guaranteed income in the form of Guaranteed Benefit Payments over the remaining life of the Covered Life (or Covered Lives, if joint-life coverage is elected).

The Contract is designed to provide three basic protections to Contract Owners. The Contract’s guarantee, if triggered, will provide a level of protection from:

•                  Longevity risk, which is the risk that you will outlive the assets in your Account; and

•                  Income volatility risk, which is the risk of downward fluctuations in your retirement income due to sub-par or poor market performance.

PURCHASING THE CONTRACT

FINANCIAL INTERMEDIARY, CUSTODIAN, MODEL PROVIDER, MODEL STRATEGIST

You may apply for the Contract if you have an Account and have engaged a Financial Intermediary through whom the Contract is currently made available. The Contract is not available through all Financial Intermediaries.

Your Financial Intermediary, Custodian, and Model Provider each has an important role in the operation of your Account and our administration of the Contract. Model Strategists, while important to the Covered Models that you may select for investment, have no role in the administration of the Contract.

The roles of your Financial Intermediary, Custodian, Model Provider, and Model Strategist are described further below. Also described below are certain requirements associated with your Financial Intermediary, Custodian, and Model Provider that must be satisfied in order to purchase the Contract and to maintain the Contract during the Accumulation Phase and the Income Phase.

•                  Financial Intermediary. Your Financial Intermediary is the registered investment advisor that you have engaged to provide advice on the management of your Account. You have a direct relationship with your Financial Intermediary. The fees that you pay to your Financial Intermediary are separate from and in addition to your Contract Fees. You should understand that we have not made any independent investigation or assessment of your Financial Intermediary (other than of your Financial Intermediary’s compatibility with the Contract), and we do not endorse any Financial Intermediaries or make any representations as to their qualifications or the fees that they charge.

You must continue to engage a Financial Intermediary that is compatible with the Contract in order to purchase the Contract and for so long as your Contract is in the Accumulation Phase or the Income Phase. The Financial Intermediaries that are compatible with the Contract are listed in Appendix C. We may add or remove Financial Intermediaries from Appendix C at any time, in which case we will supplement this prospectus. For each Financial Intermediary listed in Appendix C, we have determined that the Financial Intermediary has the necessary resources and infrastructure (including the necessary relationships with an approved Custodian and at least one approved Model Provider) for us to administer the Contract. We may add or remove Financial Intermediaries from Appendix C at any time, in which case we will supplement this prospectus.

If you do not have a Financial Intermediary that is compatible with the Contract during the Accumulation Phase or the Income Phase, we will send you a written notice. From the date of the written notice, you will five (5) business days to engage a Financial Intermediary that is compatible with the Contract. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

It is possible for an existing Contract Owner to voluntarily change his or her Financial Intermediary and continue to maintain the Contract without interruption. If you wish to voluntarily change your Financial Intermediary, you should contact the Service Center.

There are circumstances under which an existing Contract Owner may be required to engage a new Financial Intermediary in order to maintain the Contract. You may be required to engage a new Financial Intermediary if your Financial Intermediary is no longer compatible with the Contract.

If we deem that your Financial Intermediary is no longer compatible with the Contract and your Contract is in the Accumulation Phase or the Income Phase, you will be sent a written notice. From the date of the written notice, you will have ninety (90) Calendar Days to engage a new Financial Intermediary that is compatible with the Contract. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract. If your Contract is terminated under these circumstances, you would be eligible to exercise the Cancellation Benefit. See “The Cancellation Benefit.”

Custodian. Your Custodian is the entity that holds and safeguards the assets in your Account. Your Custodian also provides various services related your Account (e.g., administration, transaction settlement, distribution and interest collection). In addition to the custodial services performed for your Account, your Custodian will remit Contract Fees to us when they are due and will provide us with the information and data necessary for us to monitor the composition and activity of your Account at all times.

Qualified Custodians generally include banks and registered broker-dealers (and certain other entities). You should receive periodic statements from your Custodian regarding your Account. When establishing your Account, you should inquire to your Financial Intermediary about custody arrangements. If you have questions regarding your custody arrangement, you should contact your Custodian or your Financial Intermediary. Any fees or charges that you pay to your Custodian are separate from and in addition to your Contract Fees.

In order to purchase and maintain the Contract, the Custodian for your Account must be the approved Custodian for your Financial Intermediary. In general, the Custodian for a Financial Intermediary is selected by the Financial Intermediary subject to our approval. All Contract Owners who have engaged a particular Financial Intermediary will be required to use the same Custodian. Our approval of a Custodian generally depends on the Custodian’s ability and willingness to fulfill its role in our administration of the Contract. For the approved Custodian for your Financial Intermediary, you should refer to the Financial Intermediary Prospectus Supplement in effect for your Financial Intermediary. See “Financial Intermediary Prospectus Supplements.”

We may change the approved Custodian for your Financial Intermediary at any time. In general, we will not change the approved Custodian for your Financial Intermediary unless requested by your Financial Intermediary (subject to our approval) or if your current Custodian is no longer able or willing to fulfill its role in our administration of the Contract. If we exercise this right, you will be sent a written notice and you will be required (with the assistance of your Financial Intermediary) to move your Account to the new approved Custodian. If you fail to do so within ninety (90) Calendar Days of the written notice, we will terminate your Contract and we will not make payments of any kind under the Contract. If your Contract is terminated under these circumstances, you would be eligible to exercise the Cancellation Benefit. See “The Cancellation Benefit”

While we will seek to ensure that your Financial Intermediary has an approved Custodian at all times, it is possible that we will determine that your Financial Intermediary no longer has an approved Custodian. This may occur, for instance, if your Financial Intermediary’s approved Custodian discontinues service or is unwilling to fulfill its role in our administration of the Contract and a proper replacement cannot be identified. If your Financial Intermediary does not have an approved Custodian and your Contract is in the Accumulation Phase or the Income Phase, you will be required to engage a new Financial Intermediary as described above. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract. If your Contract is terminated under these circumstances, you would be eligible to exercise the Cancellation Benefit. See “The Cancellation Benefit.”

•                  Model Provider. Your Model Provider, which is a service provider to your Financial Intermediary, is the entity that provides the asset management platform necessary for you to select and invest in accordance with a Covered Model. You will not have a direct relationship with your Model Provider and will not pay any fees or charges directly to your Model Provider. All questions regarding your Model Provider should be directed to your Financial Intermediary.

In addition to making Covered Models available for investment through your Financial Intermediary, your Model Provider provides us with information about the Covered Model that you select for investment. Your Model Provider may also provide asset management services that may be used in connection with your Account, including automatic asset rebalancing and realignment.

For the approved Model Provider(s) for your Financial Intermediary, you should refer to the Financial Intermediary Prospectus Supplement in effect for your Financial Intermediary. See “Financial Intermediary Prospectus Supplements.”

We may withdraw our approval of a Model Provider at any time. While we will seek to ensure that your Financial Intermediary has an approved Model Provider at all times, it is possible that we will determine that your Financial Intermediary no longer has an approved Model Provider. We will remove an approved Model Provider only if the Model Provider discontinues service to your Financial Intermediary or if the Model Provider is unwilling to fulfill its role in our administration of the Contract. If your Financial Intermediary does not have an approved Model Provider, you will be required to engage a new Financial Intermediary as described above. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract. If your Contract is terminated under these circumstances, you would be eligible to exercise the Cancellation Benefit. See “The Cancellation Benefit.”

•                  Model Strategist. The Model Strategist is the entity responsible for the design of the Covered Model that you select for investment. Each Model Strategist is a registered investment adviser. You will not have a direct advisory relationship with any Model Strategist and will not pay any fees or charges directly to a Model Strategist. All questions regarding your Model Strategist should be directed to your Financial Intermediary.

The Model Strategists design the Covered Models based on general investment parameters (e.g., asset classes, risk tolerances, geographic focuses). The Model Strategists do not take into account your individual circumstances or investment needs, or those of any other person.

When a Model Strategist constructs a Covered Model, the Model Strategist selects the Covered Model Funds to be included in the Covered Model and their respective weightings. A Model Strategist may reconstruct a Covered Model from time-to-time. If a Model Strategist reconstructs the Covered Model that you selected for investment, your Covered Assets will need to be realigned accordingly in order to comply with the Investment Restrictions.

It is possible that a Model Strategist may also be a Model Provider. A Model Strategist may also be affiliated or unaffiliated with a Model Provider or the Company. The Financial Intermediary Prospectus Supplement in effect for your Financial Intermediary lists the Model Strategist of each Covered Model. See “Financial Intermediary Prospectus Supplements.”

See “Investment Restrictions – Design and Selection of the Covered Models” for additional information.

CONTRACT OWNER, COVERED LIFE, AND ACCOUNT REQUIREMENTS

In general, to purchase a Contract, the following eligibility requirements must be satisfied:

•                  You, as the Contract Owner, must be an individual or an eligible trust.

•                  The Account related to the Contract must be a Qualified or Non-Qualified Account.

•                  At the time of purchase, the Covered Life must be at least 50 and no older than 85 years of age.

•                  You must have at least $25,000 in your Account at the time of purchase, but no more than $1,000,000 without our prior approval.

A Non-Qualified Account is any Account held outside of a formal retirement arrangement or pension plan that is qualified for special tax treatment under the Code. The Contract is also available in connection with a Qualified Account (i.e., an IRA or Roth IRA). The Contract may either be held as an asset of the Qualified Account or may be held directly by the Covered Life who is the beneficial owner of the Qualified Account. Qualified assets and non-qualified assets under the Code may not be co-mingled in the same Account.

A Contract may be issued only in connection with a single Account. A person with multiple Accounts may purchase multiple Contracts. However, if you purchase multiple Contracts, certain limitations will apply in the aggregate across all of your Contracts as described herein.

The Contract may be issued in connection with unified managed accounts. If the Contract is issued in connection with a unified managed account, the Contract may be issued only in connection with a single investment sleeve (and such investment sleeve will be deemed to be the “Account”). A person may elect to purchase multiple Contracts in connection with multiple investment sleeves; however, certain limitations will apply in the aggregate across all of the Contracts.

See “Contract Eligibility and Ownership” for detailed information regarding the eligibility requirements for owning a Contract.

FORMS OF OWNERSHIP

The Contract may be owned in the following ways:

(1)         By an individual, who is also the Covered Life as of the Contract Date;

(2)         By an individual and his or her Spouse, one of whom being the Covered Life as of the Contract Date; or

(3)         By an eligible trust that designates an eligible individual as the Covered Life as of the Contract Date; or

(4)         By a Qualified Account holding assets on behalf of a Covered Life.

All Contracts are issued as “single-life” Contracts, which means that each Contract has only one Covered Life on the Contract Date. On the Income Activation Date or when a Contract enters the Benefit Phase directly from the Accumulation Phase, a Contract Owner may elect “joint-life” coverage for the Covered Life and the Covered Life’s Spouse, subject to certain restrictions, in which case the Contract would have two Covered Lives. You may not elect joint-life coverage at any other time.

The Covered Life or Covered Lives under the Contract may not be changed (except as described under Contract Eligibility and Ownership – Divorce”).

See “Contract Eligibility and Ownership” for additional information regarding the Contract’s ownership requirements.

APPLYING FOR THE CONTRACT

You will need to apply for the Contract. Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have entered into selling agreements with GAD, the principal underwriter for the Contracts. We may refuse to issue a Contract at any time and for any reason in our sole discretion. We may discontinue offering the Contract at any time.

If your application is accepted and the Contract is issued, you are given a Free Look Period during which you may cancel the Contract. The Free Look Period begins upon your receipt of the Contract and ends thirty (30) Calendar Days thereafter (or such longer period that your state may require). To cancel the Contract during the Free Look Period, you must provide us with written notice within the 30-day period. If you cancel the Contract during the Free Look Period, the Contract will be terminated and we will return any Contract Fees that you paid.

IMPORTANT POINTS IN TIME

There are important points in time under the Contract, including;

•                  Contract Date:  The date on which we issue the Contract to the Contract Owner.

•                  Calendar Quarter:  Each of the four three-month periods that comprise a Calendar Year.

•                  Calendar Quarterversary:  The first day of each Calendar Quarter.

•                  Contract Year:  Each twelve-month period between Contract Anniversaries.

•                  Contract Anniversary:  Each anniversary of the Contract Date.

•                  Accumulation Phase:  The Contract phase that begins on the Contract Date and ends on the Income Activation Date or the occurrence of the Insured Event, whichever occurs first.

•                  Income Activation Date:  The date the Contract Owner elects to begin the Income Phase. There are circumstances under which a Contract may enter the Benefit Phase directly from the Accumulation Phase, thereby skipping the Income Phase.

•                  Income Phase:  The Contract phase that begins on the Income Activation Date and ends when the Insured Event occurs, if ever.

•                  Insured Event:  The reduction of your Covered Asset Value below $2,500 for a reason other than an Excess Withdrawal, provided that certain requirements under the Contract are satisfied.

•                  Benefit Phase:  The Contract phase that begins when the Insured Event occurs, if ever, and ends when the Covered Life (or the survivor of two Covered Lives) dies.

The importance of these points in time are described in detail throughout this prospectus.

THE ACCUMULATION PHASE

The Accumulation Phase is the period of time between the Contract Date and the Income Activation Date or the occurrence of the Insured Event, whichever occurs first. During the Accumulation Phase, you may increase the potential future benefits of your Contract through both Subsequent Contributions (subject to our reserved rights) and Automatic Resets.

Your potential future benefits increase when your Coverage Base increases. Your Coverage Base is tied to your Covered Asset Value as described below, but does not necessarily equal your Covered Asset Value. Your Coverage Base is one component of how we calculate your potential future Guaranteed Benefit Payments during the Benefit Phase, if it occurs, as well as the amount of Covered Amount Withdrawals that you may take during the Income Phase.

COVERED ASSET VALUE

Your Covered Asset Value is the aggregate dollar value of your Covered Assets on the Contract Date and at the close of any Valuation Date. A Valuation Date is any day that the New York Stock Exchange is open for regular trading. Each Valuation Date closes at the same time that regular trading closes on the New York Stock Exchange (generally 4:00 p.m. Eastern Time).

As a result of the Investment Restrictions, your Covered Assets will be comprised of shares of mutual funds and ETFs (and potentially cash). Your Covered Asset Value will increase or decrease in the same manner as all investment accounts holding shares of mutual funds and ETFs. Deposits, positive market performance, and dividends and other distributions (including of capital gains) will increase your Covered Asset Value. Negative market performance, costs of investing, and withdrawals will decrease your Covered Asset Value.

Mutual fund shares are generally valued at their net asset values at the close of a business day. ETF shares are generally valued according to their closing values on trading days.

We do not increase or decrease your Covered Asset Value. Rather, your Covered Asset Value depends on the value of the assets in your Account, over which we have no control. You maintain some control over your Covered Asset Value, because you may deposit and withdraw money from your Account and manage your investments. However, depending on the timing and the amount of your withdrawals, such transactions may negatively impact your Contract. Furthermore, your Account must be managed in accordance with the Investment Restrictions in order for the Contract to remain in effect. As such, you should fully understand the Contract before deciding to purchase it.

To the extent that there is a sales load or a commission associated with your purchase of mutual fund or ETF shares, the increase to your Covered Asset Value (and any other related changes to values under your Contract) will generally be calculated net of the sales load or commission. You should understand, however, that your Covered Asset Value is based on the value of the assets that you hold in your Account, not the amount that you paid for them.

Your Covered Asset Value is separate from your Coverage Base (which is used solely to calculate the amount of Covered Amount Withdrawals that you may take during the Income Phase and the Guaranteed Benefit Payments that you may receive during the Benefit Phase, if it occurs). Your Covered Asset Value and your Coverage Base may not be equal. Your Covered Asset Value is not affected by any Automatic Reset of your Coverage Base, as described below.

COVERAGE BASE

Your Coverage Base is separate from your Covered Asset Value. It is not a cash value and it cannot be withdrawn (although it may increase and decrease, as described below). It is not a guarantee of your Covered Asset Value. Rather, your Coverage Base is used solely to calculate the amount of Covered Amount Withdrawals that you may take during the Income Phase and the Guaranteed Benefit Payments that you may receive during the Benefit Phase, if it occurs. Your Coverage Base and your Covered Asset Value may not be equal.

Under no circumstances will your Coverage Base be calculated to be greater than the Coverage Base Cap. The Coverage Base Cap is $5,000,000. Your Coverage Base Cap will not change after you purchase your Contract.

The Coverage Base Cap applies equally to all Contracts, including Contracts that have elected joint-life coverage for two Covered Lives. If you own multiple Contracts, the Coverage Base Cap applies in the aggregate across all of your Contracts.

The Coverage Base Cap, if triggered, may ultimately limit your Coverage Amount Withdrawals during the Income Phase and your Guaranteed Benefit Payments during the Benefit Phase, if it occurs, because it will prevent your Coverage Base from increasing above $5,000,000.

Please refer to “Additional Examples – Coverage Base Cap” in Appendix A for an example of how the Coverage Base Cap operates.

Coverage Base on the Contract Date

On the Contract Date, your Coverage Base equals your Covered Asset Value. For example, if you have $25,000 in your Account on the Contract Date, your Covered Asset Value on that date will be $25,000. The Covered Asset Value in your Account on the Contract Date is considered to be your “Initial Contribution” under the Contract.

Coverage Base Increases During the Accumulation Phase (Subsequent Contributions and Automatic Resets)

During the Accumulation Phase, your Coverage Base will increase in the following two circumstances: (1) each time you make a Subsequent Contribution (to the extent permitted) and (2) upon an Automatic Reset, provided that certain conditions are met. In no event will your Coverage Base be calculated to be greater than the Coverage Base Cap.

Subsequent Contributions

You may make Subsequent Contributions during the Accumulation Phase (as well as the Income Phase), subject to our reserved rights. Each time you make a Subsequent Contribution to your Account, your Coverage Base is immediately increased dollar-for-dollar by the increase to your Covered Asset Value. In no event will your Coverage Base be calculated to be greater than the Coverage Base Cap.

Please refer to the illustration associated with footnote 7 under “Contract Illustration” in Appendix A for an example of Subsequent Contributions.

We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ prior written notice.

In addition, your ability to make Subsequent Contributions is subject to the limitations listed below. None of these limitations prevent your Covered Asset Value from appreciating in value due to positive market performance.

•                  Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000 (i.e., the sum of your Initial Contribution and all Subsequent Contributions). This limit applies equally to all Contracts, including Contracts that have elected joint-life coverage. If you own multiple Contracts, this limit applies in the aggregate across all of your Contracts.

•                  Subsequent Contributions for Qualified Accounts are also subject to annual contribution limitations under the Code, which vary depending upon the type of Qualified Account. You should consult a qualified tax advisor for more information.

•                  Subsequent Contributions cannot cause your Coverage Base to increase beyond the Coverage Base Cap. For example, if your Coverage Base is $4,990,000 and you make an $110,000 Subsequent Contribution, your new Coverage Base will be $5,000,000, not $5,100,000.

If we limit your ability to make Subsequent Contributions, your ability to increase your Coverage Base through Subsequent Contributions during the Accumulation Phase will be limited consequentially. If you are prevented from making Subsequent Contributions, your Coverage Base may increase during the Accumulation Phase only through Automatic Resets. We will terminate your Contract if you make an impermissible Subsequent Contribution and then fail to take the affirmative actions necessary to maintain the Contract.

Automatic Resets

On each Contract Anniversary during the Accumulation Phase until (but not including) your twenty-first (21st) Contract Anniversary, your Coverage Base may increase as a result of an Automatic Reset. If your Covered Asset Value exceeds your Coverage Base on that date, we will increase your Coverage Base so that it equals your Covered Asset Value, subject to the Coverage Base Cap. If your Covered Asset Value does not exceed your Coverage Base, your Coverage Base will not change.

As a result, on each Contract Anniversary for which you are eligible for an Automatic Reset, your Coverage Base will equal the greater of:

(1)         Your Coverage Base as of the prior Valuation Date, adjusted for any Subsequent Contributions and Excess Withdrawals on the Contract Anniversary (or next Valuation Date, if the Contract Anniversary is on a day other than a Valuation Date); or

(2)         Your Covered Asset Value as of the prior Valuation Date, adjusted for any Subsequent Contributions and withdrawals on the Contract Anniversary (or next Valuation Date, if the Contract Anniversary is on a day other than a Valuation Date).

Please refer to the illustration associated with footnote 4 under “Contract Illustration” in Appendix A for an example of Automatic Resets.

Automatic Resets are subject to the Coverage Base Cap. If you are eligible for an Automatic Reset and your Covered Asset Value is greater than $5,000,000, your Coverage Base will be $5,000,000 after the Automatic Reset, as illustrated under “Additional Examples – Coverage Base Cap” in Appendix A.

The purpose of the Automatic Reset is to give you the benefit of positive market performance, if any, over the course of the previous 12-month period. Your Coverage Base does not otherwise change as the result of market performance. No Automatic Resets will occur after the 20th Contract Anniversary, the Income Activation Date, or the Insured Event, whichever occurs first. We reserve the right to allow resets to continue during the Income Phase on a non-discriminatory basis.

Coverage Base Decreases During the Accumulation Phase (Excess Withdrawals)

Your Coverage Base will decrease only if you take an Excess Withdrawal. When you take an Excess Withdrawal, the reduction to your Coverage Base may be substantially more than the actual dollar amount of the Excess Withdrawal. During the Accumulation Phase, all withdrawals from your Account are Excess Withdrawals, except Contract Fee Withdrawals. For Qualified Accounts, RMD Withdrawals, if any, will be treated as Excess Withdrawals during the Accumulation Phase.

If your Covered Asset Value is less than $2,500 immediately after an Excess Withdrawal, your Contract will be terminated. This applies regardless of whether the entire withdrawal or only a portion of the withdrawal is treated as an Excess Withdrawal.

We will not warn you if you attempt to take or are taking an Excess Withdrawal. If you take an Excess Withdrawal, we will send you a post-withdrawal notification stating that you have taken an Excess Withdrawal and describing the impact on your Contract. You also may contact us prior to taking a withdrawal to determine whether a portion or all of the contemplated withdrawal will be an Excess Withdrawal or if it would trigger Contract termination. There is no provision under the Contract that reverses the harm done by Excess Withdrawals.

The amount of an Excess Withdrawal during the Accumulation Phase always equals the full amount of the withdrawal. When you take an Excess Withdrawal, your Coverage Base will be immediately reduced in the same proportion to the reduction in your Covered Asset Value. The following formula describes the proportion of your Coverage Base that will remain after you take an Excess Withdrawal:

Covered Asset Value immediately following the Excess Withdrawal
(Covered Asset Value immediately following the Excess Withdrawal) + Withdrawal - (Portion of withdrawal not considered an Excess Withdrawal)

The reduction to your Coverage Base as a result of an Excess withdrawal may be substantially more than the actual dollar amount of the Excess Withdrawal because, as described above, your Coverage Base is reduced in the same proportion to the reduction in your Covered Asset Value. For example, if you have a Covered Asset Value of $100,000 and a Coverage Base of $125,000, and you take an Excess Withdrawal of $25,000, your Coverage Base will be reduced by $31,250. This calculation may be explained as follows:

•                  You took a $25,000 Excess Withdrawal, which reduced your Covered Asset Value by 25% (25% of $100,000 = $25,000).

•                  As a result of the Excess Withdrawal, your Coverage Base was also reduced by 25%, which resulted in a reduction of $31,250 (25% of $125,000 = $31,250).

•                  Although your Covered Asset Value and Coverage Base were reduced by the same percentage (25%), the dollar amount of the reduction to your Coverage Base ($31,250) was greater than the dollar amount of your Excess Withdrawal ($25,000).

Please refer to the illustration associated with footnote 5 under “Contract Illustration” in Appendix A for an additional example of Excess Withdrawals during the Accumulation Phase.

Coverage Base upon Reinstatement of the Contract

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate your Contract, on the date of reinstatement, your Coverage Base will be reset to equal the lesser of (i) your Covered Asset Value as of the reinstatement date or (ii) your Coverage Base as of the termination date. (If your Contract is reinstated during the Income Phase, your Coverage Amount will be immediately recalculated using your new Coverage Base and the Coverage Percentage that applied on the Income Activation Date.)

OCCURRENCE OF THE INSURED EVENT DURING THE ACCUMULATION PHASE

If your Covered Asset Value is reduced below $2,500 during the Accumulation Phase for any reason other than an Excess Withdrawal and the other requirements set forth under “The Benefit Phase – The Insured Event” are met, your Contract will skip the Income Phase and will directly enter the Benefit Phase. See “The Benefit Phase – Calculation of the Coverage Amount for Contracts that enter the Benefit Phase Directly from the Accumulation Phase” for information regarding your ability to elect joint-live coverage upon occurrence of the Insured Event and the value of your Guaranteed Benefit Payments.

THE INCOME PHASE

The Income Phase begins on the Income Activation Date and ends when the Insured Event occurs, if ever. You may select the Income Activation Date at any time during the Accumulation Phase, except that it may not occur until the Covered Life (or the youngest of the Covered Lives, if you decide to elect joint-life coverage) attains the age of 60. The Income Activation Date must be a Valuation Date.

When you are ready to initiate the Income Phase, you must submit written notice to us. We will not initiate the Income Phase until we have sufficient documentation to determine the identity and age of the Covered Life (or the youngest of the Covered

Lives). Sufficient documentation includes a copy of a certified birth certificate or a government issued form of identification that contains the date of birth. If you do not elect joint-life coverage on the Income Activation Date, sufficient documentation for the Covered Life generally would have been provided to us with your Contract application. If you elect joint-life coverage on the Income Activation Date (or upon entering the Benefit Phase directly from the Accumulation Phase), sufficient documentation must be submitted to us for the second Covered Life.

Once the Income Phase begins, you may begin taking Covered Amount Withdrawals up to your Coverage Amount each Contract Year, including the remainder of the Contract Year during which the Income Phase began.

Covered Amount Withdrawals do not reduce your Coverage Amount for future years or your potential future Guaranteed Benefit Payments. They should not be considered a financial benefit under the Contract, however. When you take a Covered Amount Withdrawal, you are withdrawing your own money from your Account.

If you do not take Covered Amount Withdrawals up to the Coverage Amount during a Contract Year, you will not have a higher Coverage Amount in future Contract Years.

Contract Fee Withdrawals are taken during the Income Phase and they will not count as withdrawals against your Coverage Amount.

If you have a Qualified Account subject to Required Minimum Distribution requirements under the Code during the Income Phase, any RMD Withdrawal will count against your remaining Coverage Amount. An RMD Withdrawal (or any portion thereof) in excess of your remaining Coverage Amount will not be treated as an Excess Withdrawal, provided that you notify us prior to taking the withdrawal. You are not otherwise required to notify us prior to taking an RMD Withdrawal.

If you fail to notify us prior to taking an RMD Withdrawal in excess of your Coverage Amount, it will be treated as an Excess Withdrawal. However, as of the date of the written notice that you will receive indicating that you have taken an Excess Withdrawal, you will have five (5) business days to notify us that the Excess Withdrawal (or a portion thereof) was an RMD Withdrawal.

It is important that you understand how the Coverage Amount is calculated because it will affect the benefits you receive under the Contract. We calculate your Coverage Amount during the Income Phase on the Income Activation Date; we will not recalculate your Coverage Amount thereafter unless you make a Subsequent Contribution (to the extent permitted) or take an Excess Withdrawal. We will also recalculate your Coverage Amount if you reinstate your Contract during the Income Phase following termination due to non-compliance with the Investment Restrictions.

CALCULATION OF THE COVERAGE AMOUNT ON THE INCOME ACTIVATION DATE

On the Income Activation Date, we calculate your Coverage Amount. Your Coverage Amount will equal:

(1)         Your Coverage Base as of the Income Activation Date; multiplied by

(2)         The applicable Coverage Percentage.

The Coverage Percentage applied to your Coverage Base is based on the Attained Age of the Covered Life (or the youngest of the Covered Lives, if you elect joint-life coverage on the Income Activation Date) as of the Income Activation Date. The Coverage Percentages for joint-life coverage are lower than the Coverage Percentages for single-life coverage. The application of a lower Coverage Percentage will result in a relatively lower Coverage Amount.

Once a Coverage Percentage is used to calculate your Coverage Amount, the Coverage Percentage used to calculate your Coverage Amount will not change thereafter under any circumstances except as described under “Contract Eligibility and Ownership — Divorce.”

We change the Coverage Percentages for prospective purchasers of the Contract from time-to-time. The Coverage Percentages that apply to your Contract will be the higher of the Coverage Percentages in effect (i) on the date your Contract application is signed or (ii) on the Contract Date. Your Coverage Percentages will be included in your Contract.

Coverage Percentage Prospectus Supplements. We change the Coverage Percentages for prospective purchasers of the Contract through Coverage Percentage Prospectus Supplements. If you are a prospective purchaser of the Contract, the Coverage Percentage Prospectus Supplement in effect accompanies this prospectus. If you purchase the Contract, the

Coverage Percentage Prospectus Supplement that applies to your Contract will be delivered to you either with this prospectus or no later than the Contract Date. Each Coverage Percentage Prospectus Supplement will be filed with the SEC and will be available on the SEC’s website (http://www.sec.gov) under File No. 333-222722. You may also obtain copies of the Coverage Percentage Prospectus Supplements by contacting us at [              ], visiting www.[              ].com, or contacting your Financial Intermediary. Existing Contract Owners will not receive Coverage Percentage Prospectus Supplements because their Coverage Percentages will not change for the life of their Contracts.

The Coverage Percentages for prospective purchasers are subject to guaranteed minimums. The following table sets forth the guaranteed minimum Coverage Percentage for each Attained Age of the applicable Covered Life. The Coverage Percentages under a Contract for a particular Attained Age will never be lower than the percentages stated in the table below.

Guaranteed Minimum Coverage Percentages

Attained Age	Single-Life Coverage (One Covered Life)	Joint-Life Coverage (Two Covered Lives)
Lower than 60*	[ ]%	[ ]%
60	3.75%	3.25%
61	3.75%	3.25%
62	3.75%	3.25%
63	3.75%	3.25%
64	3.75%	3.25%
65	4.00%	3.50%
66	4.00%	3.50%
67	4.00%	3.50%
68	4.00%	3.50%
69	4.00%	3.50%
70	4.25%	3.75%
71	4.25%	3.75%
72	4.25%	3.75%
73	4.25%	3.75%
74	4.25%	3.75%
75+	4.50%	4.00%

* May be applicable only to a Covered Life (or the youngest of two Covered Lives, if joint-life coverage was elected) younger than the Attained Age of 60 for a Contract that entered the Benefit Phase directly from the Accumulation Phase.

Please refer to the illustrations associated with footnotes 2 and 4 under “Contract Illustration” in Appendix A for an example of calculating the Coverage Amount on the Income Activation Date.

CALCULATION OF THE COVERAGE AMOUNT AFTER THE INCOME ACTIVATION DATE

Coverage Amount Increases After the Income Activation Date (Subsequent Contributions)

Your Coverage Amount may increase during the Income Phase only through Subsequent Contributions (to the extent we permit them). Your Coverage Amount will not increase during the Income Phase based on positive market performance.

Each time you make a Subsequent Contribution during the Income Phase, your Coverage Amount is immediately recalculated. Subsequent Contributions increase your Coverage Amount because, like during the Accumulation Phase, your Coverage Base is increased dollar-for-dollar by the increase to your Covered Asset Value, subject to the Coverage Base Cap. There are no Automatic Resets during the Income Phase.

Please refer to the illustration associated with footnote 7 under “Contract Illustration” in Appendix A for an example of Subsequent Contributions.

We reserve the right to limit Subsequent Contributions to your first Contract Year. We also reserve the right to limit your aggregate Subsequent Contributions to 150% of your Initial Contribution. We may exercise these rights in our sole discretion and at any time upon thirty (30) days’ prior written notice.

In addition, your ability to make Subsequent Contributions is subject to the limitations listed below. None of these limitations prevent your Covered Asset Value from appreciating in value due to positive market performance.

•                  Our approval is required prior to making aggregate Contributions equal to or in excess of $1,000,000 (i.e., the sum of your Initial Contribution and all Subsequent Contributions). This limit applies equally to all Contracts, including Contracts that have elected joint-life coverage on the Income Activation Date. If you own multiple Contracts, this limit applies in the aggregate across all of your Contracts.

•                  Subsequent Contributions for Qualified Accounts are also subject to annual contribution limitations under the Code, which vary depending upon the type of Qualified Account. You should consult a qualified tax advisor for more information.

•                  Subsequent Contributions cannot cause your Coverage Base to increase beyond the Coverage Base Cap. For example, if your Coverage Base is $4,990,000 and you make an $110,000 Subsequent Contribution, your new Coverage Base will be $5,000,000, not $5,100,000.

If we limit your ability to make Subsequent Contributions is limited, your ability to increase your Coverage Amount through Subsequent Contributions during the Income Phase will be limited consequentially. If you are prevented from making Subsequent Contributions, you will not be able to increase your Coverage Amount during the Income Phase. We will terminate your Contract if you make an impermissible Subsequent Contribution and then fail to take the affirmative actions necessary to maintain the Contract.

Coverage Amount Decreases After the Income Activation Date (Excess Withdrawals)

Once the Income Phase begins, your Coverage Amount will be immediately reduced whenever you take an Excess Withdrawal. The amount of an Excess Withdrawal during the Income Phase will be the portion of the withdrawal in excess of your Coverage Amount, taking into account your aggregate withdrawals for the Contract Year.

Excess Withdrawals reduce your Coverage Amount because, like during the Accumulation Phase, they reduce your Coverage Base. After you take an Excess Withdrawal, your Coverage Base is immediately reduced using the same calculation for Excess Withdrawals during the Accumulation Phase. See “The Accumulation Phase – Coverage Base Decreases During the Accumulation Phase (Excess Withdrawals).” Your reduced Coverage Base is then multiplied by the Coverage Percentage that applied on the Income Activation Date to calculate your new Coverage Amount.

Excess Withdrawals may significantly reduce or eliminate the benefit of the Contract. They will reduce your potential future Guaranteed Benefit Payments during the Benefit Phase, as well as the amount of Covered Amount Withdrawals that you may take during the Income Phase. These reductions may be substantially more than the actual dollar amount of the Excess Withdrawal. If your Covered Asset Value is less than $2,500 immediately after an Excess Withdrawal, your Contract will be terminated. This applies regardless of whether the entire withdrawal or only a portion of the withdrawal is treated as an Excess Withdrawal.

We will not warn you if you attempt to take or are taking an Excess Withdrawal. If you take an Excess Withdrawal, we will send you a post-withdrawal notification stating that you have taken an Excess Withdrawal and describing the impact on your Contract. You also may contact us prior to taking a withdrawal to determine whether a portion or all of the contemplated withdrawal will be an Excess Withdrawal or if it would trigger Contract termination. There is no provision under the Contract that reverses the harm done by Excess Withdrawals.

Please refer to the illustration associated with footnote 8 under “Appendix A – Contract Illustration” for an example of an Excess Withdrawal during the Income Phase.

Coverage Amount upon Reinstatement of the Contract

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate your Contract, on the date of reinstatement, your Coverage Base will be reset to equal the lesser of (i) your Covered Asset Value as of the reinstatement date or (ii) your Coverage Base as of the termination date. Your Coverage Amount will be immediately recalculated using your new Coverage Base and the Coverage Percentage that applied on the Income Activation Date.

RMD WITHDRAWALS DURING THE INCOME PHASE

As further discussed under “Tax Considerations – Qualified Accounts,” Qualified Accounts may be subject to Required Minimum Distribution requirements under the Code. If and when a Qualified Account becomes subject to Required Minimum Distribution requirements, then each calendar year, a minimum amount of distributions (in dollars) must be made from the Account or another qualifying source to the beneficial owner of the Account (i.e., the RMD Amount). The RMD Amount will be calculated annually based on the requirements set forth in the Code. All withdrawals that count towards the RMD Amount for a given calendar year are referred to as “RMD Withdrawals” under the Contract. You are not required to notify us prior to taking an RMD Withdrawal.

During the Accumulation Phase, all RMD Withdrawals are Excess Withdrawals. This is because all withdrawals (except Contract Fee Withdrawals) are Excess Withdrawals during the Accumulation Phase.

During the Income Phase, any RMD Withdrawal will count against your remaining Coverage Amount. An RMD Withdrawal (or any portion thereof) in excess of your remaining Coverage Amount will not be treated as an Excess Withdrawal, provided that you notify us prior to taking the withdrawal. You are not otherwise required to notify us prior to taking an RMD Withdrawal.

If you fail to notify us prior to taking an RMD Withdrawal in excess of your Coverage Amount, it will be treated as an Excess Withdrawal. However, as of the date of the written notice that you will receive indicating that you have taken an Excess Withdrawal, you will have five (5) business days to notify us that the Excess Withdrawal (or a portion thereof) was an RMD Withdrawal. If you fail to notify us within that time, the withdrawal will be treated permanently as an Excess Withdrawal.

THE BENEFIT PHASE

THE INSURED EVENT

The Benefit Phase begins when the Insured Event occurs, if ever.

During the Accumulation Phase, the Insured Event occurs when the following conditions are met:

(1)         The Contract is still in force (i.e., it has not been terminated for any reason);

(2)         The Covered Asset Value has been reduced below $2,500 for a reason other than an Excess Withdrawal;

(3)         The Covered Life is alive; and

(4)         All Contract Fees due to Commonwealth Annuity have been paid. Contract Owners will have an opportunity to pay any outstanding Contract Fees that are past due. The opportunity to pay outstanding Contract Fees will end ninety-five (95) days after the original due date, after which the Contract will be terminated and we will not make payments of any kind under the Contract. If there are insufficient Covered Assets to pay any outstanding Contract Fees through a Contract Fee Withdrawal, we will accept payment from another source. In addition, a Contract Owner may choose to make a Subsequent Contribution in at least the amount necessary for a Contract Fee Withdrawal to be taken from the Account, provided that we have not exercised any right under the Contract to prohibit such Subsequent Contributions.

During the Income Phase, the Insured Event occurs when the following conditions are met:

(1)         The Contract is still in force (i.e., it has not been terminated for any reason);

(2)         The Covered Asset Value has been reduced below $2,500 for a reason other than an Excess Withdrawal;

(3)         The Covered Life (or at least one of the Covered Lives, if joint-life coverage was elected on the Income Activation Date) is alive;

(4)         The Coverage Amount is greater than zero; and

(5)         All Contract Fees due to Commonwealth Annuity have been paid. Contract Owners will have an opportunity to pay any outstanding Contract Fees that are past due. The opportunity to pay outstanding Contract Fees will end ninety-five (95) days of the original due date, after which the Contract will be terminated and we will not make payments of any kind under the Contract. If there are insufficient Covered Assets to pay any outstanding Contract Fees through a Contract Fee Withdrawal, we will accept payment from another source. In addition, a Contract Owner may choose to make a Subsequent Contribution in at least the amount necessary for a Contract Fee Withdrawal to be taken from the Account, provided that we have not exercised any right under the Contract to prohibit such Subsequent Contributions.

Using the information and data that we use to monitor that composition and activity of your Account, we will automatically monitor whether your Covered Asset Value has been reduced below $2,500 by means other than an Excess Withdrawal. If and when that occurs, we will send you a notice indicating that the Insured Event may have occurred. The notice will provide instructions to you regarding the steps that must be taken in order to confirm that the Insured Event occurred, such as providing us proof that a Covered Life is alive or paying outstanding Contract Fees. Once we have confirmed that the Insured Event occurred, the Insured Event will be deemed to have occurred on the date that your Covered Asset Value was originally reduced below $2,500 as described above.

OCCURRENCE OF THE INSURED EVENT DURING THE ACCUMULATION PHASE

If the Insured Event occurs during the Accumulation Phase, you will have an opportunity to retain single-life coverage or elect joint-life coverage under the Contract. You will be given only one opportunity to elect joint-life coverage, and you will not be permitted to change the form of coverage that you select. The Coverage Percentages for joint-life coverage are lower than the Coverage Percentages for single-life coverage. The application of a lower Coverage Percentage will result in a relatively lower Coverage Amount.

Once you instruct us on whether you will retain single-life coverage or elect joint-life coverage, we will calculate your Coverage Amount. Your Coverage Amount represents the annual amount of Guaranteed Benefit Payments to be paid by us. Your Coverage Amount will equal:

(1)         Your Coverage Base as of the date of the Insured Event; multiplied by

(2)         The applicable Coverage Percentage.

The Coverage Percentage applied to the Coverage Base will be based on the Attained Age of the Covered Life (or the youngest of the Covered Lives, if you elected joint-life coverage) as of the date of the Insured Event. Your Coverage Percentages will not differ if you enter the Benefit Phase or the Income Phase from the Accumulation Phase. Once a Coverage Percentage is used to calculate your Coverage Amount, the Coverage Percentage used to calculate your Coverage Amount will not change thereafter under any circumstances except as described under “Contract Eligibility and Ownership — Divorce.”

We change the Coverage Percentages for prospective purchasers of the Contract from time-to-time. The Coverage Percentages that apply to your Contract will be the higher of the Coverage Percentages in effect (i) on the date your Contract application is signed or (ii) on the Contract Date. Your Coverage Percentages will be included in your Contract. See “The Income Phase – Calculation of the Coverage Amount on the Income Activation Date” for additional information about Coverage Percentages, including our use of Coverage Percentage Prospectus Supplements.

If the Covered Life (or the youngest Covered Life, if joint-life coverage is elected) has not attained the age of 60 as of the date that the Insured Event occurred, the applicable Coverage Percentage will be the lowest possible Coverage Percentage under your Contract (regardless of how close the applicable Covered Life is to obtaining the age of 60). The Coverage Percentage for a Covered Life younger than age 60 is substantially lower than the Coverage Percentage for a Covered Life that has attained the age of 60. The application of the lowest Coverage Percentage will result in lowest possible Guaranteed Benefit Payments based on your Coverage Base.

For Contracts that enter the Benefit Phase from the Accumulation Phase, we will pay a pro-rated amount of the Coverage Amount for the current Contract Year as Guaranteed Benefit Payments for that Contract Year. Thereafter, beginning on the Contract Anniversary following the Insured Event, we will pay the Coverage Amount each Contract Year until the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected).

OCCURRENCE OF THE INSURED EVENT DURING THE INCOME PHASE

If the Insured Event occurs during the Income Phase, we will pay any remaining Coverage Amount for the current Contract Year as Guaranteed Benefit Payments for that Contract Year. Thereafter, beginning on the Contract Anniversary following the Insured Event, we will pay the Coverage Amount each Contract Year until the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected).

PAYMENT OF GUARANTEED BENEFIT PAYMENTS

The Contract Owner may elect for Guaranteed Benefit Payments to be made either monthly, quarterly, semi-annually, or annually. Guaranteed Benefit Payments will begin on a date of the Contract Owner’s choosing. However, they may begin no earlier than 60 days after the Insured Event occurs. We may require your Guaranteed Benefit Payments to be at least a minimum amount for certain payment frequencies. If we exercise this right, you may be required to select a different payment frequency and it is possible that you will be required to take Guaranteed Benefit Payments on an annual basis.

After the Insured Event occurs, the Coverage Amount (i.e., the amount of Guaranteed Benefit Payments) will not increase or decrease for any reason. There will be no restrictions under the Contract on your Account. You will not be charged Contract Fees. You cannot exercise the Annuitization Option after the Insured Event occurs.

Guaranteed Benefit Payments will end and the Contract will terminate upon the Covered Life’s death (or the death of both Covered Lives, if joint-life coverage was elected). We may require proof of age and life before we make the first Guaranteed Benefit Payment. We may require proof of life from time to time thereafter.

If the Covered Life dies (or, if joint-life coverage was elected, the Covered Lives have both died) after the Insured Event occurs but prior to the beginning of Guaranteed Benefit Payments, no Guaranteed Benefit Payments will be made under the Contract.

Guaranteed Benefit Payments are generally taxable as ordinary income to the extent of earnings on the Contract. See “Tax Considerations.” You should consult a tax advisor as to the tax treatment of Guaranteed Benefit Payments under the Contract. For additional information regarding the tax treatment of Guaranteed Benefit Payments under your Contract, see “Tax Considerations.”

INVESTMENT RESTRICTIONS

Your Account must be invested in accordance with the Investment Restrictions. Your Contract will be terminated (in which case the Company will not make payments of any kind under the Contract) if your Account does not comply with the Investment Restrictions following written notice to you of non-compliance. If your Contract is terminated due to non-compliance with the Investment Restrictions, you will have an opportunity to reinstate the Contract.

We must have access to the information and data necessary to monitor the composition and activity of your Account at all times. If we do not have access to the necessary information and data, you will be sent a written notice. From the date of the written notice, you will have five (5) business days to (i) restore our access to the necessary information and data and (ii) provide us with the information and data that we deem necessary to review the composition and activity of your Account during the period during which we did not have access to such information and data. If you fail to do so, your Contract will be terminated and we will not make payments of any kind under the Contract.

Compliance with the Investment Restrictions will be assessed on each Valuation Date. However, if you make a Subsequent Contribution or an Excess Withdrawal, your compliance with the Investment Restrictions will be immediately assessed.

THE INVESTMENT RESTRICTIONS

Under the Investment Restrictions, your Account must be invested exclusively in shares of Covered Model Funds in accordance with the Covered Model that you select for investment. Shares of Covered Model Funds are either specific share classes of specific mutual funds or shares of specific ETFs. In general, your target weightings for the Covered Model Funds in which you invest must conform to the weightings in your Covered Model. Under our Model Customization Tolerance, we permit a certain amount of customization to your target weightings and the funds in which you invest. Your Account may also hold cash. The Investment Restrictions do not apply to your cash holdings.

The list of Covered Models that are eligible for investment under the Investment Restrictions is subject to change. The Covered Models that are currently eligible for investment under the Investment Restrictions are included in the most recent Financial Intermediary Prospectus Supplements to this prospectus. We publish different Financial Intermediary Prospectus Supplements for different Financial Intermediaries. You should review the Financial Intermediary Prospectus Supplement that applies to your Financial Intermediary. You may also visit www.[         ].com or contact your Financial Intermediary for the current list of Covered Models, as well as other information about the Investment Restrictions. We may change the Covered Models that are eligible for investment by publishing new Financial Intermediary Prospectus Supplements. New Financial Intermediary Prospectus Supplements are applicable to both prospective purchasers and existing owners of the Contract.

We reserve the right to add and remove Covered Models for use under the Contract at any time, for any reason, and in our sole discretion. We also reserve the right to designate only a single Covered Model as being eligible for investment under the Investment Restrictions. The Covered Models that are available for investment may vary among Financial Intermediaries and Model Providers.

Only one Covered Model may be selected at a given time, although you may change the Covered Model that you select for investment at any time. We must be notified when you change the Covered Model that you select for investment. The number of Covered Models at any given time is limited, so your ability to choose among asset allocation models is restricted. If we exercise our reserved right to designate only a single Covered Model, only one Covered Model will be available and you will have no ability to choose or change your Covered Model.

If we change the list of Covered Models that are eligible for investment under the Investment Restrictions, you will be notified at least thirty (30) business days in advance. At any time during this period of advance notice, you may rebalance or realign the assets in your Account based on the updated Investment Restrictions.

Before you purchase the Contract, you should consult with your Financial Intermediary and tax advisor to assist you in determining whether the Investment Restrictions are suited for your financial needs and risk tolerances. Information about the Covered Model Funds (and any other mutual fund or ETF in which you invest, if you elect to customize the Covered Model that you select for investment), including their investment objectives, expenses, strategies, and risks, can be found in their respective prospectuses. You should read those separate prospectuses carefully before investing.

We have no duty or obligation to notify or advise Contract Owners as to an optimal or more cost efficient manner of managing their Covered Assets. We are not responsible for investment losses or lost opportunities in any way associated with compliance with the Investment Restrictions. There may be tax and Contract Fee consequences associated with how you manage your Covered Assets in light of the Investment Restrictions.

NON-COMPLIANCE WITH THE INVESTMENT RESTRICTIONS

You bear the responsibility for complying with the Investment Restrictions. This means that you are responsible for assuring that the assets in your Account are invested in the appropriate funds and that the weightings of the assets in your Account are appropriate. Your Financial Intermediary may help you monitor your Account, but you are ultimately responsible for purposes of maintaining the Contract.

If at any time and for any reason your Account does not comply with the Investment Restrictions, you will be sent a written notice of non-compliance. From the date of any written notice of non-compliance, you will have five (5) business days to comply with the Investment Restrictions. If you fail to do so, your Contract will be terminated and the Company will not make payments of any kind under the Contract. You will have an opportunity to reinstate your Contract if it is terminated due to non-compliance with the Investment Restrictions.

Your Account will be automatically rebalanced and realigned from time to time by your Financial Intermediary or the Model Provider of the Covered Model that your selected for investment. While these arrangements should help you comply with the Investment Restrictions, you are ultimately responsible for monitoring, rebalancing, and realigning your Account in order to maintain compliance with the Investment Restrictions. In addition, there are circumstances under which you may need to rebalance or realign your Account or your target weightings in order to comply with the Investment Restrictions. See “Rebalancing and Realigning Covered Assets” below. You should consult with your Financial Intermediary to discuss options for monitoring your Account and maintaining compliance with the Investment Restrictions.

You will be deemed to be in violation of the Investment Restrictions even if the reason for non-compliance is beyond your direct control. Such reasons may include:

•                  Actions or inactions by your Financial Intermediary (e.g., failure to invest your assets as directed, monitor your Account, or failure to properly rebalance or realign your Account).

•                  Actions or inactions by a Model Provider (e.g., failure to properly rebalance or realign your Account).

•                  A Covered Model Fund liquidates, or a designated class of shares of a Covered Model Fund is no longer offered to the public. In either case, we expect that the Model Strategists for the affected Covered Models would reconstruct the Covered Models, removing the Covered Model Fund. If a Model Strategist reconstructs your Covered Model, your Financial Intermediary or your Model Provider will automatically realign your assets. If a Model Strategist did not reconstruct an affected Covered Model that you selected for investment, you would need to select a new Covered Model for investment in order to continue compliance with the Investment Restrictions. See “Design and Selection of the Covered Models” below.

Regardless of the circumstances, non-compliance with the Investment Restrictions may cause your Contract to be terminated. If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. Your Covered Assets must be invested in accordance with the Investment Restrictions at the time of reinstatement. If you do not reinstate your Contract within five (5) business days, it will be permanently terminated. This is the only circumstance in which you may reinstate your Contract after termination. See “Coverage Base upon Reinstatement of the Contract” and “Coverage Amount upon Reinstatement of the Contract” for information about how reinstatement affects your Contract.

We have no duty or obligation to notify Contract Owners when they are at risk of violating the Investment Restrictions or to prevent Contract Owners from violating the Investment Restrictions.

DESIGN AND SELECTION OF THE COVERED MODELS

Covered Model Design

The Covered Models are weighted asset allocations models that are designed by Model Strategists. The Model Strategists are registered investment advisers. The Model Strategists design the Covered Models based on general investment parameters (e.g., asset classes, risk tolerances, geographic focuses). The Model Strategists do not take into account your individual circumstances or investment needs, or those of any other person.

While we may request that a Model Strategist design an asset allocation model that we would like to include as a Covered Model based on general investment parameters, we are not otherwise involved design of the Covered Models. For instance, we do not provide instructions or communicate preferences regarding the Covered Model Funds comprising a Covered Model or their respective weightings. The Covered Models may be reconstructed by their respective Model Strategists from time to time. This may include removing or adding, or changing the weightings of, the Covered Model Funds comprising a Covered Model. We are not involved in the reconstruction of the Covered Models in any manner.

Your Financial Intermediary or your Model Provider must be authorized to realign your Account and your target weightings when a Model Strategist reconstructs the Covered Model that you selected for investment.

When it reconstructs a Covered Model, a Model Provider or a Model Strategist may (but not necessarily) provide notice to your Financial Intermediary, who may in turn provide notice to you. However, we will not provide any such notice to you, because the reconstruction of a Covered Model does not constitute a change to the Contract’s Investment Restrictions.

The Covered Models that may be selected for investment will differ among Financial Intermediaries. This means that Contract Owners who have a different Financial Intermediaries than you may have more or fewer Covered Models to select from than you.

Covered Model Selection

In general, we consider whether to add a Covered Model under the Contract when an asset allocation model is recommended to us by a Financial Intermediary, Model Provider, Model Strategist, another financial institution, or other third-party associated with the sale and administration of the Contract. We may also consider whether to add a Covered Model on our own initiative.

An important factor that we consider when analyzing whether to add or remove Covered Models under the Contract is our risk tolerances. When evaluating our risk tolerances, we may consider a variety of factors, including without limitation, the market risks, volatility, expenses, and performance histories associated with the Covered Models; the Contract Fees we receive; the extent to which there are derivatives available that can hedge against investment risks; the liquidity and cost of such derivatives; and market volatility. We also consider other criteria when analyzing whether to add or remove Covered Models under the Contract such as the extent to which asset allocation models are available on financial advisory, custodian, and investing technology platforms; costs associated with the models; the asset categories and funds that comprise the models; and the tracking error of funds that comprise the models.

As previously stated, we may request that a Model Strategist design an asset allocation model that we would like to include as a Covered Model. We may remove a Covered Model under the Contract and replace it with a Covered Model that we requested to be designed.

MODEL CUSTOMIZATION TOLERANCE

While you own the Contract, you may desire to customize the Covered Model that you select for investment. You may not want to invest in a Covered Model Fund that is included in your Covered Model, or you may want your target weightings to differ from your Covered Model.

We will permit such customizations provided that you satisfy our Model Customization Tolerance. As such, if you decide to customize the Covered Model that you select for investment and you satisfy our Model Customization Tolerance, you will be in compliance with the Investment Restrictions and all of the assets in your Account will be deemed to be Covered Assets.

You will satisfy our Model Customization Tolerance if:

(1)         The assets in your Account are invested solely in shares of mutual funds or ETFs (or cash);

(2)         Your target weightings for the mutual funds or ETFs in which you invest do not deviate from the target weightings of the Covered Model that you selected for investment by more than a total of 5%; and

(3)         The assets in your Account were invested in accordance with your target weightings.

For example, assume the Covered Model that you select for investment has target weightings that require your Covered Assets to be equally weighted among Covered Model Funds A, B, C, and D (i.e., 25% each). The following list includes some examples of how you could customize the Covered Model using our Model Customization Tolerance:

•                  You could invest only 20% in Covered Model Fund A, and invest the remaining 5% in any of the other Covered Model Funds or any other mutual fund or ETF of your choosing. You would need to invest at least 25% in the other three Covered Model Funds.

•                  You could invest 23% in Covered Model Fund A and 22% in Covered Model Fund B, and invest the remaining 5% in any of the other Covered Model Funds or any other mutual fund or ETF of your choosing. You would need to invest at least 25% in the other two Covered Model Funds.

•                  You could invest 23.75% in each of Covered Model Funds A, B, C, and D, and then invest the remaining 5% in any other mutual fund or ETF of your choosing.

Each of these examples describes a deviation from the Covered Model of 5%, but that is not required. You would satisfy our Model Customization Tolerance by deviating from the Covered Model by less than 5%. You could not, however, satisfy our Model Customization Tolerance by deviating from the Covered Model by more than 5%.

You must notify us of the Covered Model that you select for investment, but you do not need to notify us if you customize your Covered Model. When you customize your Covered Model, we will automatically assess compliance with our Model Customization Tolerance.

REBALANCING AND REALIGNING COVERED ASSETS

Compliance with the Investment Restrictions is assessed on each Valuation Date. However, if you make a Subsequent Contribution (to the extent permitted) or an Excess Withdrawal, your compliance with the Investment Restrictions will be immediately assessed. If you make a Subsequent Contribution or a withdrawal, you may need to rebalance or realign your Account in accordance with the Investment Restrictions.

If your target weightings for your Covered Assets comply with the Investment Restrictions (including, if applicable, your target weightings for a customized model under our Model Customization Tolerance) and your asset allocation deviates from those target weightings over time solely due to market performance, you will still be in compliance with the Investment Restrictions (assuming that your Covered Model is still an eligible investment option under the Contract). However, if you make a

Subsequent Contribution or withdrawal during any such time, your Account will need to be rebalanced to your target weightings in order to comply with the Investment Restrictions.

In addition, your Covered Assets will be automatically rebalanced to your target weightings by either your Financial Intermediary or the applicable Model Provider periodically at the frequency determined by the Model Provider (e.g., weekly, monthly, quarterly). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to rebalance your Covered Assets at those times, you will be deemed to be out of compliance with the Investment Restrictions. You may voluntarily rebalance your Covered Assets at any time without any adverse effects under the Contract (provided that your target weightings do not violate the Investment Restrictions).

As previously discussed, the Covered Models may be reconstructed by their respective Model Strategists from time to time. If the Covered Model that you selected for investment is reconstructed, your Financial Intermediary or the Model Provider will automatically realign the assets in your Account and your target weightings to conform to the Covered Model (with no customization, unless you provide alternative instructions to your Financial Intermediary). If we learn that you revoked the authority of your Financial Intermediary or the Model Provider to realign the assets in your Account or your target weightings at those times, you will be deemed to be out of compliance with the Investment Restrictions. You may voluntarily realign the assets in your Account and your target weightings at any time without any adverse effects under the Contract (provided that your target weightings do not violate the Investment Restrictions).

If we remove the Covered Model that you selected for investment from our list of Covered Models, you will need to select a new Covered Model for investment and realign your Account accordingly.

OTHER IMPORTANT CONSIDERATIONS ABOUT THE INVESTMENT RESTRICTIONS

•                  The Covered Model Funds (or any other mutual fund or ETF in which you invest) may not achieve their respective investment objectives and may be subject to significant investment risk. Investing in accordance with the Investment Restrictions does not affect or reduce these risks. Purchasing a Contract does not reduce these risks.

•                  By limiting your investment choices, the Investment Restrictions (in conjunction with Contract Fees) help manage our risks associated with the Contract. We are exposed to the risk that we will be required to make payments to you under the Contract or that any payments we do make will be larger than expected. The Covered Models help manage these risks because they may be more conservative from a risk perspective than asset allocation models that may otherwise be available to you.

•                  The designation of a Covered Model for use with the Contract does not constitute a recommendation of the Covered Model or a Covered Model Fund. Neither we nor any of our service providers are providing investment advice to you with respect to the investment of your Covered Assets.

•                  In addition to Contract Fees, there are costs of investing in the Covered Model Funds. These costs may reduce your Covered Asset Value. Costs of investing may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, administrative fees, sales loads, brokerage costs, and commissions.

•                  You can choose whether to automatically reinvest dividends and other distributions from Covered Model Funds. Your choice will not affect your compliance with the Investment Restrictions. However, if you do not automatically reinvest dividends and other distributions and then withdraw that cash from your Account, such withdrawals are treated as withdrawals under the Contract (and may be Excess Withdrawals).

CONTRACT FEES

While your Contract remains in effect, you will pay Contract Fees during the Accumulation Phase and the Income Phase. Contract Fees pay for the insurance protections provided by the Contract. We expect to make a profit based on Contract Fees. Profits from Contract Fees may be used for any legitimate corporate purpose.

During a Calendar Quarter in the Accumulation Phase or the Income Phase, Contract Fees accrue on each Calendar Day and are due on the next Calendar Quarterversary. If the Calendar Quarterversary falls on a day that is not a Valuation Date, the Contract Fees will be due on the next Valuation Date.

While the payment of Contract Fees is ultimately your responsibility, your Custodian will automatically remit accrued Contract Fees to us when due through Contract Fee Withdrawals.

If we do not receive the accrued Contract Fees on the due date (for any reason, including the failure of your Custodian to submit it to us), you will be sent at least two notices of the deficiency within forty-five (45) days. If the required Contract Fees are not paid within ninety-five (95) days of the due date, we will terminate the Contract and we will not make payments of any kind under the Contract.

THE CONTRACT FEE

Your Contract Fee accrued on a given Calendar Day is based on (i) your Covered Asset Value and (ii) the Current Fee Percentage applicable to your Contract.

•                  Your Covered Asset Value at the end of a given Calendar Day is used to calculate your Contract Fee for that day. On any Calendar Day that is not a Valuation Date, your Covered Asset Value calculated on the last Valuation Date will be used to calculate your Contract Fee.

•                  The Current Fee Percentage applicable to your Contract on a given Calendar Day depends on the Covered Model that you select for investment. Each Covered Model belongs to a specific Fee Category, and each Fee Category has an annualized Current Fee Percentage.

The Financial Intermediary Prospectus Supplement in effect for your Financial Intermediary contains the information necessary to determine your Current Fee Percentage. Each Financial Intermediary Prospectus Supplement will list:

•                  The Covered Models that you may select for investment;

•                  The Fee Category to which each Covered Model belongs; and

•                  The Current Fee Percentage associated with each Fee Category.

While the Covered Models that may be selected for investment may vary among Financial Intermediaries, the Fee Category and Current Fee Percentage specific to a particular Covered Model will not differ among Financial Intermediaries. See “Financial Intermediary Prospectus Supplements.”

The following calculation describes how we determine your Contract Fee on a given Calendar Day:

(Current Fee Percentage) x (Covered Asset Value)
Number of Calendar Days in a Contract Year

State and/or local premium taxes may be applicable upon the payment of Contract Fees in certain states. We reserve the right to add any premium taxes in connection with your Contract Fees to the amount of Contract Fees due. Premium tax applicability and rates vary by state and may change.

If you change the Covered Model that you select for investment during a Calendar Quarter, your Contract Fees going forward from the Calendar Day on which the change occurred will be based on your new investment selection. Your Contract Fees due on the next Calendar Quarterversary (or the next Valuation Date on which your Contract Fees are due, if applicable) will reflect the Contract Fees accrued before and after each change of investment.

Contract Fees cease upon the earlier of (a) the Insured Event or (b) the termination of the Contract. If your Contract is terminated prior to the Insured Event on any day other than a Calendar Quarterversary (or the next Valuation Date on which your accrued Contract Fees during that Calendar Quarter become due, if applicable), your Contract Fees that accrued during that Calendar Quarter will become due immediately. This includes if your Contract is terminated because you elected to exercise the Annuitization Option. It does not include if your Contract is terminated due to death, however.

If your Contract is terminated due to non-compliance with the Investment Restrictions, you may choose to reinstate the Contract within five (5) business days. If you choose to reinstate the Contract, you will not pay Contract Fees for the days during which your Contract was terminated. However, to the extent not already paid, Contract Fees accrued for the Calendar Quarter during which your Contract was terminated will become due on the next Calendar Quarterversary (or the next

Valuation Date on which your accrued Contract Fees during that Calendar Quarter become due, if applicable), as well as Contract Fees accrued for the remainder of that Calendar Quarter.

THE FEE CATEGORIES, CURRENT FEE PERCENTAGES, AND THE MAXIMUM AND MINIMUM FEE PERCENTAGE

Each Covered Model belongs to a specific Fee Category, and each Fee Category has an annualized Current Fee Percentage. For all Fee Categories, the annualized Current Fee Percentage will be never be lower than 0.50%. The annualized Maximum Fee Percentage for each Fee Category is 2.50%. Contract Owners should refer to the Financial Intermediary Prospectus Supplements in effect for their Financial Intermediaries for the Current Fee Percentages that apply to each Covered Model that they may select for investment.

Upon thirty (30) days’ prior written notice, we reserve the right to make the following changes at our discretion and for any reason:

•                  Add and eliminate Fee Categories;

•                  Decrease Current Fee Percentages, subject to the 0.50% Current Fee Percentage minimum;

•                  Increase Current Fee Percentages, subject to the 2.50% Maximum Fee Percentage; and

•                  Change the Fee Categories to which the Covered Models belong.

If you do not find the Fee Categories or Current Fee Percentages to be acceptable after we make any such changes, you may avoid paying Contract Fees by terminating your Contract. You may terminate the Contract at any time by providing written notice to the Company. However, if you terminate the Contract outside of the Free Look Period, we will not make payments of any kind under the Contract, we will not refund any Contract Fees that you previously paid, and unpaid accrued Contract Fees will become due immediately. See “Contract Termination – Termination by Contract Owner After the Free Look Period.”  Alternatively, you may exercise the Annuitization Option. See “Annuitization Option.”

CONTRACT FEE WITHDRAWALS

On each date that your accrued Contract Fees become due, a Contract Fee Withdrawal will be taken from your Account by your Custodian and paid to us. You must authorize your Custodian to remit Contract Fees to us through Contract Fee Withdrawals in order to purchase and maintain the Contract. The necessary authorizations will be included in the application for the Contract. If you revoke such authorization during the Accumulation Phase or the Income Phase, you will be unable to pay your Contract Fees. In order to avoid having your Contract terminated for failure to pay Contract Fees, you will need to re-authorize your Custodian to take Contract Fee Withdrawals.

Except as described under “Benefit Phase – The Insured Event,” we will not accept payment from either (i) a source other than your Account or (ii) your Account if taken through a withdrawal other than a Contract Fee Withdrawal.

If your Contract Fees are not paid when due for any reason (e.g., your Custodian failed to remit payment to us or you revoked the necessary authorization), any later withdrawal from your Account by your Custodian to pay outstanding Contract Fees will also be considered to be a Contract Fee Withdrawal.

When a Contract Fee Withdrawal is taken from your Account, your Covered Assets (i.e., your Covered Model Fund shares and any cash in your Account) will be liquidated and withdrawn pro-rata.

For Non-Qualified Accounts, the liquidation of Covered Model Fund shares to pay Contract Fees may result in taxable income. See “Tax Considerations – Payment of Contract Fees” for additional tax information related to Contract Fee Withdrawals.

ADDITIONAL INFORMATION REGARDING CONTRACT FEES

•                  We establish and eliminate Fee Categories, determine Current Fee Percentages, and select the Fee Categories to which the Covered Models belong based on our observations of a variety of factors (e.g., interest rates, volatility, investment returns, investment risks, expenses, mortality, lapse rates). For example, Covered Models that we deem to have higher investment risks will likely belong to a Fee Category with a relatively higher Current Fee Percentage, because higher investment risk increases our risk that the Insured Event will occur. Another example is that if mortality rates improve faster than we have anticipated, and the population in general is expected to live longer than initially projected, we might increase Current Fee Percentages to reflect the risk that we will have to pay Guaranteed Benefit Payments longer than we expected. Please note that these are only examples, and we may exercise the rights reserved above at our discretion and for any reason.

•                  Contract Fees are in addition to the costs of investing the assets in your Account and maintaining and managing your Account (e.g., advisory fees, custody fees, service fees, sales charges, brokerage costs, and any other fees associated with your Account).

•                  Because the Contract Fee is a percentage of your Covered Asset Value, the dollar amount of your Contract Fees may increase if your Covered Asset Value increases, even if the Current Fee Percentage, Coverage Base, or Coverage Amount applicable to your Contract remains the same. This is true even if your Covered Asset Value is larger than your Coverage Base or Coverage Amount.

•                  If the Fee Category applicable to your Account changes, the Current Fee Percentage applicable to your Contract may increase or decrease as described above.

•                  Your Contract Fees may increase solely as a result of us changing the Fee Category to which the Covered Model that you selected for investment belongs.

•                  Contract Fees will not be assessed on Covered Asset Values above the Coverage Base Cap.

FINANCIAL INTERMEDIARY PROSPECTUS SUPPLEMENTS

The Financial Intermediary Prospectus Supplements provide you with important information regarding the Investment Restrictions and your Contract Fees. The Financial Intermediary Prospectus Supplements are how we communicate:

•                  The Covered Models that you may select for investment;

•                  The Fee Categories to which the Covered Models belong;

•                  The Current Fee Percentage associated with each Fee Category; and

•                  The addition or elimination of a Fee Category.

We publish Financial Intermediary Prospectus Supplements that are specific to your Financial Intermediary. We do so, in part, because not all Covered Models are available through every Financial Intermediary. The Fee Category to which a particular Covered Model belongs or the Current Fee Percentage associated with a particular Fee Category will not differ depending on your Financial Intermediary.

The Financial Intermediary Prospectus Supplements for your Financial Intermediary also list the approved Custodian and approved Model Provider(s) associated with your Financial Intermediary. They also list the Model Strategist for each Covered Model that you may select for investment.

When we publish a new Financial Intermediary Prospectus Supplement, the information set forth therein applies to and will be provided to both prospective purchasers and existing owners of the Contract. Each Financial Intermediary Prospectus Supplement will include a section for existing Contract Owners that summarizes all changes since the last Financial Intermediary Prospectus Supplement and any mandatory actions that must be taken in order to maintain the Contract.

A prospective purchaser of the Contract who obtains this prospectus through a Financial Intermediary will receive along with this prospectus the Financial Intermediary Prospectus Supplement in effect for that Financial Intermediary, as well as any Financial Intermediary Prospectus Supplement for that Financial Intermediary that has been published and will go into effect at a later date (i.e., a Financial Intermediary Prospectus Supplement that provides advance notice of a change). All other prospective purchasers of the Contract will receive along with this prospectus all of the Financial Intermediary Prospectus Supplements then in effect and all of the Financial Intermediary Prospectus Supplements that have been published and will go into effect at a later date. Existing Contract Owners will receive all future Financial Intermediary Prospectus Supplements applicable to their Financial Intermediaries as we publish them.

You should not purchase this Contract without reviewing the accompanying Financial Intermediary Prospectus Supplement(s) for your Financial Intermediary.

Each Financial Intermediary Prospectus Supplement will be filed with the SEC and will be available on the SEC’s website (http://www.sec.gov) under File No. 333-222722. You may also obtain copies of the Financial Intermediary Prospectus Supplements by contacting us at [              ] or visiting www.[              ].com.

ANNUITIZATION OPTION

THE ANNUITIZATION OPTION

At any time during the Accumulation Phase or the Income Phase after your first Contract Year, you may exercise the Annuitization Option under the Contract. The Annuitization Option may be exercised for any reason. Such reasons may include, but are in no way limited to:

•                  When the Benefit Phase for a Contract has not begun by the Covered Life’s (or youngest Covered Life’s, if joint-life coverage was elected) 95th birthday.

•                  When the actions of a third-party endangers a Contract Owner’s ability to maintain the Contract. See “The Cancellation Benefit” for information about your Contract if the actions of a third-party actually cause your Contract to be terminated.

•                  If the Contract Owner believes that the Insured Event will not occur, or will not occur at a favorable time, and wishes to instead receive a guaranteed annuitized payout stream.

To exercise the Annuitization Option, you must notify us in writing. We will then require you to liquidate and withdraw all of your Covered Assets and pay the proceeds to us. In exchange, we will issue to you a single premium immediate annuity. Your Contract terminates once you exercise the Annuitization Option.

A single premium immediate annuity is a lifetime annuity purchased for a lump sum. The payments to the Annuitant or Joint Annuitants, as applicable, under the annuity begin immediately after purchase and are based on the annuity option that you select. The Annuitization Option gives Contract Owners flexibility to obtain an annuitized payout stream for the life of the Annuitant or Joint Annuitants, as applicable.

State and/or local premium taxes may be applicable upon the purchase of your single premium immediate annuity. We reserve the right to deduct any premium taxes in connection with your purchase from the lump sum paid to us. Premium tax applicability and rates vary by state and may change.

You should consult with your Financial Intermediary and tax advisor prior to exercising the Annuitization Option. If you exercise the Annuitization Option, we will not have made any payments under the Contract and your previously-paid Contract Fees will not be returned.

ANNUITANT AND JOINT ANNUITANTS

On the Contract Date, the Annuitant for purposes of the Annuitization Option will be named.

•                  For a Contract owned by an individual, the Annuitant will be the Contract Owner.

•                  For a Contract owned by an individual and his or her spouse, the Annuitant will be the primary Contract Owner (as indicated on the application for the Contract).

•                  For a Contract owned by a trust, the Annuitant will be the Covered Life.

The Annuitant cannot be changed. However, under the following circumstances, the Annuitant’s Spouse may or will be added as a Joint Annuitant:

•                  If the Annuitization Option is exercised during the Accumulation Phase and Option 2 is selected, the Annuitant’s Spouse may be added as a Joint Annuitant if he or she would have qualified as a Covered Life under the Contract (assuming that the Contract Owner began the Income Phase on that date rather than exercising the Annuitization Option).

•                  If the Annuitization Option is exercised during the Income Phase and Option 2 is selected, the Annuitant’s Spouse will be added as the Joint Annuitant if joint-life coverage was elected on the Income Activation Date (i.e., the Covered Lives under the Contract will be the Joint Annuitants).

•                  If Option 3 is selected (which may be selected only during the Income Phase), the Annuitant’s Spouse will be added as the Joint Annuitant if joint-life coverage was elected on the Income Activation Date (i.e., the Joint Annuitants will be the Covered Lives under the Contract). If the Contract is still in the Accumulation Phase, the Income Phase will need to be activated, if possible, before Option 3 may be elected.

ANNUITY OPTIONS

If you exercise the Annuitization Option, the following three annuity options will be available:

•                  Option 1 – Life Annuity – We will make annuity payments during the lifetime of the Annuitant, terminating with the last payment due prior to the Annuitant’s death. Option 1 is available regardless of whether you exercise the Annuitization Option during the Accumulation Phase or the Income Phase.

•                  Option 2 – Joint and Last Survivor Annuity – We will make annuity payments during the lifetime of the Annuitant and the Joint Annuitant. Upon the death of either the Annuitant or Joint Annuitant, annuity payments will continue to be paid during the remaining lifetime of the survivor. Annuity payments cease with the final annuity payment due prior to the last survivor’s death. Option 2 is available regardless of whether you exercise the Annuitization Option during the Accumulation Phase or the Income Phase.

If you exercise the Annuitization Option during the Accumulation Phase, you may choose between a single-life annuity (Option 1) and a joint-life annuity (Option 2). The amount of the annuity payments under Option 1 and Option 2 will be calculated on the date of issue based on the lump sum of money used to purchase the annuity, the purchase rates that we are using at the time for similar classes of annuitants, and the annuity option that you select. The class of annuitant to which an annuitant (or joint annuitants) belongs depends on his or her age (or their ages) at the time the Annuitization Option is exercised. All else being equal, an older class of annuitant will have higher annuity payments than a younger class of annuitant because an older annuitant’s life expectancy is shorter. The applicable purchase rate will never be lower than the guaranteed purchase rate set forth in your Contract.

•                  Option 3 – Continued Coverage Amount Annuity – We will make annuity payments each year up to your Coverage Amount as of the date that the Annuitization Option is exercised. We will make such payments for the lifetime of the Annuitant (if you retained single-life coverage on the Income Activation Date) or the Joint Annuitants (if you elected joint-life coverage on the Income Activation Date). Option 3 is available only if you exercise the Annuitization Option during the Income Phase.

We may make additional annuity options available in the future.

You do not enter the Benefit Phase under the Contract by exercising the Annuitization Option (even though the annuity stream payable under Option 3 is identical to the annuity stream that you would have received if you entered the Benefit Phase on the same day that you exercised the Annuitization Option).

THE CANCELLATION BENEFIT

In the event that the Contract is terminated due to the actions of a third-party (as determined by us in our sole discretion), the Contract Owner will have thirty (30) Calendar Days to exercise the Annuitization Option. A third-party includes any person other than the Contract Owner, a Covered Life, and the Company. Examples of actions by third-parties that may ultimately result in termination of the Contract and allow the Contract Owner to exercise the Cancellation Benefit include, but are not necessarily limited to:

•                  If a Contract Owner’s Financial Intermediary deviates from agreed-upon parameters for investing his or her Covered Assets, resulting in a violation of the Investment Restrictions. Or, if a Contract Owner’s Financial Intermediary or Model Provider fails to rebalance or realign the Account at the appropriate times, resulting in a violation of the Investment Restrictions.

If at any time and for any reason your Account does not comply with the Investment Restrictions, you will be sent a written notice of non-compliance. From the date of a written notice of non-compliance, you will have five (5) business days to comply with the Investment Restrictions. If you fail to do so, your Contract will be terminated and we will not make payments of any kind under the Contract. You will have an opportunity to reinstate your Contract if it is terminated due to non-compliance with the Investment Restrictions. See “Investment Restrictions.”

•                  If a Contract Owner's Financial Intermediary is no longer compatible with the Contract, and the Contract Owner fails to take any affirmative actions necessary to maintain the Contract.

If we deem that your Financial Intermediary is no longer compatible with the Contract and your Contract is in the Accumulation Phase or the Income Phase, you will be sent a written notice. From the date of the written notice, you will have ninety (90) Calendar Days to engage a new Financial Intermediary that is compatible with the Contract. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

•                  If we change the approved Custodian for a Contract Owner’s Financial Intermediary, and the Contract Owner fails to take the affirmative actions necessary to maintain the Contract.

If we change the approved Custodian for your Financial Intermediary, you will be sent a written notice and you will be required (with the assistance of your Financial Intermediary) to move your Account to the new approved Custodian. If you fail to do so within ninety (90) Calendar Days of the written notice, we will terminate your Contract and we will not make payments of any kind under the Contract.

•                  If a Contract Owner’s Custodian fails to remit Contract Fees to us when due.

If we do not receive the accrued Contract Fees on the due date (for any reason, including the failure of your Custodian to submit it to us), you will be sent at least two notices of the deficiency within forty-five (45) days. If the required Contract Fees are not paid within ninety-five (95) days of the due date, we will terminate the Contract and we will not make payments of any kind under the Contract. See “Contract Fees.”

•                  If a Contract Owner’s Custodian fails to provide us with the information and data necessary to monitor the Account.

If we do not have access to the necessary information and data, you will be sent a written notice. From the date of the written notice, you will have five (5) business days to (i) restore our access to the necessary information and data and (ii) provide us with the information and data that we deem necessary to review the composition and activity of your Account during the period during which we did not have access to such information and data. If you fail to do so, your Contract will be terminated and we will not make payments of any kind under the Contract. See “Investment Restrictions.”

CONTRACT ELIGIBILITY AND OWNERSHIP

CONTRACT OWNERSHIP

At all times while the Contract is in effect, the Contract must be owned:

(a)         By an individual;

(b)         By an individual and his or her Spouse;

(c)          By a trust acting as agent for an individual in accordance with Section 72(u) of the Code; or

(d)         By a Qualified Account holding assets on behalf of a Covered Life.

All Contracts are issued as “single-life” Contracts, which means that each Contract has only one Covered Life on the Contract Date. On the Income Activation Date (or upon entering the Benefit Phase directly from the Accumulation Phase), a Contract Owner may elect “joint-life” coverage for the Covered Life and the Covered Life’s Spouse, subject to certain restrictions, in which case the Contract would have two Covered Lives. You may not revoke your decision to retain single-life or elect joint-life coverage.

Each Covered Life must be a natural person.

CONTRACT ELIGIBILITY

This section sets forth the requirements for an individual or trust to be eligible to purchase the Contract. Please note that these requirements are in addition to the other requirements set forth in this prospectus.

For Contracts owned by a single individual, the Contract Owner must on the Contract Date or at the time he or she becomes the Contract Owner (as described under “Death of a Contract Owner or Covered Life”) be:

(1)         Between the Attained Ages of 50 and 85; and

(2)         An owner of the Account or, when the Contract is held in connection with a Qualified Account, the sole beneficial owner of the Qualified Account.

For a Contract that is jointly owned by two individuals, the joint Contract Owners (or one of the joint Contract Owners as indicated below) must on the Contract Date or at the time they become joint Contract Owners be:

(1)         Both between the Attained Ages of 50 and 85; and

(2)         Spouses (at least one of the Spouses must be the owner or beneficial owner of the Account and the other Spouse must be the sole primary beneficiary or joint owner of the Account).

If a Contract is owned by a trust acting as agent for an individual in accordance with Section 72(u) of the Code, the individual for whom the Contract Owner acts as agent on the Contract Date, or at the time the trust becomes the Contract Owner on behalf of the individual (as described under “Death of a Contract Owner or Covered Life”), must be:

(1)        Between the Attained Ages of 50 and 85; and

(2)        An owner of the Account (or the Contract Owner must be the owner of the Account as agent for the individual).

If the Contract is owned by a Qualified Account, the beneficial owner of the Qualified Account must on the Contract Date or at the time he or she becomes the beneficial owner of the Qualified Account that is the Contract Owner be:

(1)         Between the Attained Ages of 50 and 85; and

(2)         The sole beneficial owner of the Qualified Account.

JOINT-LIFE COVERAGE

Joint-life coverage may be elected on the Income Activation Date or upon entering the Benefit Phase directly from the Accumulation Phase. In all cases, the joint Covered Lives must be Spouses on the date that joint-life coverage is elected.

Where referenced, the Attained Age of the joint Covered Lives means the Attained Age of the younger Covered Life. If joint-life coverage is elected, one or both of the joint Covered Lives must be alive at the time of the Insured Event, if it occurs, in order to begin receiving Guaranteed Benefit Payments. We may require satisfactory evidence that a Covered Life is alive before any payments can begin. Due to differences in the Coverage Percentages, if coverage for joint Covered Lives is elected, the applicable Coverage Percentage will be lower than if coverage was for a single Covered Life.

If joint-life coverage is elected on the Income Activation Date, both joint Covered Lives must be at least age 60 or we will not initiate the Income Phase and the Contract will remain in the Accumulation Phase.

If joint-live coverage is elected upon entering the Benefit Phase directly from the Accumulation Phase, there is no minimum or maximum age requirement for the Covered Lives. However, the Coverage Percentage for an applicable Covered Life younger than age 60 is substantially lower than the Coverage Percentage for an applicable Covered Life that has attained the age of 60. The application of the lowest Coverage Percentage will result in lowest possible Guaranteed Benefit Payments based on your Coverage Base.

If joint-life coverage is elected for a Contract owned by a single individual, then:

(1)         If joint-life Coverage is elected on the Income Activation Date, both the Contract Owner and the Contract Owner’s Spouse must be between the Attained Ages of 60 and 85 (there is no minimum or maximum age requirement for Contracts that enter the Benefit Phase directly from the Accumulation Phase);

(2)         The Contract Owner’s Spouse must be the sole primary beneficiary of the Contract for the death distribution rules of Section 72(s) of the Code;

(3)         The Contract Owner’s Spouse must be the sole primary beneficiary or joint owner of the Account; and

(4)         The Contract Owner and the Contract Owner’s Spouse must both be Covered Lives.

If joint-life coverage is elected for a Contract owned by two individuals, the joint Contract Owners must be:

(1)        Both between the Attained Ages of 60 and 85

(2)        Spouses;

(3)        At least one of the Spouses must be the owner or beneficial owner of the Account and the other Spouse must be the sole primary beneficiary or joint owner of the Account;

(4)        The Covered Lives; and

(5)        The designated beneficiary of the other Contract Owner for the death distribution rules of Section 72(s) of the Code.

If the Contract is used in connection with a Qualified Account, in order for the Contract Owner to elect joint-life coverage:

(1)        If joint-life Coverage is elected on the Income Activation Date, both the Contract Owner and the Contract Owner’s Spouse must be between the Attained Ages of 60 and 85 (there is no minimum or maximum age requirement for Contracts that enter the Benefit Phase directly from the Accumulation Phase);

(2)        The Contract Owner’s Spouse must be the sole primary beneficiary of the Qualified Account; and

(3)        If there are joint Covered Lives, then the joint Covered Life who is not the Contract Owner must be the designated beneficiary of the Contract Owner for the death distribution rules of Section 401(a)(9) of the Code.

If the Contract is owned by a Qualified Account, in order for the Contract Owner to elect joint-life coverage:

(1)        The Covered Lives must be Spouses

(2)        Both Covered Lives must be between the Attained Ages of 60 and 85, if joint-life Coverage is elected on the Income Activation Date (there is no minimum or maximum age requirement for Contracts that enter the Benefit Phase directly from the Accumulation Phase); and

(3)        The Spouse of the beneficial owner of the Qualified Account must be the sole primary beneficiary of the Qualified Account.

Important Considerations –

•                If there is a death of one Spouse who is a joint Covered Life during the Income Phase or the Benefit Phase, the applicable Coverage Percentage will not change (i.e., it will remain at the joint-life rate).

•                Only one Covered Life need be alive for the Insured Event to occur. The Guaranteed Benefit Payments, if any, during the Benefit Phase will continue for as long as either Covered Life is alive. We will require satisfactory evidence that a Covered Life is alive at the beginning of the Benefit Phase and may require such evidence from time to time thereafter.

•                If, at the time of your death, your Spouse cannot continue to keep the Contract in force under the Code, then the Contract will terminate and no benefits will be paid under this Contract.

•                If the Covered Lives have both died after the Insured Event occurs but prior to the beginning of Guaranteed Benefit Payments, no Guaranteed Benefit Payments will be made under the Contract.

DIVORCE

The Contract Owner must immediately notify us if he or she completes divorce proceedings regardless of whether he or she is the sole Contract Owner. We may require the Contract Owner to provide us with court records and other information. Transferring or dividing the Account may constitute a withdrawal or Excess Withdrawal, depending on the amounts involved and when concluded.

Divorce Occurring During the Accumulation Phase or the Income Phase

If the Contract Owner’s former spouse does not become the sole owner of the Account as a result of a divorce, the Contract Owner may continue the Contract uninterrupted.

If the former Spouse of the Contract Owner becomes the sole owner of the Account as a result of a divorce, then the Contract Owner may request that the Contract be reissued with the former Spouse as the sole Contract Owner and sole Covered Life. Otherwise, the Contract will be terminated. For the Contract to be reissued, the former Spouse must comply with the requirements applicable to a purchaser of a Contract and must submit an application to us. If the Contract is reissued, then the former Spouse will begin the Contract in the Accumulation Phase and a new Coverage Base will apply (calculated as of the date the new Contract is issued). Except as described in this paragraph, the reissued Contract will be issued with the same terms as the original Contract.

If the Account is divided between the Contract Owner and former Spouse, the Contract Owner or Contract Owners may request that that the Contract be reissued as one or two new Contracts. Otherwise, the Contract will be terminated. For each reissued Contract, the requirements applicable to a purchaser of a Contract must be satisfied, and a new application must be submitted to us. If a Contract is reissued, each Contract will begin in the Accumulation Phase and a new Coverage Base will apply (calculated as of the date the new Contract is issued). Except as described in this paragraph, the reissued Contract will be issued with the same terms as the original Contract.

In the case of a Contract for which joint-life coverage was elected on the Income Activation Date, if there is a divorce and one of the joint Covered Lives dies before the date on which the Insured Event occurs, the Contract will terminate as of the date of death in order to comply with the Code unless a single-life Contract or two single-life Contracts have been issued before the date of death.

Divorce Occurring During the Benefit Phase

If the divorce occurs after the Income Activation Date, the terms of the divorce settlement agreement or court-issued divorce decree will govern the disposition of any subsequent benefit payments and the transfer of the rights under the Contract; provided, however, that Guaranteed Benefit Payments may not be split or divided (i.e., we will not make payments to multiple payees).

DEATH OF A CONTRACT OWNER OR COVERED LIFE

Death During the Accumulation Phase

During the Accumulation Phase:

•                  If the Contract Owner of an individually-owned Contract dies, the Contract will terminate as of the date of death and no payments of any kind will be made under the Contract.

•                  If a Contract Owner of a jointly-owned Contract dies and the deceased Contract Owner is not the Covered Life, the Contract will continue uninterrupted with the surviving Contract Owner as the sole owner and Covered Life.

•                  If the Contract Owner of a jointly-owned Contract dies and the deceased Contract Owner is the Covered Life, the surviving Contract Owner may be substituted as the Covered Life, in which case the Contract would otherwise continue uninterrupted. If the surviving Contract Owner is not substituted as the Covered Life, the Contract will be terminated as of the date of death and no payments of any kind will be made under the Contract.

If a Contract is owned by a trust, then the foregoing provisions shall apply, except that the Covered Life will be substituted for the Contract Owner.

In the case of an individually-owned Contract, if the Contract Owner dies during the Accumulation Phase (or the Income Phase), the deceased Contract Owner’s surviving Spouse (if any) may be able to receive a reissued Contract if all of the following conditions are met:

(1)         The Contract is in force on the date of death;

(2)         The deceased Contract Owner’s (or Qualified Account beneficial owner’s) Spouse on the date of death is the sole beneficiary of the Account;

(3)         The Spouse becomes the sole owner of the Account (or with respect to a Qualified Account the sole beneficial owner of a compliant Qualified Account where the Covered Assets and if applicable the Contract was rolled in accordance with the Code);

(4)         We are still issuing the Contract; and

(5)         The Spouse meets the eligibility requirements for issuing a Contract.

If all of the above conditions are met, the surviving Spouse may elect to receive a reissued Contract. In that event, the surviving Spouse will be the Contract Owner (unless the Contract is owned by a Qualified Account whose beneficial owner is the surviving Spouse) and the Covered Life. The Contract will begin in the Accumulation Phase and a new Coverage Base will apply (calculated as of the date the new Contract is issued). The Contract will be issued on the same terms as Contracts that we are currently offering at that time. If we are not offering Contracts at that time, the Contract cannot be reissued as described above.

Death During the Income Phase

During the Income Phase:

•                  If the Contract Owner of an individually-owned Contract dies, the Contract will terminate as of the date of death and no payments of any kind will be made under the Contract.

•                  If the Contract Owner of a jointly-owned Contract dies and joint-life coverage has not been elected, if the deceased Contract Owner is the Covered Life, the Contract will terminate as of the date of death and no payments of any kind will be made under the Contract.

•                  If the Contract Owner of a jointly-owned Contract dies and joint-life coverage has been elected, if a Contract Owner is still alive, the Contract will continue uninterrupted with the surviving Contract Owner as the sole owner and Covered Life. If both Contract Owners have died, the Contract will terminate as of the date of the last Contract Owner’s death and no payments will be made under the Contract.

If a single-life Contract is owned by a trust, then the foregoing provisions shall apply, except that the Covered Life will be substituted for the Contract Owner.

In addition, in the case of an individually-owned Contract, if the Contract Owner dies, the deceased Contract Owner’s surviving Spouse (if any) may be able to receive a reissued Contract based on the same terms and conditions set forth under “Death During the Accumulation Phase” above.

Death During the Benefit Phase

For single-life Contracts, upon the death of the Contract Owner (who must be the Covered Life), the Contract will terminate and Guaranteed Benefit Payments shall cease. If a single-life Contract is owned by a trust, the Contract will terminate and Guaranteed Benefit Payments shall cease upon the death of the Covered Life.

For joint-life Contracts, the Contract will terminate and Guaranteed Benefit Payments shall cease when both Covered Lives have died.

Guaranteed Benefit Payments during the Benefit Phase will begin on a date of the Contract Owner’s choosing. However, they may begin no earlier than 60 days after the Insured Event occurs. If the Covered Life dies (or, if joint-life coverage was elected on the Income Activation Date, the Covered Lives have both died) after the Insured Event occurs but prior to the beginning of Guaranteed Benefit Payments, no Guaranteed Benefit Payments will be made under the Contract.

TAX INFORMATION

For the purposes of Section 401(a)(9) of the Code, in the case of a Contract owned by a Qualified Account, the Spouse of the beneficial owner of the Qualified Account shall be the sole designated beneficiary of the Qualified Account.

For purposes of section 72(s) of the Code:

•                  In the case of a Contract owned by one individual, the Spouse of the Contract Owner shall be the designated beneficiary of the Contract Owner, and

•                  In the case of a jointly owned Contract, each joint Contract Owner shall be the designated beneficiary of the other Contract Owner.

In all events, the Contract will comply with Section 72(s) or 401(a)(9) of the Code, as applicable.

FINANCIAL INTERMEDIARY, APPROVED CUSTODIAN, AND APPROVED MODEL PROVIDER

Please review the section titled “Purchasing the Contract—Financial Intermediary, Custodian, Model Provider, and Model Strategist” for information about requirements associated with your Financial Intermediary, Custodian, and Model Provider that must be satisfied in order to purchase the Contract and to maintain the Contract during the Accumulation Phase and the Income Phase.

CONTRACT TERMINATION

FREE LOOK PERIOD

After you purchase and receive the Contract, you are given a Free Look Period of thirty (30) Calendar Days. If you provide written notice of cancellation to us within thirty (30) Calendar Days after receiving the Contract (or such longer period as your state may require), the Contract will be terminated and we will return any Contract Fees that you paid.

TERMINATION BY CONTRACT OWNER AFTER THE FREE LOOK PERIOD

You may terminate the Contract at any time by sending written notice to us. If you terminate the Contract outside of the Free Look Period, we will not refund any Contract Fees that you may have paid and unpaid accrued Contract Fees will become due immediately. If you terminate your Contract, we may restrict your ability to purchase a new Contract within one (1) year of the date you elected to terminate the Contract. If the Contract Owner terminates the Contract and subsequently purchases a new contingent annuity Contract or similar product, if available, the new investment may not be as advantageous as the coverage terms available through the Contract.

TERMINATION OF THE CONTRACT

The Contract will terminate upon the earliest of any of the following:

•          A relevant Contract Owner’s or Covered Life’s death, as the case may be, prior or after to the Insured Event, as described in “Death of a Contract Owner or Covered Life.”

•          Upon assignment, pledge, viatication, levy, or garnishment of any Covered Assets or any of the rights under the Contract to Guaranteed Benefit Payments.

•          Upon failure to comply with the Investment Restrictions, as described in “Investment Restrictions.”

If at any time and for any reason your Account does not comply with the Investment Restrictions, you will be sent a written notice of non-compliance. From the date of a written notice of non-compliance, you will have five (5) business days to comply with the Investment Restrictions. If you fail to do so, your Contract will be terminated and we will not make payments of any kind under the Contract. You will have an opportunity to reinstate your Contract if it is terminated due to non-compliance with the Investment Restrictions.

•          Upon non-payment of Contract Fees, as described in “Contract Fees.”

If we do not receive the accrued Contract Fees on the due date (for any reason, including the failure of your Custodian to submit it to us), you will be sent at least two notices of the deficiency within forty-five (45) days. If the required Contract Fees are not paid within ninety-five (95) days of the due date, we will terminate the Contract and we will not make payments of any kind under the Contract.

•          On the date that a Contract Owner’s Covered Assets are reduced below $2,500 due to an Excess Withdrawal, as described in “The Accumulation Phase” and the “Income Phase.”

We will not warn you if you attempt to take or are taking an Excess Withdrawal. If you take an Excess Withdrawal, we will send you a post-withdrawal notification stating that you have taken an Excess Withdrawal and describing the impact on your Contract. You also may contact us prior to taking a withdrawal to determine whether a portion or all of the contemplated withdrawal will be an Excess Withdrawal or if it would trigger Contract termination.

•            If we are not provided or given access to the information or data necessary to monitor the composition and activity of the Account, as described under “Investment Restrictions.”

If we do not have access to the necessary information and data, you will be sent a written notice. From the date of the written notice, you will have five (5) business days to (i) restore our access to the necessary information and data and (ii) provide us with the information and data that we deem necessary to review the composition and activity of your Account during the period during which we did not have access to such information and data. If you fail to do so, your Contract will be terminated and we will not make payments of any kind under the Contract. See “Investment Restrictions.”

•          If the Contract Owner fails engage a Financial Intermediary that is compatible with the Contract for so long as your Contract is in the Accumulation Phase or the Income Phase, as described under “Purchasing the Contract - Financial Intermediary, Custodian, Model Provider, Model Strategist.”

If we deem that your Financial Intermediary is no longer compatible with the Contract and as your Contract is in the Accumulation Phase or the Income Phase, you will be sent a written notice. From the date of the written notice, you will have ninety (90) Calendar Days to engage a new Financial Intermediary that is compatible with the Contract (which will likely require you to also move your Account to a new Custodian). If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

If you otherwise do not have a Financial Intermediary that is compatible with the Contract during the Accumulation Phase or the Income Phase, we will send you a written notice. From the date of the written notice, you will five (5) business days to engage a Financial Intermediary that is compatible with the Contract. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

•          If the Contract Owner’s Covered Assets are not held by the approved Custodian for the Contract Owner’s Financial Intermediary, as described under “Purchasing the Contract - Financial Intermediary, Custodian, Model Provider, Model Strategist.”

If you are required to move your Account to a new approved Custodian, you will be sent a written notice and you will be required (with the assistance of your Financial Intermediary) to move your Account to the new approved Custodian. If you fail to do so within ninety (90) Calendar Days of the written notice, we will terminate your Contract and we will not make payments of any kind under the Contract.

If the approved Custodian for your Financial Intermediary has not changed and you move your Account to another Custodian, you will be sent a written notice and will be required to move your Account to the approved Custodian for your Financial Intermediary within five (5) business days of the written notice. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

•          If the Contract Owner makes an impermissible Subsequent Contribution as described in this prospectus.

If you make an impermissible Subsequent Contribution, the Subsequent Contribution is not simply excluded from values that we calculate under the Contract. Instead, you will be sent a written notice. From the date of the written notice, you will have five (5) business days to initiate a withdrawal in an amount equal to the Subsequent Contribution, as stated in the notice. Any such withdrawal will not be considered a withdrawal for purposes of the Contract, and therefore will not negatively affect your Contract. If you fail to initiate the requisite withdrawal, your Contract will be terminated and we will not make payments of any kind under the Contract.

•          On the date we receive a Contract Owner’s written notice of termination.

•          On the date that you no longer have an Account related to the Contract during the Accumulation Phase or the Income Phase.

•          Upon exercise of the Annuitization Option, as described under “Annuitization Option.”

•          If the Contract Owner/Covered Life’s age (or Contract Owner’s/Covered Life’s Spouse’s age in the case of joint-life coverage) is misstated and the Contract would not have been issued had such age(s) not been misstated.

•          We satisfy all obligations with respect to the payment of Guaranteed Benefit Payments.

Unless you cancel the Contract during the Free Look Period, upon termination of the Contract, we will not refund any previously-paid Contract Fees. In addition, if the Contract is terminated for any reason other than death during the Accumulation Phase or the Income Phase on any day other than a Calendar Quarterversary (or the next Valuation Date on which the Contract Fees are due, if applicable), the Contract Fees accrued during that Calendar Quarter will become due immediately.

After the Company satisfies all obligations with respect to any benefit established under the Contract, the Contract will terminate and we will be relieved of all further liability.

DISTRIBUTION OF THE CONTRACT

We have entered into an underwriting agreement with GAD, an affiliate of the Company, for the distribution and sale of the Contracts. Commonwealth Annuity and GAD are under common control, as both are wholly-owned subsidiaries of Global Atlantic Financial Group Limited.

Pursuant to Commonwealth Annuity’s agreement with GAD, GAD serves as principal underwriter for the Contracts, offering them on a continuous basis. GAD is not obligated to sell any specific number or dollar amount of Contracts. GAD is obligated only to use its best efforts to locate retail broker-dealers to solicit applications for the Contract. GAD is located at 82 Hopmeadow Street, Suite 200, Simsbury, CT 06089.

GAD is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as well as with the securities commissions of the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”). More information about GAD is available through FINRA at http://www.finra.org or by calling (800) 289-9999.

Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have entered into selling agreements with GAD. The financial professionals of these selling firms are registered with FINRA and with the states in which they do business, and are licensed as insurance agents in the states in which they do business and are appointed as insurance agents by us. GAD may sell the Contracts through affiliated and unaffiliated broker-dealers.

No commissions are paid for sales of the Contract. See the prospectuses for the Covered Model Funds for information on sales charges and compensation for sales of those investments.

We pay compensation to [           ], our third-party administrator, for providing administrative services related to calculating values under the Contract and monitoring the composition and activity of the Contract Owners’ Covered Assets in accordance with the requirements of the Contract.

We may discontinue offering the Contract at any time.

TAX CONSIDERATIONS

The following is a general discussion based on our interpretation of current Federal income tax law. This discussion does not cover every situation and does not address all possible circumstances. In general, this discussion does not address the tax treatment of transactions involving the investments in your Covered Assets except insofar as the Contract itself may be relevant to such treatment. Further, no attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance and other tax consequences, of the Contract. Tax consequences will depend on your individual circumstances.

The Contract is new and innovative and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any judicial decisions, administrative rulings, or other published authorities. While the IRS recently issued favorable private letter rulings (“PLRs”) concerning products similar to the Contract issued by other insurance companies, these rulings are not binding on the IRS with respect to the Contract. Due to factual differences between the Contract and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Contract, now or in the future. We can give no assurances that the IRS will agree with our interpretations regarding the proper tax treatment of a Contract or the effect (if any) of the purchase of a Contract on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. The Company does not intend to seek its own PLR from the IRS regarding the treatment of the Contract under the Code.

Please consult your own qualified tax advisor regarding the potential tax consequences of the Contract in your particular circumstances.

Different tax rules apply to Qualified Accounts and Non-Qualified Accounts and the related Contracts, and the tax rules applicable to Qualified Accounts vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. We may occasionally enter into settlements with owners and beneficiaries to resolve issues relating to the Contract. Such settlements will be reported on the applicable tax form (e.g., Form 1099) provided to the taxpayer and the taxing authorities.

NON-QUALIFIED ACCOUNTS

Treatment of a Contract as an Annuity Contract

Although no controlling guidance has been issued, consistent with PLRs that have been issued by the IRS with respect to similar products offered by other insurance companies, we intend to treat a Contract as an annuity contract for federal income tax purposes. As noted above, however, these rulings are not binding on the IRS with respect to the Contract. Due to factual differences between the Contract and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS’s position with respect to the tax treatment of the Contract, now or in the future. Thus, while we believe that the factual differences between the Contract and the products involved in the PLRs should be immaterial and that the reasoning underlying the PLRs supports treating a Contract as an annuity for federal income tax purposes, it is possible that a Contract could be treated as some other type of financial instrument or derivative for such purposes, with different tax consequences than if it were treated as an annuity. If you are the holder or beneficiary of a Contract, in view of the limited guidance you should consult your own tax advisor regarding the proper tax treatment of a Contract.

In order to be treated as an annuity contract for federal tax purposes, a non-qualified contract needs to contain certain provisions prescribing distributions that must be made when an owner of the Contract dies. We believe that by its terms, a Contract satisfies these requirements. In all events, we will administer a Contract to comply with these federal tax requirements.

As a general rule, a Contract also needs to be owned by a natural person to be treated as an annuity contract for federal income tax purposes. Under the relevant rules, however, a Contract that is owned by a trust is treated as owned by a natural person for federal income tax purposes. If someone other than a natural person will be the owner of a Contract, a tax advisor should be consulted before the Contract is purchased to determine whether the Contract will be treated as owned by a natural person.

It is possible that at certain advanced ages, a Contract might no longer be treated as an annuity contract if the Insured Event has not occurred before that age. You should consult with a tax advisor about the tax consequences in such circumstances.

Treatment of Benefit Payments under a Contract

Assuming that a Contract is treated as an annuity contract for tax purposes, payments under the Contract beginning if and when the Insured Event occurs should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate total Contract Fees you have previously paid under your Contract (your “investment in the Contract”) until you recover all of your investment in the Contract. The amount that is not taxable prior to recovering all of your investment in the Contract should be based upon the ratio of your investment in the Contract to the expected value of the annuity payments to be made under the Contract if and when the Insured Event occurs.

It is, however, possible that the IRS may take the position that your aggregate total Contract Fees constitute nondeductible expenses that are not includible in your investment in the Contract. If the IRS were to successfully take this position, the entire amount of each benefit payment would be taxable in full as ordinary income. At present, we intend to treat the aggregate total Contract Fees you have paid for your nonqualified Contract as amounts includible in your investment in the Contract.

After you recover all of your investment in the Contract, Guaranteed Benefit Payments will be taxable in full as ordinary income. You should consult a tax advisor as to the tax treatment of benefit payments under the Contract.

In addition, we will withhold and send to the U.S. Government a part of the taxable portion of each payment made under a Contract unless you notify us before payment of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax.

Separate Treatment of a Contract and an Account

Consistent with PLRs that have been issued by the IRS with respect to similar products issued by other insurance companies, we intend to treat a Contract as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes. There is no controlling authority directly authorizing this treatment, however, and you should consult a tax advisor on the issue.

Your Account

In view of the conclusions reached in these PLRs, we believe that the tax treatment of transactions involving the assets in your Account including redemptions, dispositions, and distributions with respect to such assets, ought to generally be the same as such treatment would be in the absence of a Contract. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets covered by a Contract.) Thus, in general, we believe that (1) distributions and dividends on investments in your Account will not be treated as payments under your Contract, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of your assets in your Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Contract; and (3) the purchase of a Contract should not result in either (a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Account otherwise constituting “qualified dividend income” (if applicable under the tax law in effect at the time of distribution) or (b) under the so-called “straddle” rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Account are sold or exchanged. (These conclusions are in part based on the low probability that your Covered Asset Value will be reduced below $2,500 and you will receive Guaranteed Benefit Payments.)

There are no published legal authorities directly supporting our conclusions and the relevant guidance is potentially susceptible to differing interpretations. Thus, the IRS may disagree with our interpretations. If the IRS were to successfully take a different position on these issues, it could have a material adverse effect on the tax consequences of your acquisition, holding and disposition of assets in your Account. Furthermore, even if our interpretations are correct, it is possible that the tax consequences under the qualified dividend and straddle rules could change depending on changes in your circumstances in future years, particularly if losses are realized at a time when it has become likely that your Covered Asset Value will be reduced below $2,500 and you will receive Guaranteed Benefit Payments thereafter. The tax consequences could also change due to changes in the tax laws. Given the novelty of a contract, you should consult your own tax advisor as to the tax consequences, if any, of a Non-Qualified Account under these rules and other relevant tax provisions, both at the time of initial purchase and in subsequent years.

Payment of the Contract Fee

The Contract Fees will generally be deducted directly from your Account and may have tax consequences. In addition, the liquidation of Covered Model Fund shares to pay Contract Fees may result in taxable income. You should consult a tax advisor for further information.

QUALIFIED ACCOUNTS

The Contract may be used with traditional IRA and Roth IRA Accounts. A Contract may be purchased in connection with Covered Assets held under either of these arrangements. The Contract may either be held as an asset of the Qualified Account or may be held directly by the Covered Life who is the beneficial owner of the Qualified Account.

The tax results for a Contract may vary according to the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Contract with any Qualified Account. Beneficial owners under any Qualified Account, as well as beneficiaries, are cautioned that the rights of any person to any benefits under any Qualified Account are subject to the terms and conditions of that Qualified Account or limited by applicable law, regardless of the terms and conditions of the Contract.

We may discontinue offering the Contracts to new purchasers that plan to use the Contract with a Qualified Account. The Contract is generally available only with respect to the Qualified Account for which the Contract is purchased.

We are not responsible for determining whether the Contract complies with the terms and conditions of, or applicable law governing, any Qualified Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You or a service provider for the Qualified Account are responsible for determining that distributions, beneficiary designations, Investment Restrictions, charges and other transactions under the Contract are consistent with the terms and conditions of the Qualified Account and applicable law.

Traditional IRAs, tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans are subject to lifetime required minimum distribution rules. For Contract Owners with Qualified Accounts that are subject to Required Minimum Distribution requirements under the Code, all RMD Withdrawals taken during the Accumulation Phase will be Excess Withdrawals. During the Income Phase, any RMD Withdrawal will count against your remaining Coverage Amount. An RMD Withdrawal (or any portion thereof) in excess of your remaining Coverage Amount will not be treated as an Excess Withdrawal, provided that you notify us prior to taking the withdrawal. You are not otherwise required to notify us prior to taking an RMD Withdrawal. If you fail to notify us prior to taking an RMD Withdrawal in excess of your Coverage Amount, it will be treated as an Excess Withdrawal. However, as of the date of the written notice that you will receive indicating that you have taken an Excess Withdrawal, you will have five (5) business days to notify us that the Excess Withdrawal (or a portion thereof) was an RMD Withdrawal.

Contract Fees generally will be deducted from assets in your Qualified Account. We intend to treat the payment of Contract Fees as an expense of the Qualified Account, rather than as a taxable distribution, but you should consult your tax advisor regarding the tax consequences of paying Contract Fees from your Qualified Account.

The actuarial present value of the Contract (calculated in accordance with Treasury Regulation 1.401(a)(9)-6) may need to be included in the value of your Qualified Account for the purposes of calculating the RMD Amount for the Qualified Account.

Numerous changes have been made to the income tax rules governing Qualified Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions. The following is a general description of Qualified Accounts and of the use of the Contract in connection with those Accounts.

Code Provisions Related to Qualified Accounts

Sections 408(a) and 408A of the Code permit eligible individuals to contribute to an individual retirement program known as an “IRA” or “Roth IRA,” respectively. Section 403(b)(7) of the Code permits employees of eligible employers to contribute to tax- sheltered annuity custodial accounts. Section 457 of the Code permits employees under an eligible deferred compensation plan to contribute to such plan. Section 401(a) of the Code permits employees of employers who establish qualified plans to contribute to such plans.

Tax on Certain Distributions Relating to Qualified Accounts

In the case of distributions to you from your traditional IRA (see discussion of Roth IRA below), your tax-sheltered annuity custodial account or your qualified plan, a ratable portion of the amount received is taxable as ordinary income, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA, tax-sheltered annuity custodial account or qualified plan. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRAs, tax-sheltered annuity custodial accounts, or qualified plans subject to certain exceptions set forth in the Code. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 ½; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint-life expectancies) of you and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA must commence no later than April 1 of the calendar year following the year in which you attain age 70 ½. Distributions from a tax- sheltered annuity custodial account, eligible deferred compensation plan or qualified plan must commence not later than the later of April 1 of the calendar year following the year in which you attain age 70 ½ or the calendar year in which you retire. Required distributions must be made at least annually over a period not exceeding your life (or life expectancy) or the joint lives (or joint-life expectancies) of you and your designated beneficiary. Distribution requirements also apply to IRAs upon the death of the IRA owner and to tax-sheltered annuity custodial accounts, eligible deferred compensation plans and qualified plans upon the death of the participant. If the Required Minimum Distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non- deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax and other special tax rules apply. You may wish to consult a tax advisor before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA on any taxable amount.

Distributions may be subject to withholding for the recipient’s U.S. federal income tax liability, although recipients who are U.S. citizens may generally elect not to have tax withheld from such payments.

Qualified Accounts and Continuation of the Contract

For non-IRA Qualified Accounts holding the Contract, if the surviving Spouse of the beneficial owner of the Qualified Account wishes to continue the Contract, the surviving Spouse must rollover the Covered Assets and the Contract to a compliant Qualified Account holding assets at an approved Custodian. The surviving Spouse must be the beneficial owner of the Qualified Account and the Covered Life. This rollover requirement may limit or prevent the surviving Spouse from receiving any benefits under a joint-life Contract (or continuing a single-life Contract). You should take this into consideration when deciding whether you want to cover joint lives with assets held in your non-IRA Qualified Account.

This rollover requirement may limit or prevent the surviving Spouse from receiving any benefits under a joint-life Contract (or continuing a single-life Contract). You should take this into consideration when deciding whether you want to cover joint lives with assets held in your non-IRA Qualified Account.

Spouse

The Contract provides that joint Covered Lives must be Spouses and that a surviving Spouse may have certain continuation rights. All Contract provisions relating to spousal continuation are available only to a person recognized as a spouse in the state where the couple was legally married. The term Spouse does not include a party to a domestic partnership, civil union, or similar relationship that is not denominated a marriage under a state’s law. Consult a tax adviser for more information on this subject.

Seek Tax Advice

The above description of federal income tax consequences of the different types of arrangements which may be covered by a Contract offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Contract in connection with an arrangement described above should first consult a qualified tax advisor, with regard to the suitability of the Contract for such arrangement.

OTHER TAX MATTERS

Medicare Tax

Distributions from nonqualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g., earnings) from a Contract to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). We are required to report distributions made from nonqualified annuity policies as being potentially subject to this tax. While distributions from Qualified Accounts are not subject to the tax, such distributions may be includable in income for purposes of determining whether certain Medicare Tax thresholds have been met. Please consult a tax advisor for more information.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

ADDITIONAL INFORMATION

CONTRACT OWNER QUESTIONS

Questions regarding the Contract should be directed to the Service Center.

PERIODIC STATEMENTS

We will mail Contract Owners periodic statements on a quarterly basis. These mailings will show the Contract’s quarterly activity. Contract Owners should promptly notify the Service Center of any address change. Contract Owners should review statements and confirmations carefully. All errors or corrections should be reported to us immediately upon discovery.

ADMINISTRATION OF THE CONTRACT (THIRD-PARTY ADMINISTRATOR)

We pay compensation to [         ], our third-party administrator, for providing administrative services related to calculating values under the Contract and monitoring the composition and activity of the Contract Owners’ Covered Assets in accordance with the requirements of the Contract. Among other functions, [         ] will monitor and calculate your Contributions, Covered Asset Value, Coverage Base, Coverage Percentage, Coverage Amount, Covered Amount Withdrawals, Contract Fee Withdrawals, Excess Withdrawals, and Guaranteed Benefit Payments. [         ] will also monitor the composition of your Covered Assets for compliance with the Investment Restrictions and other requirements of the Contract.

NOTICE

Where notice is required to be made to Commonwealth Annuity, such notice must be in writing, signed, and received at our Service Center. For some information or transactions, we may accept electronic notice, such as internet or telephone instructions. Such electronic notice must meet the requirements that we establish for such notices.

MISSTATEMENTS OF AGE

If any Covered Life’s Attained Age is misstated, benefits will be adjusted to what the correct Attained Age of the Covered Life would provide. Any underpayment made by us will be paid with the next payment. Any overpayment made by us will be deducted from future payments. However, if the Contract would not have been issued had such age(s) not been misstated, the Contract will be treated as void from inception and no benefits will be paid. We may require proof of age at any time.

EVIDENCE OF DEATH, AGE, GENDER, OR SURVIVAL

We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision. We will terminate the Contract if the Contract Owner/Covered Life’s age (or Contract Owner’s/Covered Life’s Spouse’s age in the case of joint-life coverage) is misstated and the Contract would not have been issued had such age(s) not been misstated.

AMENDMENTS

The Contracts are intended to qualify as annuity contracts for federal income tax purposes. The provisions of the Contract are to be interpreted to maintain such qualification. To maintain such qualification, we may unilaterally amend the Contract to reflect clarifications which may be needed or are appropriate to maintain such tax qualification or to conform the Contract to any applicable changes in tax qualification requirements. Please note that any impediment to our ability to exercise this right may result in adverse tax consequences.

We may also amend the Contract to add provisions required by any state insurance department, changes in legislation, judicial decree, or regulatory order.

We may, from time to time, offer existing Contract Owners the right to relinquish any or all of their rights under their Contract in consideration for any form of remuneration or other benefits, including exchanges of the Contract for other investments that we may then be offering.

Any changes to the Contract will be delivered to the Contract Owner and signed by our President, Secretary, or Vice President.

ENTIRE CONTRACT

The Contract; any amendments, endorsements, or riders thereto; and the Contract application constitute the entire contract between the Contract Owner and us. This prospectus describes the material provisions of the entire Contract as issued. All statements in the enrollment form are representations and not warranties.

ASSIGNABILITY

The Contract and all applicable rights thereunder (such as the right to receive Guaranteed Benefit Payments) may not be transferred, sold, assigned, pledged, charged, securitized, encumbered, or alienated in any way. We are not responsible for the validity or tax consequences of any attempted assignment.

LEGAL MATTERS

[     ] has provided legal advice on certain matters in connection with the issuance and operation of the Contracts. Eversheds Sutherland (US) LLP has provided legal advice to Commonwealth Annuity regarding certain matters under the federal securities laws that relate to the Contracts.

EXPERTS

[To be added by pre-effective amendment]

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of a registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement and the exhibits thereto are omitted from this prospectus in accordance with the rules and regulations of the SEC. References in this prospectus to any of our contracts or other documents are not necessarily complete, and, if a contract or document has been filed as an exhibit, you should refer to the exhibits attached to the registration statement for a copy of the actual contract or document. You can read and copy free of charge any information that we file with the SEC at the SEC Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any information that we file with the SEC is also available electronically at the SEC’s website, http://www.sec.gov. None of the information contained on, or that may be accessed through our websites or any other website identified in this prospectus is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

STATE VARIATIONS

[To be added by pre-effective amendment]

ABOUT COMMONWEALTH ANNUITY

The Company’s Principal Office is located at 20 Guest Street, Brighton, MA 02135, Telephone: 508-460-2400.

The Company is a life insurance company organized under the laws of Delaware in July 1974. Effective December 31, 2002, the Company became a Massachusetts domiciled insurance company. Effective September 1, 2006, the Company changed its name from Allmerica Financial Life Insurance and Annuity Company to Commonwealth Annuity and Life Insurance Company. The Company is a direct subsidiary of Global Atlantic (Fin) Company, a Delaware corporation, and an indirect wholly-owned subsidiary of Global Atlantic Financial Group Limited, a Bermuda exempted company.

The Company is subject to the laws of the state of Massachusetts governing insurance companies and to regulation by the Commissioner of Insurance of Massachusetts. In addition, Commonwealth Annuity is subject to the insurance laws and regulations of other states and jurisdictions in which it is licensed to operate.

At this time, we are relying on an exemption from the periodic reporting requirements of the Exchange Act, as provided by Rule 12h-7 under the Exchange Act, to avoid any such periodic reporting obligation. We reserve the right to stop relying on this exemption at any time.

Additional information about Commonwealth Annuity may be found in Appendix B. To request information about Commonwealth Annuity, contact the Service Center.

FINANCIAL CONDITION OF THE COMPANY

The Contract is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy our obligations under the Contracts. Any benefits paid after the Insured Event will be paid from our general account and, therefore, are subject to our claims-paying ability. We issue other types of insurance policies and financial products as well, and we pay our obligations under these products from our assets in the general account.

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account. To meet our claims-paying obligations, we monitor our reserves so that we hold sufficient amounts to cover expected contract and claims payments. However, it is important to note that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. We manage our capital position with the aim to maintain sufficient capital to meet our policyholder and other obligations under severely adverse market and economic conditions. Adverse market and economic conditions may, however, negatively impact our capital position as such conditions may cause decreases in the value of our general account investments and because our policyholder liabilities are sensitive to changing market conditions.

We encourage both existing and prospective Contract Owners to read and understand our financial statements. We prepare our financial statements on a GAAP basis. Our financial statements are included in Appendix B.

CYBER-SECURITY RISKS

Our business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption, and destruction of data maintained online or digitally, denial of service attacks on websites and other operational disruptions, and unauthorized release of confidential customer information. Cyber-attacks affecting us, intermediaries, and other affiliated or third-party service providers may adversely affect us and our ability to effectively monitor your Account. Cyber-attacks may cause the release and possible destruction of confidential customer or business information, impede processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses, and/or cause reputational damage. There can be no assurance that cyber-attacks on us or our service providers will not affect your Contract or that there will not be security breaches in the future.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws that generally provide for escheatment to the state of unclaimed property (including proceeds of annuity contracts) under various circumstances. This “escheatment” is revocable, however, and the state is obligated to pay the applicable proceeds if the property owner steps forward to claim it with the proper documentation. To help prevent such escheatment, it is important that you keep your contact and other information on file with us up to date, including the names, contact information, and identifying information for owners, annuitants, beneficiaries, and other payees.

DEFINITIONS

Account: The investment account within which the Covered Assets are held. If the Contract is issued in connection with a unified managed account, the Contract may be issued only in connection with a single investment sleeve (and such investment sleeve will be deemed to be the Account).

Accumulation Phase: The Contract phase that begins on the Contract Date and ends on the Income Activation Date or the occurrence of the Insured Event, whichever occurs first.

Annuitant: The person to whom annuity payments are made, and on whose life annuity payments are based, for a single premium immediate annuity issued pursuant to the Annuitization Option.

Annuitization Option: The option that may be exercised by the Contract Owner at any time and for any reason during the Accumulation Phase or the Income Phase in order to obtain an annuitized payment stream in the form of a single premium immediate annuity. Your Contract terminates when you exercise the Annuitization Option.

Attained Age: The age of a person as of his or her last birthday.

Automatic Reset: The automatic increase to the Coverage Base that may occur on each Contract Anniversary during the Accumulation Phase until (but not including) the twenty-first (21st) Contract Anniversary.

Benefit Phase: The Contract phase that begins when the Insured Event occurs, if ever, and ends when the Covered Life (or the survivor of two Covered Lives, if joint-life coverage was elected) dies.

Calendar Day: Any day in a calendar year.

Calendar Quarter:  The three-month period between each Calendar Quarterversary.

Calendar Quarterversary: The same Calendar Day of each successive three-month period beginning on the Contract Date. If a Calendar Quarterversary does not fall on a Valuation Date, the values and calculations associated with such Calendar Quarterversary will be made as of the next following Valuation Date. If the Contract Date falls on the 29th, 30th, or 31st and there is no corresponding date in a subsequent third month, or falls on a non-Valuation Date, the values and calculations associated with such Calendar Quarterversary will be made as of the next following Valuation Date.

Code: The Internal Revenue Code of 1986, as amended.

Commonwealth Annuity, the Company, us, we, our: Commonwealth Annuity and Life Insurance Company, the issuer of the Contract.

Contract: The individual contingent deferred annuity described in this prospectus.

Contract Anniversary: Each anniversary of the Contract Date. If a Contract Anniversary does not fall on a Valuation Day, the values and calculations associated with such Contract Anniversary will be made as of the next following Valuation Day.

Contract Date: The date on which we issue the Contract to the Contract Owner.

Contract Fees: The fees we charge the Contract Owner for the Contract during the Accumulation Phase and the Income Phase. Contract Fees are accrued on each Calendar Day and due quarterly on each Contract Quarterversary.

Contract Fee Withdrawal:  A required automatic withdrawal from the Account for the payment of Contract Fees. On each date that accrued Contract Fees are due, a Contract Fee Withdrawal will be taken by your Custodian and paid to Commonwealth Annuity. A Contract Fee Withdrawal also includes any withdrawal by your Custodian to pay Commonwealth Annuity any overdue Contract Fees.

Contract Owner(s): The person(s) purchasing and owning the Contract.

Contract Year: Each twelve-month period beginning on the Contract Date or a Contract Anniversary.

Contributions: The Initial Contribution and all Subsequent Contributions.

Coverage Amount: During the Income Phase, the amount that the Contract Owner may withdraw from Covered Assets in a Contract Year without taking an Excess Withdrawal. During the Benefit Phase, the Coverage Amount is the amount in Guaranteed Benefit Payments that we will pay each Contract Year in the form of a lifetime annuity, provided certain conditions are met. The Coverage Amount is calculated by multiplying the Coverage Base by the applicable Coverage Percentage.

Coverage Base: The amount that is multiplied by the applicable Coverage Percentage to determine the Coverage Amount. The Coverage Base is initially established on the Contract Date and recalculated upon certain events throughout the Accumulation Phase and the Income Phase.

Coverage Base Cap: The maximum limit on the Coverage Base.

Coverage Percentage: Any percentage that the Coverage Base may be multiplied by to determine the Coverage Amount. Your Coverage Percentages are based on the Coverage Percentages in effect when you applied for your Contract and whether you choose joint-life or single-life. Once a Coverage Percentage is used to calculate your Coverage Amount, the Coverage Percentage used to calculate your Coverage Amount will not change thereafter under any circumstances except as described under “Contract Eligibility and Ownership — Divorce.”

Coverage Percentage Prospectus Supplements: The prospectus supplements published by us that are used to communicate the Coverage Percentages for prospective purchasers of the Contract.

Covered Amount Withdrawals: Amounts withdrawn during a Contract Year in the Income Phase up to the Coverage Amount are Covered Amount Withdrawals. Covered Amount Withdrawals do not reduce the benefit of the Contract, unlike Excess Withdrawals.

Covered Asset Value: The value of the Covered Assets held in the Account at the close of any Valuation Date.

Covered Assets: The asset held in the Account while the Contract remains in effect.

Covered Life (or Covered Lives): The person (or persons) on whose life (or lives) benefits under the Contract are based. Guaranteed Benefit Payments are paid to the Covered Life or Covered Lives.

Covered Model Funds: The share classes of mutual funds and shares of ETFs that comprise the Covered Models.

Covered Models: The weighted asset allocation models designated as eligible investments under the Investment Restrictions.

Current Fee Percentage: The annualized current fee associated with a particular Fee Category.

Custodian: The entity that holds and safeguards the assets in your Account and also provides various services related to your Account (e.g., administration, transaction settlement, distribution and interest collection).

ETF: Exchange-traded fund.

Excess Withdrawal: During the Accumulation Phase, all withdrawals are treated as Excess Withdrawals, except Contract Fee Withdrawals. During the Income Phase, aggregate withdrawals during a Contract Year in excess of the Coverage Amount are treated as Excess Withdrawals. Contract Fee Withdrawals do not count against the Coverage Amount during the Income Phase. Excess Withdrawals will reduce (perhaps significantly) and even eliminate the benefit of the Contract. If you have less than $2,500 in Covered Asset Value immediately after an Excess Withdrawal, your Contract will be terminated and the Company will not make payments of any kind under the Contract.

Exchange Act: Securities Exchange Act of 1934, as amended.

Fee Categories: The categories of fees that are used to determine the Current Fee Percentage applicable to a Contract. Each Covered Model belongs to one Fee Category.

Financial Intermediary: The registered investment advisor you have engaged to provide advice on the management of your Account.

Financial Intermediary Prospectus Supplements:  The prospectus supplements published by us that are used to communicate: the Covered Models that may be selected for investment; the Fee Categories to which the Covered Models belong; the Current Fee Percentage associated with each Fee Category; the addition or elimination of a Fee Category; the approved Custodian for your Financial Intermediary; and the approved Model Provider(s) for your Financial Intermediary.

GAD: Global Atlantic Distributors LLC, the principal underwriter of the Contracts. GAD is an affiliate of Commonwealth Annuity.

Guaranteed Benefit Payments: The annual lifetime payments to the Covered Life (or Covered Lives, if joint-life coverage was elected) during the Benefit Phase, if it occurs.

Income Activation Date: The date the Contract Owner begins the Income Phase.

Income Phase: The Contract phase that begins on the Income Activation Date and ends when the Insured Event occurs, if ever.

Initial Contribution: The Covered Asset Value on the Contract Date.

Insured Event: The reduction of the Covered Asset Value below $2,500 for a reason other than an Excess Withdrawal, provided that certain requirements under the Contract are satisfied.

IRA:  Individual Retirement Accounts governed by Code Sections 408 (IRA) or 408A (Roth IRA).

IRS: The Internal Revenue Service.

Investment Restrictions: The investment requirements imposed by the Contract on the composition of the assets in an Account.

Joint Annuitant: If permitted, the second Annuitant on whose life annuity payments are based for a single premium immediate annuity issued pursuant to the Annuitization Option.

Maximum Fee Percentage: The maximum annualized Current Fee Percentage for each Fee Category. The Maximum Fee Percentage is 2.50%.

Model Customization Tolerance: Our tolerance for customizations to the Covered Model that you select for investment.

Model Provider: The service provider to your Financial Intermediary that provides the asset management platform necessary for you to select and invest in accordance with a Covered Model.

Model Strategist: A registered investment adviser that designs a Covered Model.

Non-Qualified Account: An Account that is independent of any formal retirement or pension plan that is qualified for special tax treatment under the Code.

Qualified Account: An Account maintained pursuant to Section 408 or 408A of the Code, i.e. an IRA or Roth IRA. The Contract will not be sold to any other part of an individual retirement plan, pension plan, or employer-sponsored retirement program.

Required Minimum Distribution or RMD Amount: With respect to a Qualified Account, the minimum amount, calculated pursuant to Section 401(a)(9)(A) of the Code and the regulations thereunder, that must be distributed annually to a beneficial owner of a Qualified Account (other than a Roth IRA), beginning within the time period prescribed under Section 401(a)(9)(C) of the Code and the regulations thereunder.

RMD Withdrawal: Any withdrawal from a Qualified Account that counts towards the RMD Amount for the Account.

SEC: The U.S. Securities and Exchange Commission.

Service Office: [       ]

Spouse: The Contract Owner’s spouse, as recognized under the Code and federal law.

Subsequent Contribution: Any deposit of additional amounts into an Account after the Contract Date. Subsequent Contributions are subject to the limitations and our reservations of rights described in this prospectus.

Withdrawal (withdrawal), withdraw: Any withdrawal or transfer of Covered Assets from the Account.

Valuation Date (or business day): Any day the New York Stock Exchange is open for regular trading. A Valuation Date closes at the same time that regular trading closes on the New York Stock Exchange (generally 4:00 p.m. Eastern Time).

You (you), your: The Contract Owner or a potential purchaser of the Contract, as the context requires.

APPENDIX A — CONTRACT ILLUSTRATION AND ADDITIONAL EXAMPLES

CONTRACT ILLUSTRATION

Assume a Contract was issued on 1/1/2017 with an Initial Contribution of $100,000. The age of the Contract Owner was 65 and a half at issue. Hypothetical values associated with the Contract are shown as of select dates to illustrate:

•                  The general operation of the Contract during the Accumulation Phase and the Income Phase (i.e., basic calculations of Covered Asset Value, Coverage Base, and Coverage Amount);

•                  The impact of Automatic Resets;

•                  The impact of withdrawals that are not Excess Withdrawals;

•                  The impact of Excess Withdrawals during both the Accumulation Phase and the Income Phase;

•                  The impact of an RMD Withdrawal during the Income Phase; and

•                  The occurrence of the Insured Event.

The applicable Coverage Percentage is assumed to be 4.00% throughout the illustration. All values are in ($).

For illustration purposes only. Does not indicate actual Covered Asset Value performance. Excludes deduction of any applicable charges.

	Beginning of Period							End of Period
Date	Covered Asset Value	Coverage Base	Coverage Amount	Covered Asset Value Growth	Withdrawals	Subsequent Contributions	RMD Withdrawals	Covered Asset Value	Coverage Base	Coverage Amount Remaining to be Withdrawn
1/1/2017	100,000	100,000 (1)	0 (2)	0	0	0	0	100,000	100,000	0
6/1/2017	100,000	100,000	0	5,000	0	0	0	105,000	100,000 (3)	0
1/1/2018	105,000	100,000	0	5,000	0	0	0	110,000	110,000 (4)	0
1/2/2018	110,000	110,000	0	-2,000	0	0	0	108,000	110,000	0
1/3/2018	108,000	110,000	0	1,000	5,000 (5)	0	0	104,000	104,907 (5)	0
6/1/2018	104,000	104,907	0	1,000	0	0	0	105,000	104,907 (3)	0
1/1/2019	105,000	104,907	0	0	0	0	0	105,000	105,000 (4)	0
2/1/2019	105,000	105,000	4,200 (6)	0	1,000 (6)	0	0	104,000	105,000 (6)	3,200 (6)
3/1/2020	104,000	105,000	4,200	0	0	10,000 (7)	0	114,000 (7)	115,000 (7)	4,600 (7)
5/31/2020	114,000	115,000	4,600	0	0	0	0	114,000	115,000	4,600
6/1/2020	114,000	115,000	4,600	1,000	10,000 (8)	0	0	105,000 (8)	109,375 (8)	0 (8)
1/1/2022	105,000	109,375 (9)	4,375	0	7,500 (9)	0	7,500 (9)	97,500	109,375 (9)	0
........	........	........	........	........	........	........	........	........	........	........
3/1/2030	2,000 (10)	109,375	4,375 (10)	0	0	0	0	0	0	4,375 (10)

(1) Initial Coverage Base: The initial Coverage Base is set equal to the initial Covered Asset Value.

(2) Coverage Amount: The Coverage Amount is not calculated during the Accumulation Phase.

(3) No Automatic Reset: Automatic Reset of the Coverage Base may occur only on a Contract Anniversary during the Accumulation Phase until (but not including) the twenty-first (21st) Contract Anniversary. This date was not a Contract Anniversary.

(4) Automatic Reset: Automatic Reset of the Coverage Base may occur only on a Contract Anniversary during the Accumulation Phase until (but not including) the twenty-first (21st) Contract Anniversary. This date was a Contract Anniversary eligible for an Automatic Reset. The Automatic Reset was applied because the Covered Asset Value was greater than the Coverage Base. As such, the Coverage Base was set equal to the Covered Asset Value.

Automatic resets are limited by the Coverage Base Cap.

(5) Withdrawals during the Accumulation Phase: All withdrawals (except Contract Fee Withdrawals) during the Accumulation Phase are treated as Excess Withdrawals. This Excess Withdrawal reduced the Coverage Base from $110,000 to $104,954.

•      The reduction to the Coverage Base is calculated based on the following equation:

•      The New Coverage Base  following the Excess Withdrawal is calculated as follows: 110,000 * (104,000 / ( 104,000 + 5,000 – 0 ) ) = $104,954

(6) Income Activation Date:  In this example, once the Income Phase begins, the Coverage Amount is initially calculated. Withdrawals up to the Coverage Amount each Contract Year will not be Excess Withdrawals during the Income Phase.

(7) Subsequent Contributions:  Subsequent Contributions (if permitted) result in an increase to the Covered Asset Value and the Coverage Base on a dollar-for-dollar basis. The Coverage Amount is then recalculated based on the new Coverage Base.

(8) Excess Withdrawal During the Income Phase:  Only the amount of the withdrawal in excess of the remaining Coverage Amount was considered to be an Excess Withdrawal. This Excess Withdrawal reduced the Coverage Base from $115,000 to $109,375. This calculation may be explained as follows:

•      The reduction to the Coverage Base is calculated based on the following equation:

•      The New Coverage Base  following the Excess Withdrawal is calculated as follows: The New Coverage Base  following the Excess Withdrawal is calculated as follows: 115,000 * (105,000 / ( 105,000 + 10,000 – 4,600 ) ) = $109,375

(9) Required Minimum Distribution: If you are required to take RMD Withdrawals during the Income Phase, your RMD Withdrawals will count as withdrawals against your Coverage Amount. An RMD Withdrawal (or any portion thereof) in excess of your remaining Coverage Amount will not be treated as an Excess Withdrawal, provided that you notify us prior to taking the withdrawal.

(10) Insured Event: The Insured Event occurred because the Covered Asset Value fell below $2,500 for a reason other than an Excess Withdrawal (assuming that the other requirements set forth under “The Benefit Phase” herein were also satisfied). The Contract would then be moved to the Benefit Phase. The Coverage Amount will be paid each Contract Year until the Covered Life dies (or the joint Covered Lives die).

ADDITIONAL EXAMPLES

Coverage Base Cap

Assume a Contract was issued on 1/1/2017 with an Initial Contribution of $4,900,000. The age of the Contract Owner was 65 at issue. Hypothetical values associated with the Contract are shown as of select dates to illustrate an Automatic Reset when the Covered Asset Value is greater than the Coverage Base Cap. All values are in ($).

For illustration purposes only. Does not indicate actual Covered Asset Value performance. Excludes deduction of any applicable charges.

Date	Withdrawals	Subsequent Contributions	RMD	Covered Asset Value (1)	Coverage Base	Coverage Amount
1/1/2017	0	0	0	4,900,000 (1)	4,900,000 (1)	0 (2)
6/1/2017	0	0	0	5,050,000	4,900,000 (3)	0
1/1/2018	0	0	0	5,100,000	5,000,000 (4)	0

(1) Initial Coverage Base: The initial Coverage Base is set equal to the initial Covered Asset Value.

(2) Coverage Amount: The Coverage Amount is not calculated during the Accumulation Phase.

(3) No Automatic Reset: Automatic Reset of the Coverage Base may occur only on a Contract Anniversary during the Accumulation Phase until (but not including) the twenty-first (21st) Contract Anniversary. This date was not a Contract Anniversary.

(4) Automatic Reset: Increase in Covered Asset Value results in an Automatic Reset on Contract Anniversary to the lesser of Covered Asset Value or the Coverage Base Cap.

Contract Fees (General)

Assume that you select a Covered Model for investment that belongs to a Fee Category with a Current Fee Percentage of 1.50%, that you do not change your investment selection during the Calendar Quarter, that your Covered Asset Value remains at $100,000 for the duration of the Calendar Quarter, that there are 90 Calendar Days during the Calendar Quarter, that Calendar Day 90 is your Calendar Quarterversary, and that there are 365 Calendar Days in the Contract Year. Your Contract Fees will be calculated as follows:

Calendar Day	Covered Asset Value	Annualized Current Fee Percentage	Daily Contract Fee
1	$100,000.00	1.50%	$4.11
2	$100,000.00	1.50%	$4.11
..	..	..	..
86	$100,000.00	1.50%	$4.11
87	$100,000.00	1.50%	$4.11
88	$100,000.00	1.50%	$4.11
89	$100,000.00	1.50%	$4.11
90	$100,000.00	1.50%	$4.11
Total Due on Calendar Date 91			$369.90

Contract Fees (Termination)

Assume your Contract is terminated (for a reason other than death) with three Calendar Days until the next Calendar Quarterversary. Further, assume you selected a Covered Model for investment that belongs to a Fee Category with a Current Fee Percentage of 1.50%, that you did not change your investment selection during the Calendar Quarter, and that your Covered Asset Value remained at $100,000 for the duration of the Calendar Quarter until your Contract terminated. Also assume that there are 90 Calendar Days during the Calendar Quarter and that there are 365 Calendar Days in the Contract Year. Your Contract Fees will be calculated as follows:

Calendar Day	Covered Asset Value	Annualized Current Fee Percentage	Daily Contract Fee
1	$100,000.00	1.50%	$4.11
2	$100,000.00	1.50%	$4.11
..	..	..	..
86	$100,000.00	1.50%	$4.11
87	$100,000.00	1.50%	$4.11
88	$0.00		$0.00
89	$0.00		$0.00
90	$0.00		$0.00
Total Due on Calendar Day 88			$357.57

Contract Fees (Reinstatement)

Assume your Contract is terminated for non-compliance with the Investment Restrictions with four Calendar Days until the next Calendar Quarterversary and that you reinstate the Contract three days later on your Calendar Quarterversary. Further, assume you selected a Covered Model for investment that belongs to a Fee Category with a Current Fee Percentage of 1.50%, that you did not change your investment selection during the Calendar Quarter, and that your Covered Asset Value remained at $100,000 for the duration of the Calendar Quarter. Further, assume that there are 90 Calendar Days during the Calendar Quarter, that Calendar Day 90 is your Calendar Quarterversary, and that there are 365 Calendar Day in the Contract Year. Your Contract Fees will be calculated as follows:

Calendar Day	Covered Asset Value	Annualized Current Fee Percentage	Daily Contract Fee
1	$100,000.00	1.50%	$4.11
2	$100,000.00	1.50%	$4.11
..	..	..	..
86	$100,000.00	1.50%	$4.11
87	$0.00		$0.00
88	$0.00		$0.00
89	$0.00		$0.00
90	$100,000.00	1.50%	$4.11
Total Due on Calendar Day 91			$357.57

APPENDIX B – COMMONWEALTH ANNUITY’S BUSINESS AND FINANCIAL STATEMENTS

ABOUT COMMONWEALTH ANNUITY

Overview

The Company is a life insurance company organized under the laws of Delaware in July 1974. Effective December 31, 2002, the Company became a Massachusetts domiciled insurance company. “). Effective September 1, 2006, the Company changed its name from Allmerica Financial Life Insurance and Annuity Company to Commonwealth Annuity and Life Insurance Company. The Company is a direct subsidiary of Global Atlantic (Fin) Company, a Delaware corporation, and an indirect wholly-owned subsidiary of Global Atlantic Financial Group Limited, a Bermuda exempted company.

The Company is subject to the laws of the state of Massachusetts governing insurance companies and to regulation by the Commissioner of Insurance of Massachusetts. In addition, Commonwealth Annuity is subject to the insurance laws and regulations of other states and jurisdictions in which it is licensed to operate.

Provided below is a chart that shows the relationships among Commonwealth Annuity, Global Atlantic (Fin) Company, Global Atlantic Financial Group Limited, and other affiliates of Commonwealth Annuity.

[To be added by pre-effective amendment]

No company other than Commonwealth Annuity has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Commonwealth Annuity for its claims-paying ability.

Our General Account

Our general account holds all our assets other than assets in our insulated separate accounts. We own our general account assets and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our general account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality, and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations; corporate bonds; preferred and common stocks; real estate mortgages; real estate; and certain other investments.

Your Contributions under the Contract are not held in our general account or any insulated separate account. They are held in your Account. The value of the assets in your Account is in no way tied to the assets in our general account or any insulated separate account.

Reliance on Rule 12h-7

At this time, we are relying on an exemption from the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), as provided by Rule 12h-7 under the Securities Exchange Act, to avoid any such periodic reporting obligation. We reserve the right to stop relying on this exemption at any time.

Legal Proceedings

Commonwealth Annuity and its subsidiaries are involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of our business. Litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters, and actions challenging certain business practices. Also, from time to time, state and federal regulators or other officials may conduct formal and informal examinations of us or undertake other actions dealing with various aspects of the financial services and insurance industries.

It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Commonwealth Annuity does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Code of Business Conduct and Ethics

The board of directors of Global Atlantic Financial Group Limited has adopted a Code of Business Conduct and Ethics applicable to all officers, employees and directors of Global Atlantic Financial Group Limited and its subsidiaries, including our chief executive officer, chief financial officer and senior financial officers. The Code of Business Conduct and Ethics addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.

COMMONWEALTH ANNUITY’S BUSINESS AND PROPERTY

Note: In this section, “Commonwealth Annuity” means Commonwealth Annuity and its subsidiaries.

Retirement Segment

[To be added by pre-effective amendment]

Life Insurance Segment

[To be added by pre-effective amendment]

Investment Management

[To be added by pre-effective amendment]

Regulation

Commonwealth Annuity and its insurance company subsidiaries are subject to regulation in the jurisdictions where they are domiciled and do business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates; solvency standards; licensing of insurers, agents and brokers; trade practices; forms of policies; maintenance of specified reserves and capital for the protection of contract owners and policyholders; deposits of securities for the benefit of contract owners and policyholders; investment activities; and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, insurance regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. The regulations applicable to Commonwealth Annuity and its insurance company subsidiaries permit the payment of any dividend or distribution which, together with any other dividend or distribution paid during the preceding twelve months, do not exceed the greater of (1) 10% of the insurer’s surplus as regards policyholders as of the immediately preceding year end or (2) the net gain from operations of the insurer for the preceding twelvemonth period ending as of the immediately preceding year end.

All 50 states and the District of Columbia have insurance guaranty fund laws requiring insurance companies doing business within those jurisdictions to participate in guaranty associations. Guaranty associations are organized to cover, subject to limits, contractual obligations under insurance policies and certificates issued under group insurance policies, issued by impaired or insolvent life insurance companies. Annual guaranty assessments for Commonwealth Annuity during each of the years ended December 31, 2017, 2016 and 2015 have not been material. We cannot predict the amount and timing of future assessments and therefore the liabilities we have currently established for these potential assessments may not be adequate and an assessment may materially impact our financial condition.

[Additional information to be added by pre-effective amendment]

Properties

[To be added by pre-effective amendment]

Risk Factors Related to Commonwealth Annuity’s Business

[To be added by pre-effective amendment]

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of Commonwealth Annuity are as follows. Age and position(s) are provided as of December 31, 2017.

Name	Age	Position(s) with Commonwealth Annuity	Served in Position(s) Since
Nicholas H. von Moltke	[ ]	Director, President and Chief Executive Officer	[ ]
Robert Arena	[ ]	Director, Executive Vice President, and Chairman of the Board	[ ]
John J. Fowler	[ ]	Senior Vice President and Chief Financial Officer	[ ]
David Jacoby	[ ]	Senior Vice President and Chief Accounting Officer	[ ]
Hanben Kim Lee	[ ]	Director and Executive Vice President	[ ]
Gilles M. Dellaert	[ ]	Director and Chief Investment Officer	[ ]
Peter Cai	[ ]	Director and Chief Risk Officer	[ ]
David Wilken	[ ]	Director	[ ]
Eric Todd	[ ]	Director	[ ]

[Biographies to be added by pre-effective amendment]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

[To be added by pre-effective amendment]

TRANSACTIONS WITH RELATED PERSIONS

[To be added by pre-effective amendment]

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions, or current expectations concerning, among other things, financial position, results of operations, cash flows, prospects, growth strategies or expectations, customer retention, the outcome (by judgment or settlement) and costs of legal, administrative, or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative, or class action litigation, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  Our actual or perceived financial strength and any negative changes in our financial strength, credit ratings, or other measures of our financial position;

•                  Actual or perceived changes in general economic, market, and political conditions;

•                  The performance of the securities markets;

•                  Changes or fluctuations in interest rates, credit spreads , equity market prices, and currency exchange rates;

•                  Availability of reinsurance and the ability of reinsurers to pay their obligations;

•                  Our ability to comply with contractual requirements contained in our contractual agreements;

•                  Changes in regulatory capital requirements;

•                  Customer behavior that differs from our assumptions, in particular with respect to persistency, mortality, and the timing and magnitude of lapses, surrenders, and claims;

•                  Competitive pressures and changes in consumer preferences;

•                  The effectiveness of our risk management and our internal controls;

•                  Changes in the legal environment affecting us or our customers;

•                  Changes with regard to the regulation or taxation of retirement and life insurance products;

•                  Adverse changes in tax laws or the interpretations of such laws;

•                  Uncertainty with respect to U.S. federal tax reform;

•                  Changes in accounting standards, policies, or practices applicable to us;

•                  Possible future legal proceedings and regulatory investigations and adverse outcomes therefrom;

•                  Terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•                  Our dependence on our management team and key personnel, including our ability to recruit, train, motivate, and retain such individuals;

•                  Our dependence on data from our reinsurance partners and third-party administrators;

•                  Our use of third-party administrators and our reliance on such third-party administrators to service our customers;

•                  Failure by us or our service providers and vendors to protect the confidentiality of our data and our customer data, including as a result of cyber-attacks; and

•                  Possible disruption in our operations, including servicing our products and our ability to maintain, improve, and continue to develop necessary operational processes and information technology systems and work with our business partners to meet industry and customer demands, including cybersecurity protection.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Selected Financial Data

[To be added by pre-effective amendment]

MANAGEMENT’S DISCUSSION AND ANALYSIS (“MD&A”)

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

[To be added by pre-effective amendment]

FINANCIAL STATEMENTS

[To be added by pre-effective amendment]

APPENDIX C  -- FINANCIAL INTERMEDIARIES COMPATIBLE WITH THE CONTRACT

You must continue to engage a Financial Intermediary that is compatible with the Contract in order to purchase the Contract and for so long as your Contract is in the Accumulation Phase or the Income Phase. The Financial Intermediaries listed below are compatible with the Contract. We may add or remove Financial Intermediaries from the list below, in which case we will supplement this prospectus.

It is possible for an existing Contract Owner to voluntarily change his or her Financial Intermediary and continue to maintain the Contract without interruption. If you wish to voluntarily change your Financial Intermediary, you should contact the Service Center.

If we deem that your Financial Intermediary is no longer compatible with the Contract and your Contract is in the Accumulation Phase or the Income Phase, you will be sent a written notice. From the date of the written notice, you will have ninety (90) Calendar Days to engage a new Financial Intermediary that is compatible with the Contract. If you fail to do so, we will terminate your Contract and we will not make payments of any kind under the Contract.

You should understand that we have not made any independent investigations or assessments of the Financial Intermediaries listed below other than their compatibility with the Contract. We do not endorse any Financial Intermediaries or make any representations as to their qualifications or the fees that they charge.

[              ]

C-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Registration Fees, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees: $[ * ]

Printing and engraving: $[ * ]

Accounting fees and expenses: $[ * ]

Legal fees and expenses: $[ * ]

Miscellaneous: $[ * ]

Total expenses: $[ * ]

*   To be filed by pre-effective amendment.

Item 14.  Indemnification of Directors and Officers

Massachusetts Business Corporation Act

Section 8.59. Exclusivity of Subdivision

The indemnification and advancement of expenses provided by, or granted pursuant to, this subdivision shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Restated Articles of Incorporation of Commonwealth Annuity and Life Insurance Company (formerly Allmerica Financial Life Insurance and Annuity Company)

6.9 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph 6.9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Bylaws of Commonwealth Annuity and Life Insurance Company (formerly Allmerica Financial Life Insurance and Annuity Company)

Article VI of the Bylaws of Commonwealth Annuity and Life Insurance Company (the Depositor) states: The Corporation shall indemnify to the full extent permitted by applicable law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if such person if finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or other enterprise. The Corporation shall accept such undertaking without reference to the financial ability of such person to make repayment. Notwithstanding the foregoing, no indemnification shall be provided for any person with respect to any matter as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that the action was in best interests of the

2

Corporation or other enterprise. No matter disposed of by settlement, compromise, the entry of a consent decree or the entry of any plea in a criminal proceeding, shall of itself be deemed an adjudication of not having acted in good faith in the reasonable belief that the action was in the best interest of the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16.  Exhibits and Financial Statement Schedules

(a)         Exhibits

1.1	Form of Underwriting Agreement*
1.2	Form of Amendment to Broker-Dealer Selling Agreement*
3.1

Restated Articles of Organization of Allmerica Financial Life Insurance and Annuity Company (incorporated by reference to Exhibit 6 of the initial registration statement on Form N-4 filed by Commonwealth Annuity Separate Account A on March 2, 2007 (File Nos. 333-141019; 811-22024))

3.2

Amended and Restated Bylaws of Commonwealth Annuity and Life Insurance Company (incorporated by reference to Exhibit 3.2 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

4.1	Form of contingent deferred annuity contract*
4.2	Form of contingent deferred annuity application*
5	Legal opinion of Sarah M. Patterson, Senior Vice President, Associate General Counsel and Assistant Secretary for Commonwealth Annuity and Life Insurance Company*
10	*
21	Subsidiaries of Commonwealth Annuity and Life Insurance Company*
23.1	Consent of Eversheds Sutherland (US) LLP*
23.2	Consent of [ ], the independent registered public accounting firm for Commonwealth Annuity and Life Insurance Company*
24.1

Powers of Attorney for John J. Fowler (incorporated by reference to Exhibit 24.1 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.2

Powers of Attorney for Robert Arena (incorporated by reference to Exhibit 24.2 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.3

Powers of Attorney for David Jacoby (incorporated by reference to Exhibit 24.3 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.4

Powers of Attorney for Nicholas H. von Moltke (incorporated by reference to Exhibit 24.4 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.5

Powers of Attorney for Hanben Kim Lee (incorporated by reference to Exhibit 24.5 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.6

Powers of Attorney for Gilles M. Dellaert (incorporated by reference to Exhibit 24.6 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.7

Powers of Attorney for Peter Cai (incorporated by reference to Exhibit 24.7 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

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24.8

Powers of Attorney for Eric Todd (incorporated by reference to Exhibit 24.8 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

24.9

Powers of Attorney for David Wilken (incorporated by reference to Exhibit 24.9 of the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722))

101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
101.DEF	XBRL Taxonomy Extension Definition Linkbase*
101.LAB	XBRL Taxonomy Extension Label Linkbase*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase*
101.INS	XBRL Instance Document*

*   To be filed by post-effective amendment.

(b)         Financial Statement Schedules

Financial statements to be added by pre-effective amendment

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus

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that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brighton, Commonwealth of Massachusetts, on the 2nd day of July, 2018.

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By:	/s/ Sarah M. Patterson
Name:	Sarah M. Patterson
Title:	Senior Vice President, Associate General Counsel, and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Senior Vice President and Chief Financial Officer	July 2, 2018
John J. Fowler

*	Director, Executive Vice President and Chairman of the Board	July 2, 2018
Robert Arena

*	Senior Vice President and Chief Accounting Officer	July 2, 2018
David Jacoby

*	Director, President and Chief Executive Officer	July 2, 2018
Nicholas H. von Moltke

*	Director and Executive Vice President	July 2, 2018
Hanben Kim Lee

*	Director and Chief Investment Officer	July 2, 2018
Gilles M. Dellaert

*	Director and Chief Risk Officer	July 2, 2018
Peter Cai

*	Director	July 2, 2018
Eric Todd

*	Director	July 2, 2018
David Wilken

*Sarah M. Patterson, by signing her name hereto, does hereby sign this document on behalf of each of the above-named Directors and Officers of the Registrant pursuant to the Powers of Attorney duly executed by such persons and filed with the initial registration statement on Form S-1 filed by Commonwealth Annuity and Life Insurance Company on January 26, 2018 (File No. 333-222722).

/s/ Sarah M. Patterson
Sarah M. Patterson, Attorney-in-Fact

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